                          AGREEMENT AND PLAN OF MERGER


                                      among


                        STELLEX AEROSPACE HOLDINGS, INC.
                             a Delaware corporation,


                                   SOZE CORP.,
                             a New York corporation,


                                       and


                          MONITOR AEROSPACE CORPORATION
                             a New York corporation




                                 April 28, 1998

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1
     MERGER; CLOSING; EFFECTIVE TIME; DEFINITIONS..............................1
          1.1      The Merger..................................................1
          1.2      Closing:  Effective Time....................................1
          1.3      Articles of Incorporation:  Bylaws..........................2
          1.4      Directors and Officers......................................2
          1.5      Definitions.................................................2

ARTICLE 2
     MERGER CONSIDERATION;
     CONVERSION OF SHARES IN THE MERGER.......................................11
          2.1      Terms of Merger............................................11
          2.2      Payment for Company Common Stock...........................12
          2.3      Determination and Payment of Merger Consideration..........13
          2.4      Escrow Agreement and Pension Escrow Fund...................13
          2.5      Closing Procedures.........................................14
          2.6      Closing of Company Transfer Books..........................14
          2.7      Transfer Taxes.............................................14

ARTICLE 3
     REPRESENTATIONS AND
     WARRANTIES OF THE COMPANY................................................14
          3.1      Organization; Powers.......................................14
          3.2      Authorization of Transaction; Noncontravention.............15
          3.3      Capitalization; Shares.....................................16
          3.4      Financial Statements.......................................17
          3.5      Litigation.................................................18
          3.6      Tax Returns................................................18
          3.7      No Defaults................................................20
          3.8      Properties.................................................20
          3.9      Governmental Approvals.....................................20
          3.10     Intellectual Property......................................21
          3.11     Compliance With Laws; Environmental Matters................23
          3.12     ERISA......................................................24
          3.13     Insurance..................................................25
          3.14     Labor Matters..............................................26
          3.15     Force Majeure..............................................26
          3.16     Books and Records..........................................26

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

          3.17     Accounts Receivable; Inventory.............................26
          3.18     Brokers' Compensation......................................27
          3.19     Contracts..................................................27
          3.20     Bank Accounts..............................................30
          3.21     Suppliers..................................................30
          3.22     Customers..................................................30
          3.23     No Material Misstatements..................................30
          3.24     Government Contracts.......................................31
          3.25     Product Liability; Warranties..............................32
          3.26     Absence of Undisclosed Liabilities.........................33
          3.27     Absence of Undisclosed Changes.............................33
          3.28     Affiliate Transactions.....................................33
          3.29     Dividends..................................................33

ARTICLE 4
     REPRESENTATIONS AND WARRANTIES OF BUYER..................................34
          4.1      Organization, Standing and Power...........................34
          4.2      Authority of Buyer; No Violation...........................34
          4.3      Litigation.................................................35
          4.4      Brokers or Finders.........................................35
          4.5      Financing..................................................35

ARTICLE 5
     ADDITIONAL COVENANTS AND AGREEMENTS......................................35
          5.1      Access to Information......................................35
          5.2      Conduct of Business by the Company and its Subsidiaries....36
          5.3      Regulatory Matters.........................................38
          5.4      Audit/Updated Financial Information........................39
          5.5      Further Assurances.........................................39
          5.6      Releases...................................................39
          5.7      Transaction Proposals......................................40
          5.8      Notice of Certain Events...................................40

ARTICLE 6
     CONDITIONS...............................................................41
          6.1      Conditions Precedent to Obligations of Buyer and MergerSub.41
          6.2      Conditions Precedent to Obligations of the Company.........44

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 7
     TERMINATION..............................................................45
          7.1      Termination................................................45
          7.2      Effect of Termination or Failure to Consummate Merger......46
          7.3      Termination Payment........................................46
          7.4      Expenses...................................................46

ARTICLE 8
     BUYER'S NOTE OFFSETS; SURVIVAL OF REPRESENTATIONS
      AND WARRANTIES..........................................................47
          8.1      Survival of Representations and Warranties.................47
          8.2      Buyer's Note Payment Offsets; Exclusive Remedy.............47
          8.3      Procedure for Payment Offsets for Third-Party Claims.......48
          8.4      Buyer's Note Payment Offsets for Non-Third Party Claims....49

ARTICLE 9
     GENERAL..................................................................50
          9.1      Notices....................................................50
          9.2      Extension; Waiver..........................................51
          9.3      Choice of Law; Consent to Jurisdiction.....................51
          9.4      Amendment; Entire Agreement................................51
          9.5      Counterparts; Headings.....................................52
          9.6      Expenses...................................................52
          9.7      Publicity..................................................52
          9.8      Severability...............................................53
          9.9      No Third Party Beneficiaries; Assignment...................53
          9.10     Confidentiality............................................53


     Exhibits
     A    Amended and Restated Certificate of Incorporation of the Company
     B    Buyer's Note
     C    Escrow Agreement
     D    Letter of Transmittal
     E-1  NonCompetition Agreement-Monitto
     E-2  Monitor Asia Agreements
          -Purchase and Sale Agreement
          -Sales Representative Agreement
     F    Opinion of Company's Counsel

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

     G-1    Term Sheet-Andrews
     G-2    Goldberg Consulting Agreement
     H      Opinion of Buyer's Counsel
     I      Release

     Schedules

     A      Closing Liability Schedule
     1.4    Officers of Surviving Corporation and Subsidiary
     2.3    Shareholders; Amount Payable to each Shareholder
     3.1    Directors and Officers of the Company and Subsidiary
     3.2    Consents
     3.3    Shareholders; Outstanding Debt
     3.4    Projections
     3.5    Litigation
     3.6    Taxes
     3.8    Real Property Owned or Leased
     3.9    Government Approvals
     3.10   Intellectual Property
     3.11   Compliance with Laws; Environment
     3.12   ERISA; Benefit Plans
     3.13   Insurance
     3.14   Employment Agreements
     3.17   Inventory Locations
     3.19A  Major Contracts
     3.19B  Purchase and Sale Transactions
     3.19C  Exceptions
     3.20   Bank Accounts
     3.21   Suppliers
     3.22   Customers
     3.24   Government Contracts
     3.25   Product Liability; Warranties
     3.27   Material Adverse Changes
     3.28   Affiliate Transactions
     4.2    Consents of Buyer
     5.2    Activities from 2/28/98 to Closing
     6.2(h) Bonuses

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 28, 1998 by and among STELLEX AEROSPACE HOLDINGS, INC., a Delaware corporation ("Buyer"), SOZE CORP., a New York corporation that is a wholly-owned subsidiary of Buyer ("MergerSub"), and MONITOR AEROSPACE CORPORATION, a New York corporation (the "Company").

     Buyer and the Company desire to have MergerSub merge with and into the Company (the "Merger"), as the result of which the Company will be the surviving corporate entity, with the Merger to be upon the terms and subject to the conditions set forth herein. The Shareholders and each of the Boards of Directors of Buyer, MergerSub, and the Company have duly approved this Agreement. Capitalized terms used herein shall have the meanings given to them or referred to in Section 1.5 hereof.

     In consideration of the premises and the mutual covenants, representations, warranties, and agreements contained herein, Buyer, MergerSub and the Company agree as follows:

                                    ARTICLE 1
                  MERGER; CLOSING; EFFECTIVE TIME; DEFINITIONS

     1.1 The Merger. At the Effective Time and in accordance with the terms and conditions of this Agreement, the Company and MergerSub shall consummate the Merger in which (i) MergerSub shall be merged with and into the Company and the separate corporate existence of MergerSub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall become a wholly-owned subsidiary of Buyer, and (iii) the Company shall continue its corporate existence under the laws of the State of New York with all its rights, privileges, powers, franchises, assets, liabilities and obligations unaffected by the Merger. The Merger shall have the effects set forth in Section 906 of the Business Corporation Law of the State of New York ("BCL"). The Company after the Merger is sometimes referred to herein as the "Surviving Corporation."

     1.2 Closing: Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 hereof, the Closing of the transactions contemplated by the terms of this Agreement shall take place as soon as reasonably practicable (and in any event within five (5) Business Days) after the date on which all of the conditions set forth in Article 6 of this Agreement have been satisfied or waived in writing, at the offices of Windels, Marx, Davies & Ives, 156 West 56th Street, New York, New York (such date, the "Closing Date"). At the Closing, the Company and MergerSub shall execute a certificate of merger ("Certificate of Merger") and cause the Certificate of Merger to be delivered for filing with the Secretary of State of the State of New York in accordance with the BCL. The Merger shall become effective in accordance with the BCL upon the filing of the

Certificate of Merger with the Secretary of State of New York, which Certificate of Merger shall be filed on the Closing Date, or at such time thereafter as Buyer and the Company may agree upon in writing in such Certificate of Merger (the "Effective Time").

     1.3 Articles of Incorporation: Bylaws. At the Effective Time (a) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated as set forth in Exhibit A hereto and as so amended and restated shall become the Amended and Restated Certificate of Incorporation of the Surviving Corporation, and (b) the Bylaws of MergerSub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

     1.4 Directors and Officers. The directors of MergerSub immediately prior to the Effective Time and the individuals identified on Schedule 1.4 hereto to be officers of the Surviving Corporation, from and after the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed in accordance with the Bylaws of the Surviving Corporation (and Buyer, as the then sole shareholder of the Surviving Corporation, and the Surviving Corporation shall take such action as may be appropriate to elect or appoint such persons as directors and officers of the Surviving Corporation and the Subsidiaries).

     1.5 Definitions. In addition to capitalized terms otherwise defined herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.5:

     "Affiliate" shall mean, with respect to any Person, at the time in question, any shareholder, officer or director of such Person, any Affiliate of any shareholder, officer or director of such Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person. For purposes of the preceding definition, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Andrews Employment Agreement" means the Employment Agreement between the Company and R. Bruce Andrews effective December 1, 1995, as amended August 9, 1997 and March 25, 1998.

     "Applicable Law" shall mean a statute, law, treaty, rule, code, ordinance, regulation, permit license, certificate, Governmental Approval, order, judgment, decree, injunction, writ, or other binding determination or like action of any Governmental Authority, including all Environmental, Health or Safety Requirements of Law, as in effect from time to time.

     "Asbestos Containing Material" shall mean any material containing more than one percent (1%) asbestos by weight.

     "BCL" means the New York State Business Corporation Law.

     "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Best Efforts" means the reasonable best efforts that a prudent person desirous of achieving a result would use in similar circumstances to insure that such result is achieved as reasonably expeditiously as possible.

     "BT Alex Brown" shall have the meaning set forth in Section 3.18.

     "Buyer" shall have the meaning set forth in the introductory paragraph hereof.

     "Buyer's Note" shall mean the Non-Negotiable Promissory Note, substantially in the form of Exhibit B hereto, issued by the Surviving Corporation to the Majority Noteholder as a representative of the Noteholders. The Buyer shall be entitled to offset payments due or to become due under the Buyer's Note in accordance with the provisions of Article VIII and those set forth in the Buyer's Note.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

     "Certificate" means a stock certificate evidencing ownership of shares of Common Stock immediately prior to the Effective Time.

     "Claim" shall mean any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, ordinance or regulation, common law or otherwise.

     "Claim Notice" shall have the meaning set forth in Section 8.3(a).

     "Closing" means the performance by the parties and satisfaction of all of the conditions set forth in Article 6, which shall take place as provided in
Section 1.2.

     "Closing Certificate" means the closing certificate referred to in Section 6.1(l).

     "Closing Date" shall have the meaning set forth in Section 1.2.

     "Closing Liability Schedule" shall have the meaning set forth in Section 2.3(a).

     "Common Stock" means the common stock, without par value, of the Company.

     "Company" shall have the meaning set forth in the introductory paragraph herein.

     "Company Financial Statements" shall have the meaning set forth in Section 3.4.

     "Company Value" means $95,000,000.

     "Contaminant" shall mean any waste, pollutant, hazardous or toxic substance, hazardous or toxic waste, petroleum or petroleum derived substance or waste, any radioactive material, including but not limited to, any source, special nuclear or byproduct material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, asbestos in friable condition, polychlorinated biphenyls, or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in federal, state, local or foreign laws or regulations (including, without limitation, under any Environmental, Health or Safety Requirements of Law.)

     "Contracts" shall mean all contracts, agreements, guaranties, indentures, bonds, options, leases, security agreements, easements, collective bargaining agreements, licenses, contractual commitments or binding agreements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon the Company or any of its Subsidiaries or to which the property or assets of the Company or any of its Subsidiaries may be subject.

     "Current Assets" shall mean the Company's Current Assets determined in accordance with GAAP.

     "Current Liabilities" shall be the Company's Current Liabilities determined in accordance with GAAP, but such amount shall exclude the current portion of long-term debt.

     "Defective Product Action" has the meaning set forth in Section 3.25(a).

     "EAB" shall mean European American Bank.

     "Environmental, Health or Safety Requirements of Law" shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit, license, order, decree or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, human health and/or safety, including but not limited to the Clean Air Act, the Clean Water Act, RCRA, CERCLA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Environmental Reports" shall have the meaning set forth in Section 3.11.

     "Equipment Purchase Leases" means the equipment purchase lease agreements in effect on the Closing Date with lessors, including, without limitation, Paramist Funding Corp., Jacom Computer Services Inc., GE Capital Fleet Services, IBM Credit Corporation, Yale Industrial Trucks, ORIX Credit Alliance, Inc., Colonial Pacific Leasing, and Yale Financial Services.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Company, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Escrow Agent" means the Escrow Agent set forth in the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement described in Section 2.4 to be entered into between the Buyer, the Company, the Majority Noteholder and the Escrow Agent, substantially in the form of Exhibit C hereto.

     "Excluded Share" means any share of Common Stock that immediately prior to the Closing Date is held by MergerSub, a Subsidiary or by the Company in its treasury.

     "Existing Liens" means Permitted Liens and Liens under the Loan Agreements.

     "Expiration Date" shall have the meaning set forth in Section 8.1.

     "Fleet Bank Mortgage Loan Documents" means the Amended, Consolidated and Restated Mortgage Note in the principal amount of $3,675,000, as amended, and all instruments and agreements executed by the Company with, or in favor of, Fleet Bank, N.A., including the mortgage modification and extension agreement executed by the Company in favor of Fleet Bank, N.A.

     "Force Majeure" shall mean an act of God, fire, flood, storm, strike or labor difficulties, riot, insurrection, act of war (whether declared or otherwise), act of Governmental Authority or other extraordinary event, in each case beyond the control of and without the fault or negligence of the party claiming Force Majeure.

     "GAAP" means United States generally accepted accounting principles consistently applied.

     "GE Capital Loan Documents" means the equipment financing agreements in the original aggregate principal amount of $4,828,479.31, as amended, and all instruments and agreements executed by the Company in connection therewith.

     "Governmental Approval" shall mean any material authorization, certificate, consent, approval, waiver, exception, variance, franchise, permission, permit, exception, filing, publication, declaration, notice, license, right or other form of required permission from, of or with any Governmental Authority, and shall include, without limitation, each siting, environmental and operating permit and license that is required for the ownership, use and operation of any facility owned or leased by the Company or either of its Subsidiaries, or the conduct by the Company or either of its Subsidiaries of their businesses.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Government Contract" means any prime government Contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, or other contractual commitment of any kind, or a bid which if accepted would result in any of the foregoing, in each instance between the Company or any of its Subsidiaries and (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above.

     "HSR Act" has the meaning set forth in Section 6.1(k).

     "Intellectual Property" shall mean any patent, copyright, trademark, trade name, service mark, logo, Internet domain name or industrial design, any registrations thereof and pending applications therefor (to the extent applicable), any other intellectual property right (including, without limitation, any invention, know-how, trade secret, formula, algorithm, process, confidential or proprietary report or information, customer list or membership list, any computer program, software, source code, object code, database or data right, and any system, user, programmer, maintenance, installation or other form of documentation or other material related thereto), any license or other contract relating to any of the foregoing, and any goodwill associated with any business owning, holding or using any of the foregoing.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

     "IRS" means the Internal Revenue Service or any successor agency.

     "Knowledge" or "to the best knowledge of" means to the actual knowledge of
(A) in the case of the Company, Douglas Monitto, Bruce Andrews, Lawrence Goldberg, Neil Seiden, Douglas Whitlock, David Sylvain, Gary Kahrau, Paul Kowack, Terry Walley and Chris Nagowski, and (B) in the case of the Buyer or MergerSub, any officer or director of Buyer and MergerSub; but, in either case, such terms shall not include imputed knowledge.

     "Letter of Transmittal" shall have the meaning set forth in Section 2.2(b).

     "Liabilities and Costs" shall mean all indebtedness, claims, liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, reasonable attorney, expert, engineering and consulting fees and costs and any fees and costs associated with any investigation, feasibility, or Remedial Action studies), fines, penalties and monetary sanctions, and interest, whether accrued, absolute or contingent, and whether or not of a kind required by GAAP to be set forth on a financial statement or in notes thereto.

     "Lien" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance, security interest of any kind, lease, conditional sales contract, reversionary interest, right of first refusal, easement or other adverse claim or right, or any agreement to grant or furnish any of the foregoing.

     "Loan Agreements" means collectively, the Fleet Bank Mortgage Loan Agreements, the GE Capital Loan Agreements, the NYJDA Loan Agreements, the Stock Redemption Notes, the Revolving Credit Agreements, and the Equipment Purchase Leases.

     "Losses" means all claims, demands, liabilities, obligations, losses, fines, costs, proceedings, suits, actions, causes of action, judgments, awards, deficiencies, assessments, damages (whether or not resulting from third party claims, governmental actions or otherwise), including, without limitation, out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses.

     "MAIC" means Monitor Aerospace International Corp., a New York Corporation, which is a wholly owned subsidiary of the Company.

     "Major Customers" has the meaning set forth in Section 3.22.

     "Majority Noteholder" means one or more Noteholders owning a majority of the percentage interest in the Buyer's Note as set forth on Schedule 2.3.

     "Material Adverse Effect" means any condition, event, change, or occurrence which is or would reasonably be expected to be materially adverse to either (i) the business, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries on a consolidated basis, (ii) the operation or use of any material facility of the Company or its Subsidiaries, or (iii) the ability of the parties hereto to consummate the transactions contemplated hereby.

     "Material Contract" shall have the meaning given to such term in Section 3.19.

     "Merger Consideration" shall mean the amount determined in accordance with
Section 2.3 hereof and payable by the Buyer to the Shareholders on the Closing Date in accordance with Schedule 2.3 hereof.

     "MergerSub" shall have the meaning set forth in the introductory paragraph herein.

     "MMC" means Monitor Marine Products, Inc., a New York Corporation which is a wholly owned subsidiary of the Company.

     "Monitor Asia Agreements" means the agreements set forth as Exhibit E-2 hereto including the (i) Purchase and Sale Agreement whereby certain assets, agreements, licenses and liabilities of the Company will be transferred to a company owned by Mr. Monitto simultaneously with the Closing, and (ii) Sales Representative Agreement whereby a company owned by Mr. Monitto will act as a representative of the Company for certain products and services.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by the Company or an ERISA Affiliate.

     "Noteholders" means Douglas Monitto, Lawrence G. Goldberg and R. Bruce Andrews, as their interests shall appear (as set forth on Schedule 2.3).

     "NPL" is defined in Section 3.11(c)(ii).

     "NYJDA Loan Agreement" means the $5,600,000 Third Mortgage Loan made by New York Job Development Authority to the Company dated December 30, 1992.

     "OSHA" shall mean the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq., any amendments thereto, and any successor statutes.

     "Payment Event" shall have the meaning set forth in Section 7.3.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Escrow Fund" means the portion of the Merger Consideration placed in escrow pursuant to the provisions of Section 2.4.

     "Pension Plan" means the Monitor Aerospace Corporation Retirement Plan.

     "Permitted Liens" shall mean:

          (i) Liens for Taxes on Property not yet due and payable or which are being diligently contested in good faith and by appropriate proceedings diligently conducted, and for which the Company or such Subsidiary has set aside full and adequate reserves on its books as required by GAAP;

          (ii) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being diligently contested in good faith by appropriate proceedings and for which the Company or its Subsidiaries shall have set aside full and adequate reserves on its books as required by GAAP;

          (iii) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA;

          (iv) Liens incurred or deposits made in the ordinary course of business to secure surety bonds provided that such Liens shall extend only to cash collateral for such surety bonds; and

          (v) Liens set forth on Schedule 3.8.

     "Person" means any individual, corporation, association, limited liability company, partnership, joint venture, trust, unincorporated organization, Governmental Authority or other entity.

     "Plan" shall have the meaning given in ERISA ss.3(3) (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Property" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company or a Subsidiary.

     "Purchase and Sale Transaction" is defined in Section 3.19(B).

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., any amendments thereto or any successor statutes.

     "Release" shall have the same meaning as set forth in 42 U.S.C. ss.
9601(22).

     "Response Action" shall have the same meaning as set forth in 42 U.S.C. ss. 9601(25).

     "Restricted Stock Bonus Plan" means the Company's Restricted Stock Bonus Plan.

     "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA.

     "Revolving Credit Agreements" means the Revolving Credit Agreement between EAB, as Agent, and the Company dated as of March 31, 1997, as amended, and all instruments and agreements executed by the Company or MAIC with, or in favor of, EAB and the parties participating therein.

     "Shareholder Side Agreement" means the Shareholder Side Agreement dated the date hereof executed by each of the Shareholders in favor of the Buyer and MergerSub.

     "Shareholders" means the holders of record of capital stock of the Company either as of the date hereof or prior to or as of the Closing Date, as applicable.

     "Shareholders Equity" shall mean the shareholders equity of the Company as determined in accordance with GAAP.

     "Stock Redemption Notes" mean two subordinated unsecured notes aggregating $1,795,000 issued by the Company to Mr. Guy Lepore in connection with the repurchase and retirement of 210 shares of Common Stock.

     "Subsidiary" or "Subsidiaries" shall mean MAIC and/or MMC, as appropriate.

     "Surviving Corporation" shall have the meaning given to such term in
Section 1.1.

     "Taxes" shall mean any and all Federal, state, local or foreign taxes, charges, fees, levies, other assessments in the nature of taxes, interest or penalties, including (without limitation) those measured by or referred to as income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, ad valorem, profits, employment, severance, stamp, premium, value added, windfall profits, customs duties or similar fees, transfer and recordings taxes, fees and charges.

     "Tax Return" shall mean any return, declaration, claim for refund, information return, report or statement in relation to Taxes, including any schedule or attachment thereto or amendment thereof.

     "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

     "Threshold Amount" has the meaning set forth in Section 8.2(b).

     "Transaction Proposal" has the meaning set forth in Section 5.7.

     "Working Capital" shall mean the difference between the Company's Current Assets and Current Liabilities.

                                    ARTICLE 2
                              MERGER CONSIDERATION;
                       CONVERSION OF SHARES IN THE MERGER

     2.1 Terms of Merger. Upon the Merger becoming effective:

     (a) At the Closing Date and subject to the terms hereof, without any action on the part of the holder, all outstanding shares of Common Stock (other than any Excluded Share) that are issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive the Merger Consideration. Certificates representing outstanding shares of Common Stock shall, after the Effective Time, represent only the right to receive from Buyer the portion of the Merger Consideration applicable to such shares, subject to the terms hereof. Until presented and surrendered to Buyer in accordance with the terms hereof, each Certificate which represented issued and outstanding Common Stock shall be deemed for all purposes to evidence ownership of the applicable portion of the Merger Consideration for such shares. Except for interest payable on the funds represented by the Buyer's Note, no interest shall accrue or be payable with respect to the Merger Consideration.

     (b) Each Excluded Share shall be canceled and retired, and no securities shall be issuable and no cash paid with respect thereto.

     (c) Each share of common stock of MergerSub issued and outstanding at the Effective Time shall, without any action on the part of the holder thereof, become and be converted into one share of the common stock of the Surviving Corporation. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

     2.2 Payment for Company Common Stock.

     (a) At the Closing, the Buyer and MergerSub shall deliver:

     (i) to each holder of Common Stock of the Company, the portion of the Merger Consideration specified on Schedule 2.3 hereof against the delivery by each holder of a Certificate or Certificates representing such holder's shares of Common Stock and an executed Letter of Transmittal;

     (ii) to the Majority Noteholder, the Buyer's Note, substantially in the form of Exhibit B; and

     (iii) to the Escrow Agent, the Pension Escrow Fund.

     (b) Promptly upon the signing of this Agreement, Buyer shall cause to be mailed to each Shareholder a letter of transmittal and instructions for use in effecting the surrender of the Certificates ("Letter of Transmittal") in the form of Exhibit D hereto. If payment is to be made with respect to shares of Common Stock to a Person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that (i) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer,
(ii) the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of Buyer that such Tax has been paid or is not applicable and (iii) the Shareholder and/or such Person shall otherwise comply with the provisions of the Letter of Transmittal. If any Certificates are issued to a minor, such Certificates and the Letter of Transmittal shall be executed by the trustee, custodian or other person authorized to act on behalf of such minor and shall otherwise be in conformity with the Uniform Gifts to Minors Act and other relevant legal requirements.

     (c) In the event any Certificate representing Common Stock shall have been lost, stolen, or destroyed, Buyer shall deliver in exchange for such lost, stolen, or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such payment as may be required pursuant hereto; provided, however, that the Surviving Corporation or Buyer may, in its discretion and as a condition precedent to any such payment, require the owner of such lost, stolen, or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation,

Buyer, or any other party with respect to the Certificate alleged to have been lost, stolen, or destroyed.

     2.3 Determination and Payment of Merger Consideration.

     (a) The Merger Consideration shall be determined by deducting from $95,000,000 ("Company Value"), the liabilities and expenses of the Company in the categories listed on the attached Schedule A ("Closing Liability Schedule") calculated as of the Closing Date. The Closing Liability Schedule will be prepared and certified by R. Bruce Andrews and the controller of the Company, detailing all expenses and liabilities listed in the categories set forth therein as of the Closing Date.

     (b) The Merger Consideration shall be payable as follows:

          (i)  $5,180,000 will be payable in the form of the Buyer's Note;

          (ii) The Pension Escrow Fund shall be delivered to the Escrow Agent to be disbursed in accordance with the Escrow Agreement; and

         (iii) The remainder of the Merger Consideration will be payable in cash to the Shareholders, provided that the Buyer may rely on
               Schedule 2.3 hereto with respect to the identity and number of shares held by each Shareholder, and the amount and portion of the Merger Consideration to be paid to each Shareholder, which
               Schedule 2.3 shall be finalized and presented to Buyer no later than three business days prior to the Closing Date.

     2.4 Escrow Agreement and Pension Escrow Fund.

     (a) A portion of the Merger Consideration ("Pension Escrow Fund") will be placed in escrow for the purpose of paying all costs and liabilities incurred by the Company in connection with termination of the Pension Plan, including legal, accounting, actuarial and other expenses which would be incurred in connection with the termination of the Pension Plan. The amount of the Pension Escrow Fund shall be $4,000,000. Concurrently with the execution of this Agreement, the Company shall have delivered to Buyer an actuarial report of Sedgwick Noble Lowndes providing an estimate of termination liabilities as of May 31, 1998 for the Pension Plan and the value of Pension Plan assets as of a recent date. Between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement pursuant to Section 8.1), the Pension Plan assets shall be invested in securities and other instruments reasonably acceptable to the Buyer.

     (b) The Pension Escrow Fund will be disbursed by the Escrow Agent in accordance with the Escrow Agreement substantially in the form of Exhibit C hereto. Subject to Section 2.4(c) below, after the Closing, the Buyer shall cause the Company to take all actions reasonably necessary to effectuate the termination of the Pension Plan. In the course of effectuating the termination of the Pension Plan, the Company shall comply with all Applicable Law, including ERISA.

     (c) After the Closing, at the election of the Buyer, if the cost to terminate the Pension Plan exceeds or is expected to exceed the Pension Escrow Fund, including any interest accrued thereon, the Buyer shall have the right to withdraw the termination of the Plan and make a claim under the Escrow Agreement for the full amount of the Pension Escrow Fund.

     2.5 Closing Procedures. At the Closing, the Company will deliver to Buyer the Closing Liability Schedule and the Closing Certificate.

     2.6 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of capital stock of the Company shall thereafter be made. If, after the Effective Time, Certificates formerly representing shares of Common Stock are presented to Buyer or the Surviving Corporation, as the case may be, they shall be canceled and exchanged for the portion of the Merger Consideration into which such shares are convertible under Section 2.1.

     2.7 Transfer Taxes. The Surviving Corporation shall bear and pay any applicable sales, transfer, stamp, documentary, and other similar Taxes (which shall be reflected on the Closing Liability Schedule), other than any Taxes based on income, and governmental fees that are due or payable as a result of the transactions contemplated by this Agreement.

             ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of Buyer and MergerSub as follows:

     3.1 Organization; Powers.

     (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where failure to so qualify and/or be in good standing would not have a Material Adverse Effect.

     (b) Each of the Company and its Subsidiaries has the requisite corporate power and authority and all necessary Government Approvals to own, lease and operate its Properties and to carry on its business as it is presently being conducted. The Company has heretofore made available to Buyer and MergerSub a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended to date, of the Company and each of its Subsidiaries. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Certificate of Incorporation or By-Laws.

     (c) Schedule 3.1 lists each director and officer (including the title/position held) of the Company and each Subsidiary.

     3.2 Authorization of Transaction; Noncontravention.

     (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (b) Other than as set forth on Schedule 3.2, neither the execution and the delivery by the Company of this Agreement, the performance by it of its obligations hereunder, nor the consummation by it of the transactions contemplated hereby to be consummated by it in accordance with the terms hereof will (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, (ii) violate or conflict with any law, rule, regulation or any court or administrative order, judgment, decree, injunction or other binding action or requirement of any Governmental Authority to or by which the Company or any of its Subsidiaries (or any of their material Property) is a party or is bound, (iii) require the approval of or a filing or registration with any Governmental Authority (other than the filing of the Certificate of Merger and any filings under the HSR Act),
(iv) whether after notice or lapse of time or both, violate, breach or conflict with any provision of, result in the loss of a material benefit under, give the other parties thereto any rights or benefits not otherwise applicable under, or permit the termination or acceleration of any Material Contract or Purchase and Sale Transaction, (v) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Material Contract or Purchase and Sale Transaction, or (vi) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries.

     3.3 Capitalization; Shares.

     (a) The authorized capital stock of the Company consists of 5,700 shares of capital stock, of which (i) 2,200 shares are Common Stock, without par value,
(ii) 2,000 shares are Class A Preferred Stock, par value $100 per share, and
(iii) 1,500 shares are Class B Preferred Stock, par value $100 per share. 1,038.0014 shares of Common Stock are outstanding and are validly issued, fully paid, and nonassessable. As a result of the transactions contemplated by this Agreement, an additional 63.1977 shares of Common Stock will be issued under the Andrews Employment Agreement on or prior to the Closing Date, which shares, upon issuance, will be validly issued, fully paid and nonassessable. No shares of Preferred Stock are issued or outstanding.

     (b) Except as set forth in Section 3.3(a) above, there are no shares of capital stock or other equity or voting securities of the Company issued, reserved for issuance or outstanding. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.3(a) above, there are no outstanding options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make payment in respect of any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except as set forth in Schedule 3.3, there are no proxies with respect to the shares of capital stock of the Company or any of its Subsidiaries and there are no agreements or understandings between or among any Persons which affect or relate to the voting or giving of written consents with respect to any security of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.3, there are no agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act of 1933, as amended. The Company has not adopted a shareholders' rights plan. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

     (c) Schedule 3.3 contains a true, accurate, and complete list of the names of the Shareholders of record and the number and class of shares held of record by each Shareholder as of the date hereof, and as at the Effective Time after giving effect to the shares of Common

Stock to be issued pursuant to the issuance of stock under the Andrews Employment Agreement. All issued and outstanding shares of capital stock of the Company is owned of record by the Shareholders as set forth in Schedule 3.3. Immediately prior to the Effective Time, the shares of Common Stock set forth on
Schedule 3.3 shall be owned by the Shareholders free and clear of any Liens, encumbrances, security agreements, claims, equities, charges, restrictions, voting agreements, proxies, options, rights of first refusal, calls, contractual rights or other interests.

     (d) The Company has no Subsidiaries other than MAIC and MMC, and does not own or hold or have the right to acquire any equity interest in any Person, directly or indirectly. All of the outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and non-assessable and not subject to preemptive or similar rights. The Company owns all of the capital stock of MAIC and MMC, free and clear of all Liens, and there are no outstanding options, warrants, or other rights in or with respect to the unissued or treasury shares of capital stock of MAIC or MMC, or any other securities convertible into capital stock of MAIC or MMC.

     (e) Schedule 3.3 sets forth the outstanding indebtedness for borrowed money of the Company and its Subsidiaries. Except as set forth on Schedule 3.3, neither the Company nor any of the Subsidiaries is in conflict with or in default or violation of (with or without the giving of notice or lapse of time or both) of any of the material terms of such indebtedness nor has any event or condition occurred which would give the holders of such indebtedness the right to accelerate the maturity of or require repayment of such indebtedness prior to its stated maturity, other than this Agreement.

     3.4 Financial Statements. Copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of May 31, 1996 and 1997, and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for the fiscal years ended May 31, 1995, 1996 and 1997 and the notes thereto, accompanied by opinions of Holtz Rubenstein & Co., LLP, independent public accountants of the Company, and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of February 28, 1997 and 1998, and consolidated statements of income and cash flow of the Company and its Subsidiaries for the nine months ended February 28, 1997 and 1998 (collectively, the "Company Financial Statements"), duly certified by the controller and President of the Company, have been furnished to the Buyer. The Company Financial Statements (a) have been prepared in accordance with GAAP applied on a consistent basis during the periods covered thereby, (b) fairly present the consolidated financial condition of the Company as of such dates and the consolidated results of the operations of the Company for the periods ended on such dates , (c) contain and reflect all necessary adjustments and accruals for a fair presentation to the Company's consolidated financial condition and the consolidated results of its operations for the periods covered by the Company Financial Statements, (d) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes, with respect to the periods then ended and all prior periods, (e) with respect to Contracts, Purchase and Sale Transactions and commitments for the sale of goods or the provision of services by the Company and its Subsidiaries, contain and reflect adequate reserves for all anticipated losses, returns and allowances and costs in excess of anticipated receipts, and (f) do not reflect items resulting directly from the transactions contemplated by this Agreement other than accounts payable which have been paid in the ordinary course of business. Since the date of the unaudited financial statements there has been no change that would represent a Material Adverse Effect other than changes resulting directly from the transactions contemplated by this Agreement, including, without limitation (i) the liabilities set forth on the Closing Liability Schedule, (ii) the termination of the Pension Plan, and (iii) the compensation expense which the Company will recognize upon (A) issuance of shares of Common Stock to Mr. Andrews in accordance with the Andrews Employment Agreement, and (B) cancellation of restrictions on Common Stock issued under the Restricted Stock Bonus Plan. The projections attached hereto as Schedule 3.4 ("Projections") were prepared in good faith by the Company based on reasonable assumptions, and to the best knowledge of the Company, no event or condition relating to the Company's ongoing business and operations, has occurred that would make the Projections inaccurate or misleading in any material respect.

     3.5 Litigation. There are no actions, suits, proceedings, orders, decrees or judgments at law or in equity or by or before any Governmental Authority or other agency now pending or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiaries or any Property or rights of the Company or its Subsidiaries which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the right of the Company or its Subsidiaries to carry on business substantially as now being conducted or as presently contemplated or would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any Property or asset of the Company or any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Affect.

     Schedule 3.5 sets forth an accurate and complete description of every pending or, to the best knowledge of the Company, threatened legal action, claim, suit, investigation, arbitration and legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Company or any of its Subsidiaries or their respective operations, Properties, financial condition or prospects.

     3.6 Tax Returns.

     (a) The Company and its Subsidiaries have timely filed or caused to be timely filed with the appropriate taxing jurisdictions, all Federal, state, local and foreign Tax Returns required to be filed, have timely paid or caused to be timely paid all Taxes as shown on such returns or on any assessment received by them to the extent that such Taxes have become due, except (i) such Taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Company or its Subsidiaries shall have set aside on its books full and adequate reserves with respect to such Taxes as are required by GAAP, or (ii) for the Company's nonpayment of its estimated federal income tax due February 15, 1998, in the amount of $1,000,000, as a result of the anticipated reduction or elimination of the Company's federal income tax liability for the tax period prior to the Closing as a result of the transactions contemplated by this Agreement. The Company and its Subsidiaries have established on the Company Financial Statements reserves which are adequate for the payment of any Taxes not yet paid or due and payable, which reserves do not reflect items resulting from the transactions contemplated by this Agreement (including, without limitation, the compensation expense which the Company would recognize upon (A) the issuance of shares of Common Stock at Closing to Mr. Andrews in accordance with the Andrews Employment Agreement (although reserves may have been adjusted for stock issued prior to Closing), and (B) cancellation of restrictions on Common Stock issued under the Restricted Stock Bonus Plan).

     (b) Except as disclosed in Schedule 3.6, no audits or other administrative or court proceedings are pending or proposed with respect to the Company or any of its Subsidiaries that relate to any Federal, state, local or foreign Taxes.

     (c) No claim has been made by any taxing authority for material unpaid Taxes against the Company or any of its Subsidiaries that has given rise to a Lien against any assets of Property of the Company or any of its Subsidiaries.

     (d) Except as set forth in Schedule 3.6, neither the Company nor any of its Subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, or tax allocation agreement.

     (e) Except as set forth in Schedule 3.6, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the IRC, other than the affiliated group of which the Company is the common parent.

     (f) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the IRC (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the IRC (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by the Company or any of its Subsidiaries, as the case may be.

     (g) Except as set forth in Schedule 3.6, neither the Company nor any of its Subsidiaries has agreed to make nor is any required to make any adjustment under
Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

     (h) Except as set forth in Schedule 3.6, no taxable period of the Company or any Subsidiary of the Company that ended after May 31, 1992 has been subject to an audit by a relevant taxing authority.

     (i) There is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would give rise to a payment that would not be deductible by reason of Section 280G of the Code.

     3.7 No Defaults. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgement, decree, injunction or requirement of any Governmental Authority (including, without limitation, laws, rules and regulations relating to government contracting) applicable to the Company or any of its Subsidiaries or by which any Property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect. All exports and reexports made by or on behalf of the Company or any of its Subsidiaries of commodities, software, or technology of United States origin since January 1, 1993 have been in compliance in all material respects with all United States laws and regulations governing exports.

     3.8 Properties. As of the date hereof, each of the Company and its Subsidiaries has good and marketable title to all of their Properties (other than leased property), free and clear of all Liens of any nature whatsoever, except Existing Liens. As of the Effective Time, each of the Company and its Subsidiaries shall have good and marketable title to all of their Properties (other than Leased Property), free and clear of all Liens of any nature whatsoever, except Permitted Liens. Except as set forth on Schedule 3.8, each of the Company and its Subsidiaries has the right to use all material leased Property with valid and enforceable lease agreements expiring not earlier than December 31, 1998. Schedule 3.8 contains a list of all real property owned or leased by the Company or its Subsidiaries, including a summary of the principal terms of each lease. Title to such real property owned by the Company and its Subsidiaries is insurable by a nationally recognized title insurance company subject only to Permitted Liens. Each material item of tangible personal Property used by the Company or any of its Subsidiaries in connection with the operation of their businesses is in operating condition and repair, is fit for its intended purpose, and is usable in the ordinary course of business. During the past twelve months, there has not been any significant interruption in the operations of the Company or any of its Subsidiaries due to inadequate maintenance of any item of tangible personal property.

     3.9 Governmental Approvals. The Company and each Subsidiary has obtained all Governmental Approvals which Governmental Approvals are necessary for it to own, lease or operate its Properties and assets and to carry on its business as presently conducted. All such Governmental Approvals are listed on Schedule 3.9. All Governmental Approvals set forth in Schedule 3.9 have been duly obtained and are in full force and effect unless otherwise indicated on Schedule 3.9. There is no proceeding pending or, to the best knowledge of the Company, threatened which seeks, or which may be expected, to rescind, terminate, modify, condition, suspend or otherwise alter any Governmental Approval. Neither this Agreement nor the transactions contemplated hereby will cause or result in the rescission, termination, modification, suspension or alteration of any Governmental Approval, nor will they require the consent or approval of any Person with respect to any Governmental Approval (other than filings required by the HSR Act).

     3.10 Intellectual Property.

     (a) Schedule 3.10 sets forth a true, correct and complete list of all patents, copyrights, trademarks, trade names, service marks, logos and Internet domain names, any registrations thereof and pending applications therefor which are either owned by the Company or the Subsidiaries or licensed by or to the Company or the Subsidiaries and indicates, with respect to each item of Intellectual Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the date(s) of any licenses or other agreements or Contracts with respect thereto (which licenses, agreements and other Contracts are valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms). The Company and each Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business as now conducted, provided, that, with respect to any patents or trademarks that are immaterial to the business of the Company, such representation is being made only to the best knowledge of the Company. The consummation of the transactions contemplated herein will not adversely affect the nature or usefulness to the Company and its Subsidiaries of any material item of Intellectual Property.

     (b) Except as set forth in Schedule 3.10:

          (i) The Company and each Subsidiary have full legal and beneficial ownership (free and clear of any and all Liens) of, or a valid right to use (free of any material restriction), all Intellectual Property necessary for the conduct of its business, and neither the Company nor any Subsidiary has received any notice or claim (whether written, oral or otherwise) challenging the Company's or such Subsidiaries' ownership or rights in such Intellectual Property or suggesting that any other Person (except, under certain circumstances, the licensor thereof) has any claim of legal or beneficial ownership with respect thereto or otherwise raising a dispute or disagreement with respect to such Intellectual Property;

          (ii) All Intellectual Property of the Company and the Subsidiaries is legally valid and enforceable without any material qualification, limitation or restriction on its use, and the Company and the Subsidiaries have not, directly or indirectly through any of its Affiliates, received any notice or claim (whether written, oral or otherwise) challenging the validity or enforceability of any such Intellectual Property, including, without limitation, the validity or enforceability of any license or other Contract with respect to such Intellectual Property;

          (iii) Neither the use of any of the Intellectual Property owned by the Company or the Subsidiaries nor, to the best knowledge of the Company, any other Intellectual Property used or licensed by the Company or the Subsidiaries conflicts with, infringes upon, violates or interferes with or constitutes an appropriation of any right, title or interest held by any other Person, and there have been no claims made with respect thereto; and

          (iv) To the best knowledge of the Company, no other Person is infringing on any part of the Intellectual Property listed on Schedule 3.10.

          (v) Neither the Company nor any Subsidiary has done anything to diminish or otherwise adversely affect the value or usefulness of any material item of Intellectual Property, and neither the Company nor any Subsidiary has or has caused anyone to copy or reproduce copyrighted material that would materially diminish the value thereof or limit the ability of the Company or a Subsidiary of the Company to enforce its rights thereto.

          (vi) No individual employee or third party contractor of, or consultant to, the Company or its Subsidiaries who has worked on any Intellectual Property necessary to the conduct of the Company's business has any individual rights to such Intellectual Property which have not been assigned to the Company or a Subsidiary. Neither the Company nor any of its Subsidiaries has disclosed any confidential information in the possession of the Company or any of its Subsidiaries under an obligation of confidentiality to any third party, except pursuant to a valid and binding agreement that prevents disclosure or misuse of such information, except where such disclosure would not result in a Material Adverse Effect.

     (c) The Company and the Subsidiaries have not conducted the Company's business, and have not used or enforced (or failed to use or enforce) any Intellectual Property, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intellectual Property listed on Schedule 3.10, and the Company and the Subsidiaries have not taken or failed to take any action that would result in the forfeiture or relinquishment of any Intellectual Property used in the conduct of the Company's business as now conducted.

     (d) Protection and Maintenance of Intellectual Property. Except as set forth in Schedule 3.10, (i) the Company has taken all reasonable steps to (A) protect the Company's and Subsidiaries' rights to the Intellectual Property listed on Schedule 3.10 and the secrecy, confidentiality and value of their trade secrets, and (B) prevent the unauthorized use thereof by, or the unauthorized disclosure thereof to, any other Person, in each case in accordance with standard industry practice, and (ii) each of the Company and the Subsidiaries shall use its Best Efforts to maintain, or cause to be maintained, the Intellectual Property listed on Schedule 3.10 in full force and effect through the Closing and, without limitation, has renewed or has made, and will make within an applicable renewal period ending on or prior to the Closing, application to renew all of such Intellectual Property subject to expiration on or prior to the Closing. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary, nor any of their respective Affiliates, has granted to any other Person any rights or permissions to use any of the Intellectual

Property listed on Schedule 3.10. With respect to any part of the Intellectual Property which was created by the Company, the Subsidiaries or any of their agents or representatives (e.g., any copyrights, know-how, trade secrets, trade rights or confidential or proprietary reports or information of the Company),
(A) to the best knowledge of the Company, no third party has any rights (whether non-exclusive or otherwise) in such Intellectual Property, and, except pursuant to reasonably prudent safeguards, no third party has received any confidential information relating to such Intellectual Property, (B) the Company and the Subsidiaries are not under any contractual or other obligation to disclose to any third party any such Intellectual Property except pursuant to prudent and reasonable safeguards, and (C) there are no known significant defects therein and such Intellectual Property substantially conforms to all documentation and materials produced by the Company and the Subsidiaries which described such Intellectual Property.

     3.11 Compliance With Laws; Environmental Matters. Each of the representations and warranties set forth in this Section 3.11 is qualified in its entirety by all disclosures contained in Schedule 3.11, including without limitation, any environmental reports referred to therein, copies of which are in the possession of the Buyer, and in any supporting documentation relating thereto which has been so delivered to Buyer (the "Environmental Reports").

     Except as disclosed on Schedule 3.11 and in the Environmental Reports:

     (a) the operations of the Company and its Subsidiaries on a consolidated basis comply in all material respects with all Applicable Laws, including all applicable Environmental, Health or Safety Requirements of Law;

     (b) neither the Company nor its Subsidiaries, or their Properties, businesses or operations are subject to any investigation, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (i) any Environmental, Health or Safety Requirements of Law, (ii) any Response Action or (iii) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant;

          (c) (i) for the past five years, neither the Company nor any Subsidiary has filed any notice:

                    (A) under CERCLA, 42 U.S.C. ss. 9603(a), the Clean Water Act, 33 U.S.C. ss. 1321(b)(5), or any other Environmental, Health or Safety Requirements of Law reporting a Release or threatened Release of a Contaminant;

                    (B) under CERCLA, 42 U.S.C. ss. 9603(c), or any state equivalent indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or

                    (C) reporting a material violation of any applicable Environmental, Health or Safety Requirement of Law;

               (ii) neither the Company's nor any Subsidiaries' present Property is listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA ("NPL") or on the Comprehensive Environmental Response Compensation Liability Information System List or any similar state list of sites requiring Response Action;

     (d) there is not now, nor has there ever been on or in the Property of the Company or either of its Subsidiaries during the past five years:

          (i) any treatment, recycling, storage or disposal of any Contaminants at levels requiring investigation or clean up under applicable Environmental, Health or Safety Requirements of Law;

          (ii) any underground or aboveground storage tank or surface impoundment or underground injection well other than a well used as a source of recirculating cooling water; or

          (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

     (e) no Environmental Lien has attached to any property of the Company or its Subsidiaries;

     (f) all Asbestos Containing Material which is on or part of the Property does not violate any applicable Environmental, Health or Safety Requirement of Law; and

     (g) none of the products that the Company or its Subsidiaries manufactures, distributes or sells contains Asbestos Containing Material.

     3.12 ERISA.

     (a) Neither the Company nor any ERISA Affiliate maintains or contributes to any Plan other than a Plan listed on Schedule 3.12 hereto, and no ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than a Plan listed on Schedule 3.12 hereto.

     (b) Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the IRC. Except as disclosed on Schedule 3.12, neither the Company nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

     (c) Neither the Company nor any ERISA Affiliate has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. Neither the Company nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Since its last valuation date, there have been no amendments to such Plan that increase the present value of accrued benefits.

     (d) Neither the Company nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, nor has the Company or any ERISA Affiliate suffered a 70% decline in its Contribution base units within the meaning of ERISA Section 4205(h)(1)(j) in any Plan Year beginning after 1979. Neither the Company nor any ERISA Affiliate has failed to make a required installment or any other required payment under
Section 412 of the IRC on or before the due date for such installment or other payment. Neither the Company nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

     3.13 Insurance. Schedule 3.13 contains a true and complete list of all insurance policies and binders to which the Company or any of its Subsidiaries is a party or by which any of their material Properties or assets are covered, specifying the insurer, the policy number or covering note number with respect to binders and describing each pending claim thereunder of more than $100,000. All of such insurance is in full force and effect. Except as set forth in
Schedule 3.13, none of such insurance policies or binders has been issued by Affiliates of the Company or any of its Subsidiaries or cover any Persons other than the Company and its Subsidiaries and their respective directors, officers, employees, representatives or agents (in their capacities as such). The insurance coverage maintained by the Company and its Subsidiaries is in such amounts, types, and forms as are, in the opinion of management of the Company, appropriate for the Company's and its Subsidiaries' business, operations, properties, and assets. There are no outstanding unpaid claims under any insurance policy or binder set forth in

Schedule 3.13, and neither the Company nor any of its Subsidiaries has received a notice of cancellation or non-renewal of any such policy or binder. No such policy or binder is terminable, modifiable, suspendable or cancelable by the insurer by virtue of the consummation of the transactions contemplated by this Agreement.

     3.14 Labor Matters. Neither the Company nor its Subsidiaries is a party to or is subject to any collective bargaining agreement, and there are no strikes or other labor disputes against the Company or any Subsidiary pending or, to the Company's Knowledge, threatened. The Company and each of its Subsidiaries have complied in all material respects with all labor agreements and all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, and the payment of social security and other payroll related Taxes, and neither the Company nor any of its Subsidiaries has received any notice alleging a failure to comply in any material respect with any such laws, rules, regulations decrees, orders, judgments, injunctions and requirements. No material controversies, disputes or proceedings are pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to their employees. As of the date hereof, to the best knowledge of the Company, there are no activities or proceedings of any labor union to organize non-unionized employees. All payments due from the Company or its Subsidiaries or for which any claim may be made against the Company or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or its Subsidiaries, except as disclosed on Schedule 3.14. Except as disclosed on Schedule 3.14, there are no employment agreements covering the employees or directors of the Company or its Subsidiaries.

     3.15 Force Majeure. No event of Force Majeure has occurred and is continuing.

     3.16 Books and Records. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the business and affairs of the Company and such Subsidiaries and are maintained in a manner sufficient to permit the preparation of financial statements prepared in accordance with GAAP.

     3.17 Accounts Receivable; Inventory.

     (a) All accounts receivable that are reflected on the Company Financial Statements represent valid obligations arising from sales actually made or services actually performed, subject to reserves on the Company Financial Statements established in accordance with GAAP. Subject to such reserves, and subject to any additional reserves required as of the Closing as a result of events occurring subsequent to this Agreement, substantially all of the accounts receivable either have been or will be collected in full, without any material set off, in the ordinary course of the Company's and its Subsidiaries' business.

     (b) Except as set forth on Schedule 3.17, all inventory of the Company and its Subsidiaries reflected on the Company Financial Statements is owned by the Company or one of its Subsidiaries, is located on property owned or leased by the Company or one of its Subsidiaries (each location of which is listed on Schedule 3.17) or is in transit to one of such locations, and consists of a quality and quantity usable and salable in the ordinary course of business. Obsolete items and items of below-standard quality have been written off or written down to net realizable value in the Company Financial Statements. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. Other than the Existing Liens, neither the Company nor any of its Subsidiaries has given or agreed to give any Person an acknowledgment or confirmation of a Lien or any other preferential right of such Person to any of the inventory or other assets of the Company or any of its Subsidiaries, including, without limitation, any bailee letter, warehousemen's letter or similar instrument.

     3.18 Brokers' Compensation. Except for the Company's agreement with BT Alex. Brown & Co. ("BT Alex Brown"), neither the Company nor any of its Subsidiaries is a party to any agreement or has any obligation to any broker, finder, or investment banker relating to the transactions contemplated hereby.

     3.19 Contracts.

     (A) Schedule 3.19A lists all of the following agreements, other than Purchase and Sale Transactions, to which the Company or any Subsidiary is a party (each such agreement being listed under a subheading to such schedule corresponding to the lettered paragraphs below):

     (a) any Contract permitting a person to borrow money or for the deferred purchase price of property, any letter of credit, any pledge, any security agreement, any lease, any guarantee, and any subordination agreement or other similar or related type of Contract (including, without limitation, the Loan Agreements) as to which the Company or any Subsidiary is a debtor, pledgor, lessee, or obligor;

     (b) any Contract dealing with advertising, distributorship, licensing, consulting, dealership, representative, or agency relationships for an amount in excess of $50,000 per annum and which can not be terminated by the Company in accordance with its terms upon not more than thirty days' notice without penalty or cost;

     (c) any Contract pursuant to which any Person is or will become pursuant to the terms thereof entitled to any benefit or right (including, without limitation, a right to notice, termination or acceleration) upon a change in control of the Company or the sale of capital stock of the Company or any of its Subsidiaries or any of their Properties or assets, which Contract has a value or potential liability to the Company in excess of $100,000 or is otherwise material to the business of the Company;

     (d) any Contract (A) for the sale of its assets outside of the ordinary course of business, or (B) for the grant of any preferential right to purchase any of its assets, Properties, or rights;

     (e) any Contract having a value or potential liability to the Company in excess of $100,000 which obligates the Company or any Subsidiary for a period in excess of one year, to purchase, sell, or provide services, materials, supplies, merchandise, facilities, or equipment and which is not terminable without penalty by the Company or such Subsidiary on not more than 30 days' notice without penalty or cost;

     (f) any Contract for any one capital expenditure (or series of related capital expenditures), the amount of which is in excess of $100,000;

     (g) any Contract for the employment of any officer, consultant or employee, including, without limitation, any employee manual or policy (whether oral or written) or any Contract, program or policy (whether oral or written) providing for severance or similar benefits, bonuses, profit-sharing payments, post-retirement benefits or other compensation of any nature;

     (h) any Contract still in effect with any present or former officer, director, consultant or employee with respect to, or which grants any bonuses or other rights on account of a change in control of the Company or any Subsidiary or any sale of the capital stock of the Company or any of its Subsidiaries or any of their Properties or assets;

     (i) any lease, rental or occupancy agreement, license, installment or conditional sale agreement, or other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any Property (except personal property leases and installment or conditional sale agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

     (j) any joint venture, partnership, or other Contract (however named) involving a sharing of profits, losses and costs of liabilities by the Company or either Subsidiary with any other Person;

     (k) any Contract containing covenants that purport to restrict the business activity of the Company or either Subsidiary or limit their freedom to engage in any line of business or compete with any Person or any Contract that restricts any Subsidiary from paying dividends or making distributions to the Company or transferring any Property or assets to the Company or any other Subsidiary or which restricts the Company or its Subsidiaries from granting Liens on its Properties or assets;

     (l) any power of attorney granted by the Company or either Subsidiary that is currently effective; and

     (m) any other Contract not otherwise set forth on the Schedules hereto which involves an amount or has a value in excess of $100,000 or which was not entered into in the ordinary course of business consistent with past practices.

The documents identified in Schedule 3.19(A) are collectively referred to herein as the "Material Contracts," and individually as a "Material Contract." Each Material Contract is in full force and effect and is a valid and binding obligation of the Company and its Subsidiaries which are a party thereto and, to the best knowledge of the Company, the other parties thereto, and is enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or law). No event or condition has occurred which (whether with or without notice or lapse of time or both) would constitute a material default in any of the material terms of any Material Contract by the Company or any of its Subsidiaries or, to the best knowledge of the Company, by any third party thereto. Neither the Company nor any of its Subsidiaries has Knowledge of any anticipated material breach of any Material Contract.

     (B) Schedule 3.19B lists all purchase orders, sales confirmations, purchase contracts and supply contracts, including, without limitation, all Government Contracts, entered into by the Company or any Subsidiary in the ordinary course of business ("Purchase and Sale Transactions"). The Company has no Knowledge of any breach or default under any Purchase and Sale Transaction which could reasonably be expected to have a Material Adverse Effect, or, in any instance where the Company has Knowledge of any fact that may constitute a default under any of the provisions of a Purchase and Sale Transaction, neither the Company nor the other party or parties to such Purchase or Sale Transaction has indicated an intention to terminate such Purchase and Sale Transaction or to hold the other party liable thereto for damages for breach. Neither the Company nor any Subsidiary has received a notice of default from any party to a Purchase and Sale Transaction.

     (C) True and correct copies of all documents listed on Schedule 3.19A and B have been, upon request, made available to Buyer at the Company prior to the date hereof. Except as set forth in Schedule 3.19C, the Company has no Knowledge of any intention by any party to any Material Contract or Purchase and Sale Transaction to: (a) terminate such Material Contract or Purchase and Sale Transaction or materially amend the terms thereof, (b) refuse to renew such Material Contract or Purchase and Sale Transaction upon expiration thereof if renewable, or (c) renew such Material Contract or Purchase and Sale Transaction upon expiration thereof on terms and conditions which are materially more onerous to the Company and the Subsidiaries which are a party thereto than those currently set forth therein. Except as set forth on Schedule 3.19C, there are not now, nor have there been in the twelve month period prior to the date hereof, any disagreements or disputes of a serious nature which relate to the validity or interpretation of or performance under any Material Contract or Purchase and Sale Transaction. Neither the Company nor any of its Subsidiaries is under any material liability or obligation with respect to the return of inventory or products sold by the Company or any of its Subsidiaries which are in the possession of distributors, wholesalers, retailers or customers.

     3.20 Bank Accounts. Schedule 3.20 contains a true and complete list, as of the date hereof, of all bank accounts, investment accounts and safe deposit boxes existing in the name of the Company or any of its Subsidiaries, showing the name of each bank or financial institution in which the Company or either Subsidiary has such an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto and the account number of each such account or safe deposit box.

     3.21 Suppliers. The Company and its Subsidiaries have good business relationships with suppliers which are material to the Company's business. Except as set forth in Schedule 3.21, no supplier of materials or services to the Company or either Subsidiary in an aggregate amount in excess of $250,000 per year has during the last 12 months decreased materially or, to the best knowledge of the Company, threatened to decrease or limit materially, except upon the Company's or any Subsidiary's request, its provision of such materials or services. To the best knowledge of the Company, there has not occurred any termination, cancellation, or limitation of, or any material modification or change in, the business relationships of the Company or either of its Subsidiaries with any supplier of materials or services which would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not, to the best knowledge of the Company, adversely affect the relationships between the Company or any of its Subsidiaries and any such supplier.

     3.22 Customers. Schedule 3.22 sets forth a list of the largest customers of the Company and its Subsidiaries on a consolidated basis in terms of sales generated in the Company's fiscal years ended May 31, 1996 and 1997 and sales expected during the fiscal year ending May 31, 1998 (the "Major Customers"). The Company and its Subsidiaries have maintained good business relationships with the Major Customers since May 31, 1996. Except as set forth in Schedule 3.22, no Major Customer has decreased materially or, to the best knowledge of the Company, threatened to decrease materially its purchases of the services or products of the Company or any of its Subsidiaries. Except as set forth on
Schedule 3.22, since May 31, 1996, neither the Company nor any of its Subsidiaries has Knowledge of any termination, cancellation, or limitation of, or any material modification or change in, the business relationships of the Company or any of its Subsidiaries with any of the Major Customers. The consummation of the transactions contemplated hereby will not, to the best knowledge of the Company, adversely affect the relationships between the Company and its Subsidiaries and any Major Customer.

     3.23 No Material Misstatements. No representation contained herein contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

     3.24 Government Contracts.

     (a) With respect to each Government Contract to which Company or any Subsidiary is a party, except as set forth on Schedule 3.24: (i) the Company or the Subsidiary has fully complied with all applicable requirements of statute, rule, regulation or order, whether incorporated expressly, by reference or by operation of law; (ii) all representations and certifications were current, accurate and complete when made; (iii) to the best knowledge of the Company, no allegation has been made, either orally or in writing, that the Company or any of its Subsidiaries is in breach or violation of any statutory, contractual or regulatory requirement;
(iv) no termination for convenience, termination for default, cure notice or show cause notice has been issued, (v) for the past twelve months, no material cost incurred by the Company or any of its Subsidiaries pertaining to such Government Contract has been formally questioned or challenged, is the subject of any investigation (other than routine review by the Government not resulting in formal action) or has been disallowed by any Governmental Authority, and (vi) for the past twelve months, no money due to the Company or any of its Subsidiaries pertaining to such Government Contract has been withheld or set off nor has any claim been made to withhold or set off money and the Company and its Subsidiaries are entitled to all progress payments received with respect thereto.

     (b) Neither the Company, any Subsidiary, nor any directors, officers, consultants or employees of the Company or any Subsidiary is (or for the last three years has been) (i) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission regarding a Government Contract; or (ii) suspended or debarred from doing business with the U.S. Government or any state or local government or from participating in Government Contracts, or declared nonresponsible or ineligible for government contracting. Neither the Company nor any Subsidiary has conducted or initiated any internal investigation or made a voluntary disclosure to any U.S. Government, state or local government entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract. The Company knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company or any Subsidiary or any of their respective officers, directors, consultants or employees in the future.

     (c) Other than as set forth in Schedule 3.24, there exist (i) no financing arrangements with respect to performance of any current Government Contract;
(ii) no outstanding claims against the Company or any of its Subsidiaries, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and
(iii) no disputes between the Company or any of its Subsidiaries and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Except as set forth in Schedule 3.24, neither the Company nor any Subsidiary has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Except as set forth on Schedule 3.24, neither the Company nor any Subsidiary has been notified that any Government Contract is under audit by the U.S. Government or any other Person that is a party to such Government Contract (other than routine reviews by the U.S. Government not resulting in formal action).

     (d) No payment has been made by the Company or its Subsidiaries (or, to the extent that the same might result in any liability on the part of the Company or its Subsidiaries, to the best knowledge of the Company, by any Person on behalf of the Company or its Subsidiaries) in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act. The Company's and each of the Subsidiaries' cost accounting and procurement systems and the associated entries reflected in their respective financial statements with respect to Government Contracts are in compliance in all material respects with Applicable Law.

     (e) All material test and inspection results provided by the Company or any of its Subsidiaries to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured by the Company or its Subsidiaries were complete and correct in all material respects as of the date so provided. The Company and its Subsidiaries have provided all material test and inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Applicable Law and the terms of the Government Contracts.

     3.25 Product Liability; Warranties

     (a) Except as disclosed in Schedule 3.25, (i) there is no claim now pending or, to the best knowledge of the Company, threatened by or before any Governmental Authority alleging any defect in any product manufactured, shipped, sold or delivered by the Company or any Subsidiary or alleging, with respect thereto, any failure of the Company or any of its Subsidiaries to warn or any breach by the Company or any of its Subsidiaries of any express warranties or representations; (ii) there has not within the last three years been any product recall, post-sale warning, rebate offer, or similar action (collectively "Defective Product Action") conducted with respect to any product manufactured, shipped, sold or delivered by the Company or any of its Subsidiaries, or any investigation by any Governmental Authority concerning any Defective Product Action; and (iii) during the last three years, there have been no material defects in, failures to warn, or breaches by the Company or any of its Subsidiaries of express warranties or representations with respect to, any product manufactured, shipped, sold or delivered by the Company or any of its Subsidiaries.

     (b) Except as described in Schedule 3.25, there are not pending nor, to the best knowledge of the Company, threatened, any material claims under or pursuant to any warranty, whether express or implied, on products or services sold prior to the date of this Agreement by the Company or any Subsidiary.

     3.26 Absence of Undisclosed Liabilities. As of February 28, 1998, none of the Company nor any of its Subsidiaries has any Liabilities and Costs which were required to be but were not reflected in the consolidated balance sheet of the Company and its Subsidiaries included in the most recent Company Financial Statements.

     3.27 Absence of Undisclosed Changes. Since February 28, 1998, other than as set forth on Schedule 3.27, and other than the transactions contemplated by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any Property or asset of the Company or any of its Subsidiaries having, individually or in the aggregate, a Material Adverse Affect, or (c) any entry by the Company or any of its Subsidiaries into any commitment or transaction material to the Company and its Subsidiaries taken as a whole other than in the ordinary course of business. In addition, since February 28, 1998, other than as set forth on Schedule 3.27, and other than the transactions contemplated by this Agreement, (i) none of the Company nor any of its Subsidiaries has incurred any Liabilities and Costs except Liabilities and Costs incurred in the ordinary course of business consistent with past practices, (ii) the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practices and have not taken any of the actions proscribed by Section 5.2, (iii) there has not been (a) any change by the Company or any of its Subsidiaries in their accounting methods, principles and practices, (b) any reevaluation by the Company or any of its Subsidiaries of any assets (including, without limitation, any write down of inventory or writeoff of accounts receivable) other than as required by GAAP, (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the rate of compensation payable or to become payable to any officer or key employee of the Company or any Subsidiary.

     3.28 Affiliate Transactions. Except as set forth on Schedule 3.28, there are no agreements (oral or written) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof (other than Affiliates that are the Company or one of its Subsidiaries), on the other hand.

     3.29 Dividends. Since February 28, 1998, neither the Company nor any of its Subsidiaries has (i) amended its Certificate of Incorporation to alter its capital stock, (ii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock (in cash or otherwise), or (iii) purchased or redeemed any shares of its capital stock.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company that each of the following statements is true and correct on the date hereof:

     4.1 Organization, Standing and Power. Buyer is duly organized and existing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted and to consummate the transactions contemplated hereby. MergerSub is duly organized and existing as a corporation under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. MergerSub does not own, lease, or operate any properties or assets and has not carried on any business activities since its inception other than in connection with the transactions contemplated by this Agreement. MergerSub is a wholly-owned subsidiary of Buyer.

     4.2 Authority of Buyer; No Violation.

     (a) Buyer and MergerSub each have all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery by Buyer and MergerSub of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and MergerSub, and this Agreement has been duly executed and delivered by Buyer and MergerSub and is a valid and binding obligation of Buyer and MergerSub, enforceable in accordance with its terms, except in so far as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, or (ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law.

     (b) Neither the execution and delivery by Buyer or MergerSub of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Buyer and MergerSub with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of their respective Articles or Certificate of Incorporation or Bylaws; (ii) as of the Closing Date, constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which Buyer or MergerSub is a party, or by which Buyer or MergerSub or any of their respective properties or assets is bound which would cause a material adverse effect on the business, operations, condition or affairs of Buyer or MergerSub or the ability of Buyer or MergerSub to consummate the transactions contemplated hereby; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer or MergerSub or any of their respective properties or assets. No consent of, approval of, notice to, or filing with any Governmental Authority having jurisdiction over any aspect of the business or assets of Buyer or MergerSub, and no consent of, approval of, or notice to or filing with any other Person, is required in connection with the execution and delivery by Buyer and MergerSub of this Agreement or the consummation by Buyer and MergerSub of the transactions contemplated hereby, except the filing (i) of the Certificate of Merger contemplated by Section 1.2, (ii) pursuant to the HSR Act, to the extent applicable, and (iii) as set forth on Schedule 4.2.

     4.3 Litigation. There is no private or governmental suit, claim, action, or proceeding pending or, to Buyer's Knowledge, threatened, against Buyer, its subsidiaries or Affiliates or against any of their directors or officers that would impair the ability of Buyer or MergerSub to perform its obligations hereunder.

     4.4 Brokers or Finders. Other than Mentmore Holdings Corporation (whose fees will be paid by Surviving Corporation), Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees, agents' commissions, or any similar payment in connection with this Agreement.

     4.5 Financing. Buyer will use its Best Efforts to conclude the financing arrangements reflected in the Commitment Letter of Societe Generale dated April 16, 1998 or other suitable financing arrangements.

                                    ARTICLE 5
                       ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 Access to Information. Between the date of this Agreement and the Closing Date, the Company and its Subsidiaries will afford to the officers, employees, financial advisors, financing sources, consultants, accountants, attorneys, and authorized representatives of Buyer reasonable access during normal business hours to the premises, personnel, advisors, consultants, attorneys, accountants, representatives, properties, contracts, commitments, and books and records of the Company and its Subsidiaries. The Company shall furnish Buyer as promptly as practicable with such documents or copies thereof, and other information concerning the business and affairs of the Company and its Subsidiaries, including without limitation, any financial and operating data or other periodic financial information, as Buyer shall, from time to time, reasonably request. All information and documents provided to Buyer and its agents shall be kept confidential by Buyer pursuant to the provisions of Section
9.10. The Company further agrees to use its Best Efforts to cause its and its Subsidiaries' accountants, personnel, advisors, consultants, attorneys, and such other persons as the parties shall mutually agree upon to fully cooperate with Buyer and its representatives in connection with the right of access granted herein.

     5.2 Conduct of Business by the Company and its Subsidiaries. Between the date of this Agreement and the Closing Date, the Company and its Subsidiaries will cause their businesses to be operated only in the ordinary course and consistent with past practices. Each of the Company and its Subsidiaries will use its Best Efforts to (i) preserve intact the present business organization,
(ii) maintain in effect all material licenses, permits, and approvals of Governmental Authorities which are necessary for the conduct of its business,
(iii) keep available the services of the present management and workforce, and
(iv) maintain good business relationships with suppliers, customers and distributors and others having business dealings with it. Except as otherwise contemplated by or permitted by this Agreement, or as otherwise consented to or approved by Buyer in writing, the Company and its Subsidiaries shall not:

     (a) amend their Certificates of Incorporation or Bylaws or issue, sell, grant, pledge, purchase, redeem, or otherwise encumber, or agree or commit to issue, sell, grant, pledge, purchase, redeem, or otherwise encumber any shares of their or the Company's capital stock; or grant, issue, create, sell, pledge, purchase, redeem or otherwise encumber or agree to grant, issue, sell, pledge, purchase, redeem, or otherwise encumber any options, warrants or rights to purchase shares of their or the Company's capital stock or securities of any kind convertible into or exchangeable for shares of their or the Company's capital stock; or declare, set aside, make or pay any dividend or other distribution in respect of their or the Company's capital stock other than issuances of stock which may be made pursuant to the Andrews Employment Agreement;

     (b) except as set forth in Schedule 5.2, increase the compensation or rate of compensation payable or to become payable to any of its present or former employees, directors, consultants or officers, nor make any increase in compensation or rate of compensation or benefits payable or to become payable to employees, directors, consultants or officers who are parties to separation, severance, or employment agreements with the Company, nor enter into any separation, severance, or "change in control" agreements with any of its present or former employees, officers, consultants or directors, nor enter into any written or oral employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty;

     (c) except as contemplated by or permitted by this Agreement and except as set forth in Schedule 5.2, set aside, or pay to any present or former officer, director, consultant or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation, nor adopt, amend, fund or commit itself to fund any employee benefit plan or account related to any Plan with or for the benefit of any of its present or former employees, consultants, directors or officers;

     (d) acquire any business entity or all or substantially all of the assets of a business entity;

     (e) except as set forth on Schedule 5.2, make any capital expenditures, the aggregate amount of which are in excess of $100,000, other than (i) emergency repairs, and (ii) those scheduled in the Company's and its Subsidiaries capital expenditure budget for 1998, a copy of which has been provided to Buyer;

     (f) create or incur any liabilities in excess of $100,000, other than liabilities incurred in the ordinary course of business or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

     (g) voluntarily create or incur any Lien, or fail to take action to discharge any involuntary Lien, against or in respect of any Property, except for Permitted Liens;

     (h) terminate any Material Contract or Purchase and Sale Transaction, or enter into, renew, extend, amend, or modify any Material Contract or Purchase and Sale Transaction in any manner that is materially burdensome to the Company and/or would negatively impact its business plan, except as set forth on
Schedule 5.2;

     (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, of liabilities reflected or reserved against in, or discussed in, the most recent Company Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practices or liabilities set forth on the Closing Liability Schedule to the extent deducted from the Company Value in calculating the Merger Consideration;

     (j) institute, settle, or agree to settle any claim, action, or proceeding involving an expenditure in excess of $100,000 before any court or other Governmental Authority;

     (k) (i) default in any material respect under any Material Contract, or
(ii) default in any material respect under any Purchase and Sale Transaction which, individually or together with other agreements or understandings with respect to which a default exists, could reasonably be expected to have a Material Adverse Effect;

     (l) fail to maintain such liability, casualty, property, loss, and other insurance coverage upon its properties and with respect to the conduct of its business, on such terms, in such amounts, and with such insurance carriers and to such extent and covering such risks as are maintained on the date hereof;

     (m) acquire or dispose of any material assets or rights;

     (n) make any loan or advance to any Person, other than to the Company or to any Subsidiary and other than routine advances to employees of the Company and its Subsidiaries, or enter into any other transaction with any Affiliate (other than any such transaction between the Company or one or more of its Subsidiaries) or employees other than as set forth in Schedule 5.2;

     (o) prior to the Closing Date, prepay any obligation of the Company or any of its Subsidiaries for money borrowed, capital leases, purchase money indebtedness, or Taxes due and owing, including, without limitation, obligations under the Loan Agreements;

     (p) fail to collect accounts receivable and pay accounts payable in the ordinary course of business consistent with past practices;

     (q) fail to maintain working capital components at such levels as are consistent with past practice and appropriate in connection with the financing of the Company's operations;

     (r) fail to maintain and comply with all Government Approvals;

     (s) make payments, directly or indirectly, to or for the benefit of Douglas Monitto or his family members or their respective Affiliates in an amount in excess of $250,000 per month between the date of this Agreement and the Closing Date, whether such payments are for compensation, the reimbursement of expenses or otherwise (provided that, in no event shall the aggregate payments exceed $3.2 million in the Company's fiscal year ended May 31, 1998 or a pro rated lesser amount should the Closing Date occur prior to May 31, 1998); or

     (t) authorize any of, or commit or agree to take any of the foregoing actions.

In addition to the foregoing, the Company and its Subsidiaries shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the other parties to the consummation of the transactions contemplated by this Agreement and set forth in Section 6 not being satisfied.

     5.3 Regulatory Matters. The Company, Buyer and MergerSub will make, and the Company will cause its Subsidiaries to make, all necessary governmental and regulatory filings, as soon as practicable, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Company and its Subsidiaries, Buyer and MergerSub will each use its Best Efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary Governmental Approvals and consents of all third parties necessary for the consummation of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries, Buyer and MergerSub shall use its Best Efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     5.4 Audit/Updated Financial Information. The Company shall permit the Buyer and the Buyer's representatives to audit the Company's consolidated books and records as of February 28, 1998 and for the nine-month period then ended, at the cost and expense of Buyer. The Company shall, and shall cause its accountants, agents and employees to, cooperate fully in connection with such audit and make available to the Buyer such books and records as are reasonably necessary to conduct such audit. Buyer will use its Best Efforts to complete such audit on or prior to May 27, 1998. As soon as internally available and in any event within 25 days after the end of each calendar month, the Company shall deliver to Buyer complete copies of any internal unaudited monthly statements of earnings and balance sheets for the previous calendar month. The Company covenants that, except for normal interim and year-end audit adjustments, such financial statements shall be prepared in accordance with GAAP (except for changes required by GAAP) consistently applied, and shall fairly present in all material respects the consolidated financial condition and results of operations of the Company as of the dates indicated and for the periods then ended.

     5.5 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its Best Efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including any Governmental Authority), challenging this Agreement or the consummation of the Merger. In addition, the Company shall provide such information and assistance as Buyer shall reasonably request or require in connection with the financing for the transactions contemplated by this Agreement, including by making available officers and advisors of the Company and its Subsidiaries from time to time to attend and make presentations regarding the business and prospects of the Company and its Subsidiaries at meetings of prospective lenders or purchasers of the Company's debt or equity securities, provided, however, that all meals, transportation and lodging costs and expenses incidental thereto shall be for the account of Buyer. Without limiting the generality of the foregoing, the Company shall use its Best Efforts to cause its accountants, attorneys, advisors, employees and other representatives to cooperate with Buyer and MergerSub in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the financing of such transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement and the Shareholders shall take all such necessary action.

     5.6 Releases. The Buyer shall deliver a release at the Closing (i) releasing the Shareholders of any liability of, or to, the Company or the Buyer arising prior to the Closing other than liabilities which may arise under such Shareholder's Letter of Transmittal and Shareholder Side Agreement, and (ii) releasing the directors and officers of the Company and each of its Subsidiaries of any liability of, or to, the Company or the Buyer arising under this Agreement, or any other liability (other than any such liabilities for gross negligence or willful misconduct and for acts for which indemnity would not be available under the Company's Certificate of Incorporation or By-laws) arising prior to the Closing. After the Closing, the Buyer shall continue to hold harmless and indemnify the former officers and directors of the Company from any claim asserted by any third party with respect to acts or omissions arising out of such individual's services as officers or directors of the Company or any Subsidiary occurring prior to the Effective Time, to the fullest extent currently permitted by the Certificate of Incorporation and By-laws of the Company. Notwithstanding the foregoing, Buyer shall not be obligated to release any current or former director or officer of the Company or any Subsidiary from any liability, or indemnify any current or former officer or director of the Company or any Subsidiary from any claims or Losses of or to any Shareholder or any Person acting on behalf of or as a successor in interest to any Shareholder, or relating to any action brought by any Shareholder.

     5.7 Transaction Proposals. From the date hereof until the Closing Date (or the earlier termination of this Agreement), the Shareholders and the Company shall not, and the Company shall not permit any of its Subsidiaries to, and neither the Shareholders nor the Company shall authorize or permit any of their respective officers, directors, consultants or employees, or any of their respective investment bankers, attorneys, advisors, auditors, representatives or agents to, directly or indirectly, (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person or group relating to any acquisition or purchase of assets of, or any equity interest in, the Company or any of its Subsidiaries or any tender or exchange offer, merger, consolidation, business combination, recapitalization, restructuring, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, the Company or any of its Subsidiaries (each a "Transaction Proposal"), (ii) participate in any discussions or negotiations regarding any Transaction Proposal or furnish information about the Company to any Person except to (x) lenders and other parties to agreements with the Company and its Subsidiaries (for the specific purpose set forth in such agreements, which in no event shall include a Transaction Proposal) and (y) Buyer or MergerSub or their representatives, (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to make or enter into a Transaction Proposal, or (iv) accept, approve or authorize, or enter into any agreement concerning any Transaction Proposal or dispose of any equity interest in the Company or any of its Subsidiaries. The Company and the Shareholders shall cause their agents, officers, directors, representatives and Affiliates to abide by the terms of this Section 5.7. In the event that the Company or any Shareholder receives or becomes aware of any Transaction Proposal, it shall promptly notify Buyer in writing of such communication and keep Buyer informed of any subsequent developments in connection therewith.

     5.8 Notice of Certain Events. Each party shall notify the other parties if:

     (a) any notice or other communication is received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement is received;

     (c) any actions, suits, claims, investigations or proceedings are commenced or, to the best knowledge of such party, threatened against, relating to or involving or otherwise affecting any party hereto which could interfere with the consummation of the transactions contemplated by this Agreement or could result in a Material Adverse Effect; and

     (d) the occurrence or non-occurrence of any event would cause either (i) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in this Agreement to be unsatisfied at any time from the date hereof to the Effective Time, or (iii) any material failure by any party to comply with or satisfy any covenant, condition or agreement to be complied with hereunder; provided, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to Buyer or MergerSub.

                                    ARTICLE 6
                                   CONDITIONS

     6.1 Conditions Precedent to Obligations of Buyer and MergerSub. The obligations of Buyer and MergerSub to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by Buyer:

     (a) Representations and Warranties of the Company. (i) All of the Company's representations and warranties contained in this Agreement, shall be true and correct, in the case of any representation or warranty that is qualified as to materiality or "Material Adverse Effect," in all respects, and in the case of any representation or warranty that is not so qualified, in all material respects, as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date; (ii) the Company and its Subsidiaries shall each have performed and complied with all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date; and (iii) with respect to (i) and (ii), at the Closing there shall be delivered to Buyer a certificate signed by the President of the Company to the foregoing effect.

     (b) Orders; Illegality. There shall not be in effect any statute, rule, regulation, preliminary or permanent injunction or other order or decree of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the Merger or the transactions contemplated hereby, and there shall not be pending any proceeding in which any Person seeks such a remedy.

     (c) Third Party Consents and Waivers. There shall have been obtained all consents, approvals and waivers from parties to all Material Contracts and Purchase and Sale Transactions that are required in connection with the Merger, including those listed on Schedule 3.2.

     (d) Governmental and Regulatory Consents. All filings required to be made prior to the Closing Date with, and all consents, approvals, novations (if required), permits and authorizations required to be made or obtained prior to the Closing Date from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions hereby by the Company, Buyer and MergerSub shall have been made or obtained.

     (e) Opinion of Counsel. Buyer shall have received the opinion of counsel to the Company and its Subsidiaries dated as of the Closing Date, in the form of Exhibit F attached hereto.

     (f) Resignations. Buyer shall have received, in form reasonably satisfactory to Buyer, the resignations, effective as of the Closing Date, of all directors of the Company and the Subsidiaries and the resignations of all officers thereof other than the officers identified on Schedule 1.4.

     (g) Repayment of Existing Obligations. All amounts reflected on the Closing Liability Schedule as deductions from the Company Value pursuant to Section 2.3, including, without limitation, amounts outstanding under the Loan Agreements, shall have been paid in full with funds provided by the Buyer simultaneously with, and conditioned upon, the Closing. Buyer shall have received from each bank, creditor or other Person a written commitment and/or certification, in form and substance satisfactory to Buyer, to the effect that upon receipt of payment in full of the amount listed on the Closing Liability Schedule, all claims against the Company and its Subsidiaries, all guaranties with respect to such claims, and all Liens and security interests in its favor encumbering any of the Company's or its Subsidiaries' Properties or assets will be released and extinguished. In this regard the Buyer shall also have received UCC termination statements, reconveyances of deeds of trust, releases of mortgages and all other documents sufficient or necessary to terminate all agreements and release all claims thereunder, and release all such Liens and security interests, with authority to file and/or record the same in the appropriate governmental offices upon payment of the relevant amounts.

     (h) Termination of Guaranty. At or prior to the Closing, the Company's guaranty of a loan from KeyBank, N.A. to Douglas Monitto shall be unconditionally released at no cost to the Company.

     (i) Stock Certificates. Buyer shall have received Certificates representing all issued and outstanding shares of capital stock of the Company and Letters of Transmittal executed from each Shareholder.

     (j) Financing Conditions. All conditions, other than conditions which are not satisfied by or through the fault of the Buyer or MergerSub, to borrowing set forth in the Commitment Letter of Societe Generale dated April 16, 1998 shall be satisfied as of the Closing Date.

     (k) Hart-Scott-Rodino. The waiting period applicable to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), including any extensions thereof, shall have expired or been terminated.

     (l) Closing Certificate. At or prior to the Closing Date, Buyer shall have received the Closing Certificate ("Closing Certificate") which shall contain the certification from the President and controller of the Company that (i) the Closing Liability Schedule is accurate and complete, and (ii) the Company's Working Capital is at least $29,375,000, and the Company's Shareholders Equity is at least $13,800,000 as of the Closing Date (without giving effect to the costs, expenses and effects of the transactions contemplated by this Agreement, including, without limitation, the issuance of stock to Mr. Andrews under the Andrews Employment Agreement or the cancellation of restrictions on stock issued under the Restricted

Stock Bonus Plan). The Closing Certificate shall contain such supporting documentation as is reasonably necessary to demonstrate the accuracy of the information contained therein, and the Buyer shall be reasonably satisfied that the Closing Certificate and the information contained therein does not contain a manifest error.

     (m) Environmental Audits. The Buyer shall have received "Phase I" environmental assessment reports of the environmental condition of the real property owned or leased by the Company and its Subsidiaries which confirm the correctness of the warranties, representations and covenants of the Company in
Section 3.11 hereof and which disclose no condition which could have a Material Adverse Affect or could subject the Company to liability or remediation costs in excess of $100,000.

     (n) Non-competition/Monitor Asia. Douglas Monitto shall have entered into
(i) the Non-competition Agreement with Mr. Monitto substantially in the form of Exhibit E-1, and (ii) the Monitor Asia Agreements substantially in the forms set forth in Exhibit E-2, hereto.

     (o) Employment of Management. The Company shall have entered into an (i) amended employment agreement substantially on the terms described in Exhibit G-1 hereto with R. Bruce Andrews, and (ii) amended consulting agreement substantially in the form set forth in Exhibit G-2 with Lawrence Goldberg.

     (p) Escrow Agreement. The Company, the Majority Noteholder and the Escrow Agent shall have executed the Escrow Agreement.

     (q) Audit. Buyer shall have received the audited financial statements described in Section 5.4 accompanied by an unqualified audit opinion, and the audit shall present no reportable conditions and no indication of misfeasance, malfeasance, misrepresentation, fraud or material irregularities, no material weaknesses in accounting systems and controls and no material deviation from the financial statements dated as of February 28, 1998 and for the nine-month period then ended, which were certified and delivered by the Company to the Buyer prior to the date hereof.

     (r) CATIC Machines. The Company shall have entered into definitive agreements with Catic International Leasing Co., Ltd. regarding the purchase, sale, exchange or lease of four gantry profilers, in form and substance satisfactory to the Buyer.

     6.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived by the Company (but only in writing):

     (a) Representations and Warranties of Buyer and MergerSub. All of Buyer's and MergerSub's representations and warranties contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, (ii) Buyer and MergerSub shall have performed and complied with all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date; and (iii) with respect to (i) and (ii), at the Closing there shall be delivered to the Company a certificate signed by an executive officer or authorized representative of Buyer and MergerSub to the foregoing effect.

     (b) Orders; Illegality. There shall not be in effect any statute, rule, regulation, preliminary or permanent injunction or other order or decree of a Governmental Authority which enjoins, prohibits, makes illegal or materially restricts or otherwise prevents the consummation of the Merger or the transactions contemplated hereby, and there shall not be pending any proceeding in which any Person seeks such a remedy.

     (c) Buyer's Note. The Noteholders shall have received the Buyer's Note substantially in the form of Exhibit B hereto, duly executed by the Surviving Corporation.

     (d) Opinion of Counsel. The Company shall have received the opinion of counsel to Buyer in the form attached as Exhibit H hereto.

     (e) Loan Agreements/Expenses. At the Closing, MergerSub shall have available sufficient funds to make the payments listed on the Closing Liability
Schedule if required to be paid at that time, and the guaranties of Douglas Monitto under the Loan Agreements shall be unconditionally released at the Closing without recourse against Mr. Monitto.

     (f) Release. The Buyer shall deliver the release referred to in Section 5.6 in the form attached as Exhibit I hereto.

     (g) Merger Consideration. At the Closing, Buyer and MergerSub shall have available cash sufficient to pay the Merger Consideration, the Pension Escrow Fund, and the liabilities listed on the Closing Liability Schedule if required to be paid at that time. At the Closing, Buyer and MergerSub shall pay to each Shareholder who has delivered to Buyer such Shareholder's Certificates and Letter of Transmittal, the Shareholder's portion of the Merger Consideration and shall deliver to the Escrow Agent, the Pension Escrow Fund.

     (h) Employment Obligations. At the Closing, bonuses due through May 31, 1998 in the amounts and to the senior executives of the Company listed on
Schedule 6.2(h), shall be paid to each such executive in immediately available funds by wire transfer to an account designated by such executive. To the extent that the bonuses exceed $1,000,000, the excess shall be included on the Closing Liability Schedule and deducted from the Company Value in calculating the Merger Consideration. The amount of the bonuses due on account of operations of the Company shall be calculated without giving effect to the transactions contemplated by this Agreement.

     (i) Non-competition/Monitor Asia. The Company shall have entered into (i) the noncompetition agreement with Mr. Monitto substantially in the form of Exhibit E-1, and (ii) the Monitor Asia Agreements substantially in the forms set forth in Exhibit E-2, hereto.

     (j) Employment of Management. The Company shall have entered into an (i) amended employment agreement substantially on the terms described in Exhibit G-1 hereto with Bruce Andrews, and (ii) amended consulting agreement substantially in the form set forth in Exhibit G-2 with Lawrence Goldberg.

     (k) Hart-Scott-Rodino. The waiting period applicable to the transactions contemplated by this Agreement under the HSR Act, including any extensions thereof, shall have expired or been terminated.

     (l) Escrow Agreement. The Buyer and the Escrow Agent shall have executed the Escrow Agreement.

                                    ARTICLE 7
                                   TERMINATION

     7.1 Termination. By notice given at or prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

     (a) by either Buyer or the Company if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived, provided that written notice of such breach has been given to the breaching party and the breaching party has failed to cure such breach within 30 days of receipt of such notice;

     (b) by Buyer or the Company, as the case may be, if any of the conditions for the benefit of the terminating party in Article 6 have not been satisfied as of the Closing Date or become impossible (other than through the failure of that party to comply with its obligations under this Agreement) and that party has not waived such condition on or before the Closing Date;

     (c) by mutual consent of Buyer and the Company; or

     (d) by either Buyer or the Company if the Merger shall not have been consummated (other than through the failure of the party seeking termination to comply fully with its obligations under this Agreement) on or before May 30, 1998, or such later date as the parties may agree upon.

No termination of this Agreement under this Section 7.1 for any reason or in any manner shall release, or be construed as releasing either party from its obligations under Article VII or Section 9.10 hereof.

     7.2 Effect of Termination or Failure to Consummate Merger. In the event of the termination of this Agreement as provided in Section 7.1, (i) written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, (ii) all documents and materials forwarded by the Company to the Buyer shall be promptly returned to the Company as required by Section 9.10, and (iii) this Agreement shall become void and of no further force or effect, except that this Article VII and

Section 9.10 shall remain in full force and effect. Upon termination of this Agreement under Section 7.1, there shall be no liability on the part of any party hereto except in the event of a termination that constitutes a Payment Event. In the event that the transactions contemplated by this Agreement do not occur for any reason, the sole and exclusive remedy of the Buyer or MergerSub with respect to such failure to close shall be as set forth in Section 7.3(a), and the parties will have no other remedies against, and will have no liability to, each other and each other parties' respective Affiliates, agents, officers, directors, shareholders, partners or representatives except as set forth in
Section 9.10 and this Article VII.

     7.3 Termination Payment.

     (a) Within five business days after the occurrence of a Payment Event, the Company shall pay to an account designated by Buyer, in immediately available funds, a cancellation fee equal to $2,500,000.

     (b) A "Payment Event" shall mean the termination of this Agreement or the failure to consummate the Merger as a result of any of the following:

     (i) the Buyer terminates this Agreement pursuant to Section 7.1(a), (b) or
(d) because of the voluntary, willful and intentional failure of the Company to comply with any of the material provisions set forth in this Agreement, provided that such failure is exclusively within the control of the Company or the Company fails to meet the condition to Closing set forth in Section 6.1(i) (unless such condition is waived by Buyer); or

     (ii) all conditions to Closing set forth in Section 6.2 have been satisfied, and the Company fails or refuses to close because the Company has committed a voluntary, willful and intentional action, with respect to a matter wholly within the control of the Company, which is intended to and does render the Company unable to provide the closing certifications required by Section 6.1(a) or 6.1(l).

     7.4 Expenses. Except as otherwise provided in Section 7.3, in the event the transactions contemplated by this Agreement shall not be consummated, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including the fees and expenses of agents, representatives, counsel, actuaries and accountants.

                                    ARTICLE 8
                BUYER'S NOTE OFFSETS; SURVIVAL OF REPRESENTATIONS
                       AND WARRANTIES; MAJORITY NOTEHOLDER

     8.1 Survival of Representations and Warranties. The representations, warranties and covenants contained in this Agreement shall survive the Closing Date and continue in effect for two years thereafter ("Expiration Date").

     8.2 Buyer's Note Payment Offsets; Exclusive Remedy.

     (a) The Buyer shall be entitled to offset payments of principal and interest due under the Buyer's Note, in accordance with the procedures set forth herein and in the Buyer's Note, if the Buyer or the Company or any of the Subsidiaries has Losses as a result of, based upon or arising from:

          (i) any inaccuracy in or breach of any of the representations and warranties made by the Company in or pursuant to this Agreement;

          (ii) any breach or nonperformance of any of the covenants or agreements made by the Company in or pursuant to this Agreement;

          (iii) any inaccuracy in the Closing Liability Schedule or the Closing Certificate;

          (iv) the invalidity, unenforceability of, or claims of material breach or default arising under, any Material Contract or Purchase and Sale Transaction;

          (v) the amount by which the cost to terminate the Pension Plan pursuant to Section 2.4 of the Merger Agreement exceeds the amount recovered by Buyer under the Pension Escrow Fund (whether or not the Pension Plan is terminated or Buyer elects not to terminate the Pension Plan pursuant to Section 2.4(c));

          (vi) any third party claim or demand against the Company or any of its Subsidiaries regarding the conduct of the Company's or any Subsidiary's business prior to Closing to the extent not actually covered by the proceeds of insurance, ;

          (vii) any claim the Buyer may have under any Letter of Transmittal or the Shareholder Side Agreement;

          (viii) any action, suit, proceeding or claim brought by, or on behalf of, any Shareholder under or in respect of this Agreement, the Buyer's Note or the Escrow Agreement, other than by Majority Noteholder in accordance with such documents; and

          (ix) any claims by a Governmental Authority for failure by the Company to file reports with state and local officials pursuant to the Emergency Planning and Community Right-to-Know Act, and any claims or costs of the Company arising from any investigation or remediation required by the appropriate Governmental Authority under any Environmental, Health or Safety Requirement of Law, provided that the Company must make a good faith effort to resolve each such claim or cost in the most cost-efficient manner in accordance with prudent business practices.

     (b) Notwithstanding anything in Section 8.2(a) to the contrary, no payment offsets under the Buyer's Note may be made (i) with respect to any liabilities listed on the Closing Liability Schedule to the extent such liabilities have reduced the Company Value in the calculation of the Merger Consideration, or (ii) unless the aggregate of all Losses of the Buyer and/or the Company exceeds $100,000 (the "Threshold Amount"), in which case the full amount of all Losses may be offset against the Buyer's Note.

     (c) If the Buyer shall be entitled to offset payments due or to become due under the Buyer's Note at any time prior to the Expiration Date, the Buyer shall make a claim for offset of payments under the Buyer's Note in accordance with the procedures set forth in this Article VIII and in the Buyer's Note and neither the Noteholders, any payee under the Buyer's Note, any Shareholder, nor any of their respective Affiliates shall be personally liable to make payment of thereof. No payment offsets under the Buyer's Note may be made at any time after the Expiration Date, other than for claims for Losses made prior to, but not settled prior to, the Expiration Date.

     (d) After the Closing, the exclusive remedy of Buyer and MergerSub for any claims made under this Agreement shall be to offset payments due under the Buyer's Note as described herein, and the Buyer and MergerSub waive any and all right to make further claims under this Agreement; provided, however, the Buyer shall maintain any rights or remedies it may have under the respective Letters of Transmittal, the Shareholder Side Agreement and the Escrow Agreement.

     8.3 Procedure for Payment Offsets for Third-Party Claims

     (a) If the Buyer determines that it is or may be entitled to payment offsets under the Buyer's Note with respect to claims for Losses resulting from the assertion of liability by third parties, it shall give notice ("Claim Notice") to the Noteholders within 45 days of it becoming aware of any such claim and the facts upon which any such claim for Losses will be based, and the Claim Notice shall set forth such material information with respect thereto as is then reasonably available to the Buyer. The rights of the Buyer in respect of claims for Losses shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that the Noteholders incur an out-of-pocket expense or are materially prejudiced thereby. After receipt of the Claim Notice, the Majority Noteholder shall be entitled, at any time that he so elects, to participate in the defense thereof, at his own expense. The Buyer shall not, without the written consent of the Majority Noteholder (which shall not be unreasonably withheld or delayed), settle or compromise any Loss or consent to entry of any judgment in respect thereof if and to the extent that an offset under the Buyer's Note is claimed.

     (b) The Majority Noteholder shall have the right to defend, compromise or settle such claim for Losses if the Buyer or the Company, within 30 days of receipt by the Majority Noteholder of the Claim Notice, fails to assume the defense of such claim, at the cost and expense of Buyer and the Company.

     (c) The parties shall cooperate in the defense of all third party claims. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

     8.4 Buyer's Note Payment Offsets for Non-Third Party Claims. In the event that the Buyer or the Company asserts the existence of a claim for Losses (excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Noteholders specifying the nature and amount of the claim asserted. If the Majority Noteholder, within 30 days or such greater time as may be necessary for the Majority Noteholder to investigate such claim not to exceed 90 days, after receiving the notice from the Buyer or the Company, shall not give written notice to the Buyer or the Company announcing his intent to contest such assertion, such assertion shall be deemed accepted and the amount of such claim shall be deemed a valid claim for Losses, the amount of which will reduce the principal and interest due and to become due under the Buyer's Note. During the time period set forth in the preceding sentence, the Buyer or the Company shall cooperate fully with the Majority Noteholder in respect of such claim for Losses. In the event that the Majority Noteholder contests the assertion of a claim by giving such written notice to the Buyer or the Company within said period, the parties shall, acting in good faith, attempt to reach agreement with respect to such claim within ten days after such notice. During the continuance of a pending claim for Losses, payments in the amount of the contested Losses, due or to become due, shall be withheld until a final resolution of such claim.

     8.5 Majority Noteholder. The Majority Noteholder shall exercise all rights and privileges of the Noteholders under the Buyer's Note and the Escrow Agreement, and with respect to claims by Buyer under the Buyer's Note and Escrow Agreement, and related matters, and in furtherance thereof (but without limitation of the authority granted hereunder): (i) to investigate, employ counsel to defend, resolve and settle any claim made by Buyer against the Buyer's Note and Escrow Agreement, (ii) to give and receive notices pursuant hereto and thereto, and (iii) to make and exercise all decisions, consents, choices, elections, selections (including selection of counsel and other consultants and advisors), settlements, requests, and exercise of discretion that the Noteholders have the right to make or exercise with respect to matters addressed herein or therein which shall be made or exercised only by the Majority Noteholder on behalf of the Noteholders. Buyer and the Company shall have the right to rely solely on the decisions made and actions taken by the Majority Noteholder, and may rely on Schedule 2.3 exclusively in determining whether or not it is dealing with the Majority Noteholder. If the Majority Noteholder shall at any time transfer all or any part of his interest in the Buyer's Note in accordance with the provisions of the Buyer's Note, whether or not by operation of law, the Buyer shall be provided with such documentation that it deems necessary to evidence such transfer, including, without limitation, an opinion of counsel. In no event shall the Buyer or the Company be responsible for the costs, expenses or liabilities of the Majority Noteholder.

                                    ARTICLE 9
                                     GENERAL

     9.1 Notices. All notices and other communications hereunder shall be in writing and may be delivered personally, sent by fax, sent by overnight courier, or mailed by registered or certified mail, postage prepaid, return receipt requested. Any such notice sent by fax shall be deemed given when transmitted upon receipt of a confirmation thereof, any notice sent by overnight courier shall be deemed given one business day after being delivered to the overnight courier for next business day delivery, and any such notice sent by registered or certified mail shall be deemed given on the date such receipt is acknowledged or refused. Notices should be sent as follows:

                  If to Buyer, addressed to:

                  Mentmore Holdings Corporation
                  1430 Broadway, 13th Floor
                  New York, New York 10018-3308
                  Attention: Michael D. Schenker, Esq.
                  Fax No.:   (212) 382-1559

                  with a copy to:

                  Winston & Strawn
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Robert W. Ericson, Esq.
                  Fax No.:   (212) 294-4700

                  If to the Company, addressed to:

                  Monitor Aerospace Corporation
                  1000 New Horizons Boulevard
                  Amityville, New York  11701
                  Attention: Douglas Monitto, Chairman
                  Fax No.    (516) 957-1114

                  with a copy to:

                  Windels, Marx, Davies & Ives
                  156 West 56th Street
                  New York, New York  10019
                  Attention: Daniel V. Duff, Jr., Esq
                             James P. Conroy, Esq.
                  Fax No. (212) 262-1215

                  If to the Noteholders to:

                  Douglas Monitto, R. Bruce Andrews, Lawrence Goldberg
                  c/o Daniel V. Duff, Jr., Esq.
                  Windels, Marx, Davies & Ives
                  156 West 56th Street
                  New York, New York 10019
                  Fax No. (212) 262-1215
or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     9.2 Extension; Waiver. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a senior officer of the waiving party, provided that after the Merger has been approved by the Shareholders, the Board of Directors of the Company shall not have any authority to change the form or amount of consideration to be paid in the Merger without the approval of such changes by the Shareholders in accordance with applicable legal requirements.

     9.3 Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by, construed, interpreted, and the rights of the parties enforced in accordance with the internal laws of the State of New York. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any state or Federal court located in the State of New York in the event any dispute arises under this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from such court, and
(c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or Federal court sitting in the State of New York.

     9.4 Amendment; Entire Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Agreement, together with the exhibits and attachments hereto, and the schedules hereto, constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties.

     9.5 Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.6 Expenses. Except as set forth in Sections 7.3 and 7.4, the expenses of Buyer, the Company and each Shareholder shall be allocated as follows:

     (a) Buyer shall bear all fees and expenses of its counsel and all other costs and expenses incurred by it in the preparation of this Agreement and its investigation of the Company including, without limitation, environmental consultation, and shall, at the time of and conditioned upon the Closing of the transactions contemplated by this Agreement and the effectiveness of the Merger, provide funds to the Company to pay the fees and expenses described in subparagraph (b) below;

     (b) The Company shall pay all expenses of counsel to the Company and all other costs and expenses incurred by the Company in connection with or arising as a result of the transactions contemplated hereby, but only to the extent such costs and expenses are set forth on the Closing Liability Schedule and have reduced the Company Value in the calculation of the Merger Consideration as set forth in Section 2.3(a); and

     (c) Except to the extent such amounts have been set forth on the Closing Liability Schedule and have reduced the Company Value in the calculation of the Merger Consideration as set forth in Section 2.3(a), the Shareholders shall bear all fees and expenses of counsel to the Company and the Shareholders, their accountants, any brokers, finders, investment bankers, and any other Persons specifically engaged to provide consulting, professional or other services to the Company or the Shareholders in connection with the transactions contemplated by this Agreement; all costs and expenses incurred by the Company and the Shareholders or any such persons or firms in the preparation of this Agreement; and the calling, noticing, and holding of a meeting of Shareholders to consider and act upon the Merger or of attempting to obtain their written consents thereto.

     9.7 Publicity. No public announcement, press release, or communication regarding the Merger shall be made without the prior written consent (which consent shall not be unreasonably withheld) of the parties as to the content and timing thereof except as required by Applicable Law (including, without limitation, applicable securities laws). Any such general announcements or communications by the Company or Buyer with third parties or representatives of the press or news media shall be made only with the prior approval of the other party hereto, which shall not be unreasonably withheld, except as otherwise required by law or legal process. Subject to the preceding sentence, the Company and the Buyer shall cooperate with each other in the development and distribution of all news releases and other public announcements with respect to the Merger.

     9.8 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.9 No Third Party Beneficiaries; Assignment. This Agreement is not intended to confer upon any employee of the Company or its Subsidiaries, or any other Person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable rights or remedies, except that, with respect to directors and officers of the Company and any Subsidiary, the provisions of Sections 5.6 are intended for the benefit of, and enforceable by, such Persons. Neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned by any party hereto, whether by operation of law or otherwise, without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; provided, however, Buyer and MergerSub may assign their rights and obligations under this Agreement to any of their respective Affiliates without the consent of any other party hereto but such assignment shall not affect the Buyer's and MergerSub's obligations hereunder which shall continue in full force and effect. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     9.10 Confidentiality. From the date hereof until the Closing Date:

     (a) The Buyer acknowledges the confidential and proprietary nature of the Confidential Information (as defined below), agrees not to disclose and to hold and keep the same confidential as provided herein. As used herein, the term "Confidential Information" means and includes any and all:

          (i) trade secrets concerning the business and affairs of the Company or the Subsidiaries, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is a trade secret within the meaning of applicable law; and

          (ii) information concerning the business and affairs of the Company or the Subsidiaries (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training techniques and materials), however documented, that has been or may hereafter be provided or shown to the Buyer or Buyer's representatives (including financing sources of Buyer) by the Company or by the directors, officers, employees, agents, consultants, advisors, legal counsel, accountants, financial advisors or other representatives of the Company or the Subsidiaries or is otherwise obtained from review of Company's or the Subsidiaries' documents or property or discussions with Company's representatives, irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries, and other material prepared by the Buyer or the Buyer's representatives containing or based, in whole or in part, on any information included in the foregoing. Any trade secrets of the Company and its Subsidiaries will also be entitled to all of the protections and benefits under Applicable Law.

     (b) The Buyer agrees that the Confidential Information (a) will be kept confidential by the Buyer and the Buyer's representatives and (b) without limiting the foregoing, will not be disclosed by the Buyer or the Buyer's representatives to any person except for the purpose of evaluating the transactions contemplated by this Agreement, including the financing for such transactions. It is understood that the Buyer may disclose Confidential Information to only those of the Buyer's representatives (including, without limitation, financing sources) who (i) require such material for the purpose of evaluating the transaction contemplated by this Agreement, and (ii) are informed by the Buyer of the confidential nature of the Confidential Information and the obligations of this Agreement. Buyer shall be responsible to the Company for the breach of this Section 9.10(b) by its representatives to whom it has furnished Confidential Information.

     (c) All of the foregoing obligations and restrictions do not apply to that part of the Confidential Information that (a) was or becomes generally available to the public other than as a result of a disclosure by the Buyer or the Buyer's representatives in violation of this Section 9.10, (b) was available, or becomes available, to the Buyer on a non-confidential basis prior to its disclosure to the Buyer by the Company or a Company's representative, but only if the Buyer has no Knowledge that the source of such information is bound by a confidentiality agreement with the Company or is otherwise prohibited from transmitting the information to the Buyer or the Buyer's representatives by a contractual, legal, fiduciary, or other obligation, or (c) in the reasonable opinion of Buyer, is required to be disclosed by Applicable Law.

     (d) If the Buyer or any of the Buyer's representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or are required by a regulatory body to make any disclosure that is prohibited or otherwise constrained by this Agreement, the Buyer or such representative, as the case may be, will provide the Company with prompt notice of such request so that it may seek an appropriate order or other appropriate remedy. Subject to the foregoing, the Buyer or such representative may furnish that portion (and only that portion) of the Confidential Information that, in the opinion of its counsel, the Buyer is legally compelled or is otherwise legally required to disclose; provided, however, that the Buyer and the Buyer's representatives must use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed.

     (e) If this Agreement terminates for any reason or if the Merger is not consummated, then (a) the Buyer (i) will promptly deliver to the Company all documents or other materials furnished by the Company or any Company representative to the Buyer or the Buyer's representatives constituting Confidential Information, together with all copies and summaries thereof in the possession or under the control of the Buyer or the Buyer's representatives, and
(ii) will destroy materials generated by the Buyer or the Buyer's representatives that include or refer to any part of the Confidential Information, without retaining a copy of any such material or (b) alternatively, if the Company requests or gives its prior written consent to the Buyer's request (which consent shall not be unreasonably withheld), the Buyer will destroy all documents or other matters constituting Confidential Information in the possession or under the control of the Buyer or the Buyer's representatives. Any such destruction pursuant to the foregoing must be confirmed by the Buyer in writing to the Company.

     (f) Until the Closing Date, the Company and its Subsidiaries shall, and, from and after the date hereof, the Shareholders (in whatever capacity) shall treat as confidential all Confidential Information and all non-public information concerning the Buyer or MergerSub and will not disclose any such information to any Person except to the extent that (i) any disclosure of such information may be required by Applicable Law, (ii) disclosure of Confidential Information may be made by the Company prior to the Closing in the normal course of business consistent with past practice provided that such disclosure would not impair, in any material way, the business or operations of the Company or any of the Subsidiaries, and (iii) with respect to non-public information concerning Buyer, such information is available, or becomes available, to the Company or its Subsidiaries on a non-confidential basis, but only if the source of such information is not bound by a confidentiality agreement with the Buyer or MergerSub or is not otherwise prohibited from transmitting the information by a contractual, legal, fiduciary, or other obligation.

     IN WITNESS WHEREOF, Buyer, MergerSub, and the Company have each caused this Agreement to be executed by their respective officers as of the date first above written.

                                      STELLEX AEROSPACE HOLDINGS, INC.


                                      By:      /s/ William L. Remley
                                              ----------------------------------
                                               Name: William L. Remley
                                               Title: President and Treasurer

                                      SOZE CORP.


                                      By:      /s/ William L. Remley
                                              ----------------------------------
                                               Name: William L. Remley
                                               Title: President and Treasurer

                                      MONITOR AEROSPACE CORPORATION


                                      By:      /s/ R. Bruce Andrews
                                               ---------------------------------
                                               Name:    R. Bruce Andrews
                                               Title:   President

                                                                       EXHIBIT A


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         MONITOR AEROSPACE CORPORATION

                             a New York Corporation


Under Section 807 of the Business Corporation Law

         THE UNDERSIGNED, President and Secretary of Monitor Aerospace Corporation (the "Corporation") do hereby certify as follows:

         1. The name of the Corporation is Monitor Aerospace Corporation. The Corporation was formed under the name of Monitor Machinery Corp.

         2. The Certificate of Incorporation of Monitor Machinery Corp. was filed with the State of New York on May 26, 1948. The Corporation is the surviving constituent corporation of a consolidation of Monitor Machinery Corp., Monitor Properties Corp. and Boxart Machine Company, Inc., pursuant to a certificate of consolidation filed with the Department of State of the State of New York on May 31, 1963 pursuant to Section 86 of the Stock Corporation Law of New York.

         3. The Certificate of Incorporation is hereby amended to effect the following amendments authorized by the Business Corporation Law:

                  a. Article SECOND of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  SECOND: The Corporation is formed for the following purposes:

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  b. Article THIRD of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  THIRD: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares. All of such shares are Common Stock without par value.

                  c. Article SIXTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  SIXTH: The Corporation shall indemnify any person to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer, or employee of, the Corporation or any other person or enterprise at the Corporation's request, and shall to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request.

                  d. Article SEVENTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

                  e. A new Article EIGHTH is hereby added as follows:

                  EIGHTH: In furtherance and not in limitation or the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                  f. A new Article NINTH is hereby added as follows:

                  NINTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                  g. A new Article TENTH is hereby added as follows:

                  TENTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of
         Section 622 of the Business Corporation Law.

                  h. A new Article ELEVENTH is hereby added as follows:

                  ELEVENTH: Corporation Service Company, 80 State Street, 6th Floor, Albany, New York, 12207-2543, is designated as agent of the Corporation upon whom process against the Corporation may be served.

         4. The Certificate of Incorporation of the Corporation as amended heretofore is hereby restated as further amended to read in its entirety as follows:


                          CERTIFICATE OF INCORPORATION

                                       OF

                         MONITOR AEROSPACE CORPORATION

                             a New York Corporation

                  FIRST: The name of the corporation is Monitor Aerospace Corporation.

                  SECOND: The Corporation is formed for the following purposes:

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares. All of such shares of Common Stock are without par value.

                  FOURTH: The office of the Corporation in the State of New York is to be located in the Town of Babylon, Village of Amityville, County of Suffolk.

                  FIFTH: The duration of the Corporation shall be perpetual.

                  SIXTH: The Corporation shall indemnify any person to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation of any other person or enterprise at the Corporation's request, and shall to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request.

                  SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                  NINTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                  TENTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of
         Section 622 of the Business Corporation Law.

                  ELEVENTH: Corporation Service Company, 80 State Street, 6th Floor, Albany, New York, 12207-2543, is designated as agent of the Corporation upon whom process against the Corporation may be served.

         5. The amendment and restatement of the Certificate of Incorporation is being done in connection with the merger of Soze Corp., a New York corporation, with and into the Corporation in accordance with Section 902 of the New York Business Corporation Law.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this day of , 1998.


                                -----------------------------------
                                President

                                -----------------------------------
                                Secretary


                       [MAY BE REVISED PRIOR TO CLOSING]

                                    EXHIBIT B


                                     FORM OF
                              NON-NEGOTIABLE OFFSET
                                 PROMISSORY NOTE


$5,180,000                                                       ________, 1998


     FOR VALUE RECEIVED, the undersigned, MONITOR AEROSPACE CORPORATION, a New York Corporation ("Payor" or the "Company"), promises to pay to Douglas Monitto, in his capacity as Majority Noteholder and representative for the Noteholders named in the Merger Agreement referred to below (in such capacity the "Payee"), at 1000 New Horizons Boulevard, Amityville, New York, or at such other place as the Payee and the Payor shall agree upon, the principal sum of FIVE MILLION, ONE HUNDRED EIGHTY THOUSAND DOLLARS ($5,180,000) (subject to offset as set forth below), with interest from the date hereof on the outstanding principal amount at the rate of 8% per annum. Interest hereon shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year while this Note remains outstanding. The entire principal hereof, plus accrued and unpaid interest hereunder, shall be payable on the second anniversary of the date hereof (the "Expiration Date"). Interest hereon shall be retroactively adjusted between the parties when the principal amount hereof is adjusted so that any interest paid hereunder is paid only upon the adjusted principal amount. Interest adjustments will only be made by offset against future payments of principal and interest hereunder.

     All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 28, 1998, among the Payor, Stellex Aerospace Holdings, Inc. (the "Buyer") and Soze Corp.

     The principal amount of this Note and any interest due and payable hereunder but not otherwise paid by the Payor, shall be reduced in the event that Payor or any of its subsidiaries or Buyer has Losses as a result of, based upon or arising from:

          (i) any inaccuracy in or breach of any of the representations and warranties made by the Company in or pursuant to the Merger Agreement;

          (ii) any breach or nonperformance of any of the covenants or agreements made by the Company in or pursuant to the Merger Agreement;

          (iii) any inaccuracy in the Closing Liability Schedule or the Closing Certificate;

          (iv) the invalidity, unenforceability of, or claims of material breach or default arising under, any Material Contract or Purchase and Sale Transaction;

          (v) the amount by which the cost to terminate the Pension Plan pursuant to Section 2.4 of the Merger Agreement exceeds the amount recovered by the Buyer under the Pension Escrow Fund (whether or not the Pension Plan is terminated or the Buyer elects not to terminate the Pension Plan pursuant to Section 2.4(c) of the Merger Agreement);

          (vi) any third party claim or demand against the Payor or any of its Subsidiaries regarding the conduct of the Company's or any of its Subsidiaries' business prior to the Closing to the extent not actually covered by the proceeds of insurance;

          (vii) any claim the Buyer or the Payor may have under any Letter of Transmittal or the Shareholder Side Agreement; or

          (viii) any action, suit, proceeding or claim brought by, or on behalf of, any Shareholder under or in respect of this Note, the Merger Agreement or the Escrow Agreement, other than by the Payee in accordance with such documents; and

          (ix) any claims by a Governmental Authority for failure by the Company to file reports with state and local officials pursuant to the Emergency Planning and Community Right-to-Know Act, and any claims or costs of the Company arising from any investigation or remediation required by any Governmental Authority under any Environmental, Health or Safety Requirement of Law, provided that the Company must make a good faith effort to resolve each such claim or cost in a cost-efficient manner in accordance with prudent business practices.

     Notwithstanding anything in the preceding paragraph to the contrary, no payment offsets under this Note may be made (i) with respect to any liabilities listed on the Closing Liability Schedule to the extent such liabilities reduced the Company Value in the calculation of the Merger Consideration, or (ii) unless the aggregate of all Losses of the Buyer and/or the Payor exceeds $100,000, in which case the full amount of all Losses may be offset against this Note.

     If either the Buyer or Payor shall be entitled to offset payments due or become due under this Note at any time prior to the Expiration Date, it shall make a claim for offsets of payments under this Note in accordance with the procedures set forth herein and in Article VIII of the Merger Agreement, and neither the Payee, any Noteholder, any Shareholder, nor any of their respective Affiliates shall be personally liable to make payment thereof; provided, however, that each Shareholder shall remain personally liable to the Buyer and the Payor for any breach of such Shareholder's representations or covenants set forth in its Letter of Transmittal or in the Shareholder Side Agreement. No payment offsets under this Note may be made at any time after the Expiration Date, other than for claims for Losses made prior to, but not settled prior to, the Expiration Date.

     If either the Buyer or Payor determines that it is or may be entitled to payment offsets under this Note with respect to claims for Losses resulting from the assertion of liability by third parties, it shall give notice ("Claim Notice") to the Payee within 45 days of its becoming aware of any such claim and the facts upon which any such claim for Losses will be based, and the Claim Notice shall set forth such information with respect thereto as is then reasonably available to the Buyer or the Payor. The rights of each of the Buyer and Payor in respect of claims for Losses shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent, that the Payee incurs an out-of-pocket expense or is otherwise materially prejudiced thereby. After receipt of the Claim Notice, the Payee shall be entitled, at any time that he so elects, to participate in the defense thereof, at his own expense. The Buyer shall not, without the written consent of the Payee (which consent shall not be unreasonably withheld or delayed), settle or compromise any Loss or consent to entry of any judgment in respect thereof if and to the extent that an offset by be claimed hereunder. The Payee shall have the right to defend, compromise or settle any such claim for Losses if neither the Buyer nor the Payor, within 30 days of receipt by the Payee of the Claim Notice, assumes the defense of such claim, at the cost and expense of Buyer and the Payor.

     Each of the Payee and the Payor shall cooperate in the defense of all third party claims. In connection with the defense of any claim, each of the Payee and the Payor shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

     In the event that either the Buyer or the Payor asserts the existence of a claim of Losses (excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Payee specifying the nature and amount of the claim asserted. If the Payee, within 30 days or such greater time as may be necessary for the Payee to investigate such claim not to exceed 90 days after receiving the notice from the Buyer or the Payor, shall not give written notice to the Buyer or the Payor announcing his intent to contest such assertion, such assertion shall be deemed accepted and the amount of such claim shall be deemed a valid claim for Losses, the amount of which will reduce the principal and interest due and to become due under this Note. During the time period set forth in the preceding sentence, the Buyer or the Payor shall cooperate with the Payee in respect of such claim for Losses. In the event that the Payee contests the assertion of a claim by giving such written notice to the Buyer or the Payor within said period, the Payee and the Payor shall, acting in good faith, attempt to reach agreement with respect to such claim within 10 days after such notice. During the continuance of a pending claim for Losses, payments due or becoming due under the Note shall be withheld until a final resolution of such claim.

     The undersigned may, at any time and from time to time, without penalty, make prepayments which will be applied to the payment of principal under this Note. In any case where the date of maturity of the principal of or interest on this Note or the date fixed for payment or prepayment of this Note shall be, at any place of payment, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day that is not at such place of payment a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, with the same for and effect as if made on the date of maturity or the date fixed for payment or prepayment.

     Presentment, demand and protest, and notices of protest, dishonor, and non-payment of this Note and all notices of every kind are hereby waived.

     No single or partial exercise of any power hereunder shall preclude the other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the Payee or the Payor in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     This Note may not be negotiated, assigned or transferred to any other Person whatsoever without the consent of the undersigned.

     THE OBLIGATIONS OF THE PAYOR UNDER THIS NOTE ARE TO THE PAYEE ONLY. NO SHAREHOLDER, OR PERSON ACTING THROUGH OR ON BEHALF OF A SHAREHOLDER, OR ANY OTHER PERSON (INCLUDING, WITHOUT LIMITATION, ANY NOTEHOLDER) SHALL HAVE THE RIGHT TO ENFORCE ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR TO SEEK ANY REMEDIES FOR AN ALLEGED BREACH HEREUNDER OR UNDER THE MERGER AGREEMENT. THE PAYOR SHALL HAVE NO OBLIGATION TO DEAL WITH ANY INDIVIDUAL SHAREHOLDER OR NOTEHOLDER REGARDING ANY ISSUE ARISING UNDER THIS NOTE OR THE MERGER AGREEMENT.

     The Note shall be governed by and construed in accordance with the internal laws of the State of New York.


                                        MONITOR AEROSPACE CORPORATION,
                                          a New York corporation


                                        By:__________________________________
                                                 William L. Remley
                                                 Chief Executive Officer

                                    EXHIBIT C

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement"), dated as of _________, 1998 by and among Stellex Aerospace Holdings, Inc. (the "Buyer"), Monitor Aerospace Corporation (the "Company"), Douglas Monitto (in his capacity as Majority Noteholder as provided in Section 8.5 of the Merger Agreement referred to below "Majority Noteholder"), and _________ (the "Escrow Agent").


                              W I T N E S S E T H:

     WHEREAS, the Buyer, the Buyer's wholly-owned subsidiary, Soze Corp. ("MergerSub"), and the Company have entered into an Agreement and Plan of Merger dated as of April 28, 1998 (the "Merger Agreement") pursuant to which MergerSub shall merge with and into the Company, the Company, as the surviving corporation, will become the wholly-owned subsidiary of the Buyer, and the shareholders of the Company will receive consideration for their shares of common stock of the Company;

     WHEREAS, the Merger Agreement provides that the Buyer shall deposit FOUR MILLION DOLLARS ($4,000,000) into the Pension Escrow Fund (as defined in the Merger Agreement) to be held in an escrow account with the Escrow Agent in accordance with the terms of this Agreement;

     WHEREAS, all terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement;

     WHEREAS, pursuant to the terms of the Merger Agreement, the Majority Noteholder will act on behalf of the Noteholders with respect to all rights, privileges and obligations of the Noteholders under this Agreement;

     WHEREAS, the Buyer and the Majority Noteholder desire the Escrow Agent to hold and dispose of the funds in the Escrow Account, and the Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. The Escrow Agent is hereby constituted and appointed as escrow agent, and hereby accepts its appointment and agrees to act as escrow agent pursuant to this Agreement.

     2. Pension Escrow Fund. Pursuant to Section 2.4 of the Merger Agreement, the Buyer has caused the delivery to the Escrow Agent of the sum of Four Million Dollars ($4,000,000), in cash for deposit in an account identified as the "Monitor Escrow Account" (the "Pension Escrow Account"). The Escrow Agent acknowledges receipt of the sum referred to in the preceding sentence. The Pension Escrow Fund will be held by the Escrow Agent until disbursed pursuant to
Section 4 or released pursuant to Section 5. Pursuant to Subsections 2.4(b) of the Merger Agreement, the Buyer shall cause the Company to take all actions reasonably necessary to effectuate the termination of the Pension Plan; provided, however, that, in accordance with

Section 2.4(c) of the Merger Agreement, in the event the cost to terminate the Pension Plan exceeds or is expected to exceed the Pension Escrow Fund, the Buyer shall have the right to elect to withdraw the termination of the Pension Plan and make a claim under Section 4(d) hereof for the full amount of the Pension Escrow Fund.

     3. Investment of Pension Escrow Fund. The Escrow Agent shall invest and reinvest the Pension Escrow Fund in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, or, upon receipt of written investment instructions from the Buyer and the Majority Noteholder, the Escrow Agent shall invest the Pension Escrow Fund in other investments in accordance with such instructions. The Pension Escrow Fund shall be invested at all times during the term of this Agreement except when such investments are liquidated and cash is held by the Escrow Agent pending immediate payment of any amount from the Pension Escrow Fund as provided in this Agreement. The Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of the Pension Escrow Fund made by it in accordance with this Section 3 or realized as a result of the liquidation of any such investment, absent willful misconduct, bad faith or gross neglect.

     4. Disbursement From Escrow Account. The Escrow Agent shall continue to hold the Pension Escrow Fund in its possession until authorized hereunder to distribute the Pension Escrow Fund as follows:

          (a) No transfer shall be made from the Pension Escrow Fund for the purpose of paying benefits therefrom or otherwise, until the later of (i) the date that a favorable determination letter upon plan termination is received from the Internal Revenue Service and any actions required to be taken as a condition of the favorable termination letter have been satisfied, (ii) the date the Pension Benefit Guaranty Corporation has indicated by notice to the Plan Administrator that distributions from Pension Plan may proceed and (iii) the date all participants, beneficiaries or alternate payees who can be located have either completed their election forms or have been deemed to have made an election (the "Distribution Date"). At the Distribution Date, or as soon as practicable thereafter, and at the request of the Buyer, the Escrow Agent shall transfer into the Pension Plan funds sufficient to satisfy all liabilities owed to participants, beneficiaries or alternate payees under the Pension Plan. The Buyer shall notify Majority Noteholder of the Distribution Date, and shall provide Majority Noteholder with documentation evidencing the amount required to satisfy all liabilities under the Pension Plan.

          (b) The Buyer, may pursuant to a Claim Notice substantially in the form attached to this Agreement as Exhibit A, request a withdrawal from the Pension Escrow Fund for any and all costs associated with the termination of the Company's Pension Plan, other than those liabilities described in subsection (a) hereof, including, but not limited to, all legal, accounting, actuarial and other expenses associated with such termination. The Buyer must provide, along with the Claim Notice, detailed schedules of any and all expense documentation to support the Claim Notice. The Claim Notice with supporting documentation shall be delivered to the Escrow Agent and the Majority Noteholder pursuant to Section 10. The Escrow Agent must release the funds requested in the Claim Notice to the Buyer unless on or by the third (3rd) business day after the Escrow Agent's receipt of such Claim Notice, the Escrow Agent shall have received from the Majority Noteholder, a Dispute Notice substantially in the form attached to this Agreement as Exhibit B.

          (c) Upon the later of (i) the date the last single sum distribution to a participant, beneficiary or alternate payee is made or (ii) the date an annuity contract is purchased for participants, beneficiaries or any alternate payees who have not elected a single sum distribution upon plan termination, the Majority Noteholder may, by delivering a Claim Notice to the Escrow Agent, the Company and the Buyer, request a withdrawal from the Pension Escrow Fund in an amount equal to the excess of the Escrow Pension Fund over the actual cost to terminate the Pension Plan. The Majority Noteholder must provide, along with the Claim Notice, detailed schedules of any and all documentation to support the Claim Notice. The Escrow Agent must release the funds requested in the Claim Notice to the Majority Noteholder unless on or by the third (3rd) business day after the Escrow Agent's receipt of such Claim Notice, the Escrow Agent shall have received from the Buyer, a Dispute Notice.

          (d) The Buyer may, by delivering a Claim Notice to the Escrow Agent and the Majority Noteholder, request a withdrawal of the entire amount of the Pension Escrow Fund if the cost of terminating the Pension Plan exceeds or is expected to exceed the amount in the Escrow Pension Fund. The Buyer must provide, along with the Claim Notice, detailed schedules of any and all documentation to support the Claim Notice. The Escrow Agent must release the funds requested in the Claim Notice to Buyer unless on or by the third (3rd) business day after the Escrow Agent's receipt of such Claim Notice, the Escrow Agent shall have received from the Majority Noteholder, a Dispute Notice.

          (e) If one party delivers a Claim Notice as described in this Section 4, and either (i) the other party, by written notice, accepts the claims set forth in the Claim Notice, or (ii) the other party fails to deliver a Dispute Notice within the time specified, then the amount of the claim in the Claim Notice shall be delivered by the Escrow Agent as specified in the Claim Notice.

          (f) If a Dispute Notice is delivered, the Majority Noteholder and Buyer shall attempt to resolve in good faith any disputes with respect to the claims. Escrow Agent shall not distribute the amount of any claim in dispute until its receipt of one of the following: (i) written instructions from the Majority Noteholder and Buyer with instructions with regard to payment or nonpayment of the claim, or (ii) the dispute has finally been settled by order of a court of competent jurisdiction from which time for appeal of such order has passed. If a court determines that any party unreasonably disputed a valid claim, the court may award attorney fees to the prevailing party.

     5. Other Releases of Pension Escrow Fund.

     (a) On the date that the Escrow Agent shall receive notice from the Buyer that the Pension Plan has been terminated and all costs and liabilities associated therewith paid, the Escrow Agent shall deliver to the Majority Noteholder the balance of the Pension Escrow Fund (the "Release Date").

     (b) Interest earned on the Pension Escrow Fund shall be used to pay the fees of the Escrow Agent. In addition, interest on the Pension Escrow Fund shall be part of the Pension Escrow Fund and may be used for payment of any claims hereunder. Interest accrued and not paid to the Escrow Agent or any other party hereto, pursuant to the provisions hereof shall be deemed to accrue to the Company, and the Escrow Agent may release to the Company a portion of the interest accrued to pay any tax liabilities associated therewith.

     (c) If the Release Date shall fall on a day that is not a business day, any required payment hereunder shall be made on the next business day.

     6. Termination. This Agreement shall terminate upon delivery of the entire amount of the Escrow Account (including interest thereon) in accordance herewith.

     7. Delivery of Pension Escrow Fund. The Majority Noteholder and the Buyer will be entitled to delivery of the Pension Escrow Fund, or any portion thereof, solely in accordance with the terms hereof. Except as may otherwise be lawfully determined, no creditor of the Majority Noteholder, the Noteholders, the Shareholders, the Company or the Buyer will have any rights in or to the Pension Escrow Fund so long as it remains subject to the terms of this Agreement. Interests in the Pension Escrow Account may not be transferred by any party hereto.

     8. Duties of the Escrow Agent; Fees. The Escrow Agent shall be reimbursed for its fees described on Schedule A from interest earned on the Pension Escrow Fund. Any reasonable attorneys' fees incurred by the Escrow Agent in connection with a dispute between the Buyer and the Majority Noteholder shall be borne equally by the parties. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree will govern and control the rights, duties and immunities of the Escrow Agent:

     (a) the duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement and the Escrow Agent shall be responsible only for the performance of such duties and obligations as are specifically set forth in this Agreement;

     (b) the Escrow Agent shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instruction, request, or other paper or document which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent may assume that any person purporting to give such advice, certificate, notice, direction, instruction, request or other paper or document has been duly authorized to do so. The Escrow Agent assumes no responsibility for the accuracy of the recitals thereof;

     (c) the Escrow Agent shall not be liable for any mistake in fact or law or otherwise, absent willful misconduct, bad faith or negligence;

     (d) the Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and will be fully protected by the Buyer and the Majority Noteholder in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel; and

     (e) the Buyer and the Majority Noteholder agree to indemnify the Escrow Agent from the performance or its duties and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), absent willful misconduct, bad faith or negligence of the Escrow Agent.

     9. Resignation of Escrow Agent. The Escrow Agent and any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties and obligations hereunder at any time upon giving 60 days' prior written notice to the Buyer and the Majority Noteholder. The Buyer and the Majority Noteholder shall thereupon jointly designate a successor escrow agent hereunder within said 30-day period, to whom the Escrow Agent shall deliver the Pension Escrow Fund. In the absence of such a joint designation of a successor escrow agent, the Escrow Agent shall, without further liability or responsibility, retain the Pension Escrow Fund as custodian thereof until otherwise directed by the Buyer and the Majority Noteholder jointly.

     10. Notices. Any notice or other communication required or permitted hereunder shall be effective only if it is in writing and delivered personally or sent by telecopy or mailed by registered or certified mail, return receipt requested (air mail if to a point overseas from the point of mailing), postage prepaid addressed as follows:

     If to the Buyer:

     Monitor Acquisition Corp.
     c/o Mentmore Holdings Corporation
     1430 Broadway, 13th Floor
     New York, New York 10018-3308
     Attention: Michael D. Schenker, Esq.
     Telecopier No.: (212) 382-1559

with a copy to:

     Winston & Strawn
     200 Park Avenue
     New York, New York 10166
     Attention: Robert W. Ericson, Esq.
     Telecopier No.: (212) 294-4700

If to the Majority Noteholder:

     Douglas Monitto
     c/o Daniel V. Duff, Jr.
     156 West 56th Street
     New York, New York 10019
     Telecopier No.: (212) 262-1215

With copies to:

     Windels, Marx, Davies & Ives
     156 West 56th Street
     New York, New York  10019
     Attention: David V. Duff, Jr., Esq.
                James P. Conroy, Esq.
     Telecopier No.: (212) 262-1215

If to Escrow Agent:


     ___________________________________

     ___________________________________

     ___________________________________
or to such other address as any such party may designate by notice given to the other parties and shall be deemed to have been given as of the date received. All notices given by telecopy shall be promptly confirmed by the mailing (by first class mail) of a letter in receipt thereof.

     13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties to this Agreement agree that any legal suit, action or proceeding arising out of or relating in any way to this Agreement, shall be instituted exclusively in a court in New York, and each party waives any objection whatsoever which it may now have or hereafter have to the laying of the venue of any such suit, action or proceeding exclusively in a court in New York, and irrevocably submit to the exclusive jurisdiction of a court in New York, in any such suit, action or proceeding. In the event any legal suit, action or proceeding of any kind is commenced in or brought in any court other than in a court in New York, the parties agree to, and shall cause their respective subsidiaries and affiliates to, transfer and/or remove any such legal suit, action or proceeding to a court in New York, or to dismiss such legal suit, action or proceeding immediately.

     14. Assignment. No assignment, amendment or modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     17. Captions. The titles of captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       STELLEX AEROSPACE
                                       HOLDINGS, INC.


                                       By:________________________
                                       Name:
                                       Title:


                                       MAJORITY NOTEHOLDER:


                                       ----------------------------
                                       Name:  Douglas Monitto



                                       MONITOR AEROSPACE
                                       CORPORATION


                                       ----------------------------
                                       Name:
                                       Title:


                                       ESCROW AGENT:


                                       By: __________________________
                                       Name:
                                       Title:

                                   SCHEDULE A


     Escrow Fees                                                   $
                                                                   -------------

                                                                       EXHIBIT A

                                  CLAIM NOTICE


                  [Escrow Agent Address]

                  ---------------------

                  ---------------------

                  ---------------------

                  [Majority Noteholder/Buyer Address]
                  ---------------------

                  ---------------------

                  ---------------------


     Ladies and Gentlemen:

     Reference is made to (i) the Agreement and Plan of Merger dated as of ___________, 1998 among Stellex Aerospace Holdings, Inc. ("Buyer "), Soze Corp. and Monitor Aerospace Corporation (the "Company"), and (ii) the Escrow Agreement dated as of _____________, 1998 ("Escrow Agreement") among the Buyer, the Majority Noteholder named therein and the Escrow Agent.

     This letter shall serve as the [Buyer's/Majority Noteholder's] notice to the [Buyer/Majority Noteholder] that such party has a claim under the Escrow Agreement with respect to costs associated with termination of the Company's Pension Plan in the amount of $_______________________ (the "Claim Amount"). [Annex I hereto sets forth the supporting documentation of the Claim Amount.]

     The undersigned hereby instructs the Escrow Agent to disburse from the Escrow Account the Claim Amount by wire transfer to the account specified below.

     [Insert Wire Instructions]




                                               By: ____________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT B

                                 DISPUTE NOTICE


                  [Escrow Agent Address]

                  ---------------------

                  ---------------------

                  ---------------------

                  [Buyer or Majority Noteholder's Address]

                  ---------------------

                  ---------------------

                  ---------------------

     Ladies and Gentlemen:

     Reference is made to (i) the Agreement and Plan of Merger dated as of ___________, 1998 among Stellex Aerospace Holdings, Inc.. ("Buyer "), Soze Corp. and Monitor Aerospace Corporation (the "Company"), and (ii) the Escrow Agreement dated as of _____________, 1998 ("Escrow Agreement") among the Buyer, the Majority Noteholder and the Escrow Agent.

     This letter shall serve as the Dispute Notice of the [Buyer/Majority Noteholder] as described in the Escrow Agreement. The undersigned hereby instructs the Escrow Agent not to disburse from the Pension Escrow Fund $__________________ to [Buyer/Majority Noteholder], but $____________ may be
distributed in accordance with the Claim Notice.




                                                        ------------------------

                                    EXHIBIT D

                              LETTER OF TRANSMITTAL

             To accompany certificates for shares of Common Stock of

                          MONITOR AEROSPACE CORPORATION

              surrendered for the applicable Merger Consideration
                        in connection with the merger of
                    Soze Corp., a wholly-owned subsidiary of
  Stellex Aerospace Holdings, Inc., with and into Monitor Aerospace Corporation

This letter should be delivered with accompanying stock certificates as soon as possible to:

                          Monitor Aerospace Corporation
                          1000 New Horizons Boulevard
                          Amityville, New York 11701

PLEASE READ THE ATTACHED INSTRUCTIONS CAREFULLY.

Gentlemen:

     Pursuant to the Agreement and Plan of Merger dated as of April 28, 1998 (the "Merger Agreement") among Stellex Aerospace Holdings, Inc. ("Buyer"), Soze Corp. ("MergerSub"), and Monitor Aerospace Corporation (the "Company"), the undersigned shareholder (the "Shareholder") herewith surrenders for cancellation the following certificate(s), which represent all of the shares of Common Stock of the Company ("Company Common Stock") owned (beneficially or of record) by the Shareholder (the "Shares"):

====================================================================================================================
                                                                             Common Stock
====================================================================================================================
         Name and Address of Shareholder             Cert. No.                     Number of Shares
====================================================================================================================
                                                                        Unrestricted                      Restricted
                                                                           Shares*                         Shares**

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================
Total (must equal total shares of record)
====================================================================================================================
                           (If the above space is inadequate, please attach a schedule.)

* Unrestricted Shares means Company Common Stock owned by persons other than Douglas Monitto, Lawrence G. Goldberg and R. Bruce Andrews.

** Restricted Shares means Company Common Stock owned by Douglas Monitto, Lawrence G. Goldberg and R. Bruce Andrews (collectively, the
     "Noteholders").

     Terms used herein, but not otherwise defined herein, shall have the meanings subscribed thereto in the Merger Agreement.

     Payment for Shares: You are hereby authorized and instructed to deliver, as set forth below, the Shareholder's portion of the Merger Consideration set forth on Schedule 2.3 of the Merger Agreement (which such Shareholder acknowledges is accurate and complete and in accordance with any and all agreements with such Shareholder and other Shareholders), less any withholding therefrom required by Applicable Law, for all shares of Company Common Stock owned by the Shareholder and formerly represented by the stock certificate(s) so surrendered and to take all necessary actions to effect such delivery; provided that any shareholder holding Restricted Shares acknowledges that a portion of the Merger
Consideration:

          (i) will be paid in the form of a Buyer's Note in the aggregate amount of $5,180,000 payable by the Company to the Majority Noteholder, and that if the Buyer has claims under the Merger Agreement, the Shareholder Side Agreement or under any Letter of Transmittal, the Buyer may offset payments due under the Buyer's Note; and

          (ii) will be placed in escrow pursuant to the Escrow Agreement between Buyer, the Majority Noteholder and the Escrow Agent named therein (the "Escrow Agreement") for the purpose of paying all costs and liabilities associated with termination of the Pension Plan, including, legal, accounting, actuarial, and other expenses which would be incurred in connection with the termination of the Pension Plan.

     The portion of the Merger Consideration that is payable in cash to the Shareholder pursuant to the Merger Agreement is hereinafter referred to as the "Closing Date Merger Consideration." Each Shareholder intends to receive amounts payable to him or her by wire transfer pursuant to the "Wire Transfer Instructions" set forth on the last page hereof. If such instructions are not provided, the Closing Date Merger Consideration shall be paid by Buyer by issuing a cashier's check in the name of the Shareholder and mailing the same to the address of the Shareholder indicated herein. The Shareholder understands that if payment is to be made to a person other than the registered holder of the certificate(s) surrendered herewith, it is a condition of such payment that the certificate(s) be properly endorsed or otherwise in proper form for transfer and that the Shareholder must pay any transfer or other Taxes required by reason of the payment to such other person or establish to the reasonable satisfaction of Buyer that such Taxes have been paid or are not applicable.

     Ownership of Shares; Authorizations: The Shareholder represents and warrants that the Shareholder: (i) is the record owner of the Shares, (ii) is the beneficial owner of the Shares or has full authority and capacity to transfer the Shares on behalf of the beneficial owners, and (iii) has good and marketable title to the Shares, free and clear of any liens, encumbrances, security agreements, claims, equities, charges, restrictions, voting agreements, proxies, options, rights of first refusal, calls, contractual rights or other interests or adverse claims. The Shareholder has all necessary power and authority to execute and deliver this Letter of Transmittal, and to consummate the transactions described herein, and the Letter of Transmittal is the legal, valid and binding obligation of the Shareholder. If the Shareholder is a Majority Noteholder, the Shareholder has all necessary power and authority to execute and deliver the Escrow Agreement, and to consummate the transactions described therein, and the Escrow Agreement is the legal, valid and binding obligation of the Shareholder.

     If the Shareholder is a legal entity, the execution and delivery of each of this Letter of Transmittal and, if applicable, the Escrow Agreement: (a) has been duly and validly authorized by such Shareholder's governing body; (b) does not violate (A) any applicable law or court order or (B) the organizational documents of such Shareholder; and (c) does not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement to which the Shareholder is a party or to which such Shareholder's property is bound or result in the creation or imposition of any lien of any nature upon any property of such Shareholder. If the Shareholder is a trustee or otherwise acting in a fiduciary or representative capacity, the Shareholder hereby represents and warrants that it is duly authorized to execute and deliver this Letter of Transmittal.

     Release: Effective as of the Closing, the Shareholder hereby irrevocably waives and releases all known and unknown claims it may have, in such Shareholder's capacity as a shareholder of the Company, against the Company, Buyer, or MergerSub, or any present, future and former directors, officers, agents, affiliates and employees of the Company, Buyer or MergerSub from any and all actions, claims, causes of action or liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Shareholder ever had, now has or hereafter can, shall or may have against any of the foregoing entities or persons for, upon or by reason of any matter, cause or thing relating to the Shareholder's status as a shareholder of the Company, provided that this release shall not be deemed to limit or release any party from the provisions of the Merger Agreement, Buyer's Note or the Escrow Agreement. The release set forth in the foregoing sentence shall be binding upon all beneficiaries, heirs, executors, administrators, trustees in bankruptcy, legatees, distributees, successors, assigns and legal representatives of the Shareholder, and shall not be affected by, and shall survive the death, incapacity, dissolution, bankruptcy, liquidation or reorganization of the Shareholder. The Shareholder acknowledges that the release provided for in this paragraph is a condition to Closing and is being given in partial consideration for the Buyer's undertakings in the Merger Agreement.

     THE SHAREHOLDER, UNLESS IT IS THE MAJORITY NOTEHOLDER ACTING IN ITS CAPACITY AS SUCH, ACKNOWLEDGES AND AGREES THAT IT HAS NO RIGHT, TITLE OR OTHER INTEREST IN THE BUYER'S NOTE OR THE PENSION ESCROW FUND. THE SHAREHOLDER, UNLESS IT IS THE MAJORITY NOTEHOLDER ACTING IN ITS CAPACITY AS SUCH, WAIVES ANY AND ALL RIGHTS TO BRING ANY CLAIMS OR CAUSES OF ACTION UNDER THE MERGER AGREEMENT, THE BUYER'S NOTE OR THE ESCROW AGREEMENT.

     IF THE SHAREHOLDER IS A NOTEHOLDER, SUCH NOTEHOLDER ACKNOWLEDGES AND AGREES THAT THE MAJORITY NOTEHOLDER SHALL EXERCISE ALL RIGHTS AND PRIVILEGES OF THE NOTEHOLDERS UNDER THE BUYER'S NOTE, THE ESCROW AGREEMENT AND THE MERGER AGREEMENT, AND RELATED MATTERS, ALL IN ACCORDANCE WITH SECTION 8.5 OF THE MERGER AGREEMENT.

     EACH SHAREHOLDER ACKNOWLEDGES THAT THE BUYER AND THE COMPANY SHALL HAVE NO OBLIGATION TO DEAL WITH ANY INDIVIDUAL SHAREHOLDER (OTHER THAN THE MAJORITY NOTEHOLDER IN ITS CAPACITY AS SUCH) REGARDING ANY ISSUE ARISING UNDER THE BUYER'S NOTE, THE ESCROW AGREEMENT OR THE MERGER AGREEMENT. GOVERNING LAW; CONSENT TO JURISDICTION: THE SHAREHOLDER AGREES THAT THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED,

INTERPRETED, AND THE RIGHTS OF THE PARTIES ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE SHAREHOLDER (A) CONSENTS TO SUBMIT HIMSELF OR HERSELF TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN THE EVENT ANY DISPUTE ARISES UNDER THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, (B) AGREES THAT HE OR SHE WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION OR VENUE BY MOTION OR OTHER REQUEST FOR LEAVE FROM SUCH COURT, AND (C) AGREES THAT HE OR SHE WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK.

     Other Documents: The Shareholder hereby agrees to execute or provide any additional documents, or take such additional action, as Buyer may deem reasonably necessary to evidence or effect surrender of the Shares covered by this Letter of Transmittal or to establish the right of the persons indicated in this Letter of Transmittal to receive any payment indicated in this Letter of Transmittal.


                            IMPORTANT TAX INFORMATION

     Under federal income tax law, a shareholder who surrenders certificates formerly evidencing shares of Company Common Stock for payment of the applicable Merger Consideration is generally required by law to provide Buyer with his or her correct taxpayer identification number on the Form W-9 accompanying this Letter of Transmittal. If Buyer is not provided with the Shareholder's correct taxpayer identification number, the Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Shareholder may be subject to backup withholding. Backup withholding also may be imposed if the Internal Revenue Service notifies Buyer that the taxpayer identification number provided by the Shareholder is incorrect.

     If backup withholding applies, Buyer is required to withhold 31% of any payments made to the Shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Form W-9

     To prevent backup withholding on payments that are made to a Shareholder, the Shareholder must notify Buyer of the Shareholder's correct taxpayer identification number by completing the Form W-9 certifying under penalties of perjury that the taxpayer identification number provided on Form W-9 is correct (or that the Shareholder has applied for or intends, in the near future, to apply for a taxpayer identification number, and the Shareholder is not waiting for such number).

What Number to Give

     The taxpayer identification number that the Shareholder is required to give is his or her social security number if the Shareholder is an individual, or the employer identification number if the Shareholder is not an individual. If someone is acting in a representative capacity for a Shareholder, the social security number of the person being represented must also be provided. If payment is to be made to other than the registered holder, the payee indicated under "Special Payment Instructions" or "Wire Transfer Instructions" must provide such payee's taxpayer identification number and complete the Form W-9 accompanying this Letter of Transmittal.

Form W-8/Foreign Persons

     All persons who are not citizens of the United States or who are not otherwise United States persons, as that term is defined in the Internal Revenue Code of 1986, as amended, which term includes, among other things, a corporation organized under the laws of any state, should complete Form W-8 in lieu of Form W-9.

Employee Owners of Stock

     Payments made to (i) employees and other persons who surrender shares of stock issued under the Restricted Stock Bonus Plan or the Andrews Employment Agreement or (ii) employees who otherwise own stock acquired as a consequence of their employment with the Company, which stock is still subject to ownership restrictions that cause the employee or other persons to then not be treated as the unrestricted owner of the stock for tax purposes, are generally subject to withholding of applicable Federal, state and local income and employment related taxes. Any income taxes withheld shall be deemed to have been paid by such shareholder, who may then claim a credit against such shareholder's personal tax liability in an amount equal to such withheld taxes. Any affected shareholders should consult with their tax advisors and the Company as to the impact of such taxes.

                  INSTRUCTIONS FOR SURRENDERING CERTIFICATE(S)
                  (in connection with the merger of Soze Corp.,
          a wholly-owned subsidiary of Stellex Aerospace Holdings, Inc.
                  with and into Monitor Aerospace Corporation)

     In accordance with the terms of the Merger Agreement, upon surrender of certificates representing the Shares, the Shareholder thereof is entitled to receive his or her portion of the applicable Merger Consideration described in the Merger Agreement for all shares of Company Common Stock surrendered by the Shareholder, less amounts placed in escrow pursuant to the Escrow Agreement or paid under the Buyer's Note. To receive such Merger Consideration, the Shareholder must send this Letter of Transmittal, properly filled in, dated, and signed, together with the certificate(s) evidencing the Shares, to the Company at the address set forth above. It is expected that a representative of the Buyer will be present at the closing of the transactions contemplated in the Merger Agreement to receive Letters of Transmittal and certificates for shares of Company Common Stock.

     1. Signatures. This Letter of Transmittal must either: (a) be signed by the registered holder(s) of the certificate(s) transmitted with this Letter to Transmittal; or (b) signed by a transferee to whom such certificates have been duly transferred by the registered holder (such transfer to be evidenced as described in paragraph 2 below). THE SHAREHOLDER MUST HAVE HIS OR HER SIGNATURE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE IN THE UNITED STATES OR BY A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., and such persons must complete the Internal Revenue Service Form W-9, as described below. If any surrendered certificates are held of record in joint tenancy, both joint tenants must sign. If the surrendered certificates are held of record in joint tenancy and one joint tenant is deceased, the surviving joint tenant must send a death certificate of the deceased joint tenant along with this Letter of Transmittal. If this Letter of Transmittal is executed by an attorney, executor, administrator, trustee, or guardian, or by anyone acting in a fiduciary or representative capacity, or by an officer of a corporation, the person executing such letter of Transmittal must give his or her full title in such capacity and evidence of authority satisfactory to Buyer. All signatures must correspond with the name as written on the tendered Certificates or as otherwise provided in this paragraph.

     2. Payment to Other than the Registered Holder If any payment for shares of Company Common Stock is to be made in a name other than the name of the registered holder of the surrendered certificate, the certificate so surrendered must be duly endorsed by the registered holder to the person to whom payment is to be made, or the surrendered certificate must be accompanied by a duly executed stock power, in each case with the signature guaranteed (as described above in paragraph 1), evidencing proper assignment of the shares of Company Common Stock represented by said certificate. Also, any person requesting payment to anyone other than the registered holder of the shares of Company Common Stock being surrendered must pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder or establish to the satisfaction of Buyer that such Tax has been paid or is not payable.

     3. Special Instructions/Wire Transfers. Please complete the applicable special instruction boxes if either: (a) cashier's checks for the Closing Date Merger Consideration are to be issued in a name other than the name of the Shareholder; or (b) payments of the Closing Date Merger Consideration are to be made by wire transfer (whether such payments are to be made for the account of the Shareholder or that of a person other than the Shareholder).

     4. Certificates in Different Names. If certificates are registered in different names, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates surrendered.

     5. Lost Certificates. If certificates have been lost, stolen, or destroyed, that fact should be indicated on the face of this Letter of Transmittal, and the Shareholder should contact R. Bruce Andrews at the Company for further instructions.

     6. Delivery of Certificates. All certificates should be delivered at one time for surrender. A Letter of Transmittal and the stock certificate(s) must be received by the Company and Buyer, in satisfactory form, in order to make an effective surrender. Delivery of the certificate(s) and other documents will be effected, and the risk of loss and title to the certificate(s) will pass, only upon proper delivery of the certificate(s) to the Company. The method of delivery of the Letter of Transmittal and the stock certificate(s) is at the option and risk of the Shareholder, but if mail is used, registered mail with proper insurance is suggested as a precaution against loss.

     7. Comply with all Conditions. Failure to accurately complete this Letter of Transmittal, to obtain guarantees of signatures, or to comply with the other conditions and requirements of this Letter of Transmittal may affect the closing of the Merger Agreement. Buyer may, entirely at its election, waive any of the conditions or requirements specified herein. All determinations as to whether the conditions and requirements of this Letter of Transmittal have been complied with shall be made by Buyer and shall be final and binding.

     8. Forms W-9. Please complete the Internal Revenue Service Form W-9 (or, in the case of a non-United States person, a Form W-8) accompanying this Letter of Transmittal. Failure to do so may result in withholding of a portion of the payment to be made hereunder.

     9. Additional Information. If you need an additional Letter of Transmittal or require additional information or explanations, please call R. Bruce Andrews at the Company at (516) 957- 2442.

     10. Cancellation of Shares. Subject to and in accordance with the terms of the Merger Agreement, all shares of Company Common Stock outstanding prior to the Merger and held by the Shareholder will be canceled at the Effective Time.

     11. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Shareholder contained in this Agreement shall survive the Closing Date indefinitely.

     12. Representations Regarding Merger Agreement. The Shareholder acknowledges that he, she or it has been provided with a fully executed copy of the Merger Agreement (including schedules and exhibits) and approves the terms and provisions thereof. The Shareholder confirms that it has approved, by unanimous written consent, the form, terms and provisions of the Merger Agreement pursuant to the Unanimous Written Consent of Shareholders of the Company dated April 28, 1998.

--------------------------------------------------------------------------------
                           WIRE TRANSFER INSTRUCTIONS

     To be completed if payments are to be made by wire transfer. Please make payments by wire transfer to the following accounts and in the following amounts in accordance with the following instructions:

---------   --------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                            Guarantee of Signature(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     (ALL SHAREHOLDERS' SIGNATURES APPEARING HEREON MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE IN THE UNITED STATES OR BY A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.)

     The undersigned hereby guarantees the signature(s) that appear on this Letter of Transmittal and the stock certificate(s) formerly representing the shares of Company Common Stock surrendered pursuant to this Letter of Transmittal.

Authorized Signature: __________________________________________________________
Name of Firm: __________________________________________________________________
Dated: _________________________________________________________________________

     *THE SHAREHOLDER MUST ALSO COMPLETE THE FORM W-9 ACCOMPANYING THIS LETTER OF TRANSMITTAL. FAILURE TO COMPLETE SUCH FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS DUE.



================================================================================


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------


================================================================================



                                All Shareholders
                                    SIGN HERE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Signature(s) of Owner(s)

(Must be signed by registered holder(s) as name(s) appear on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If any certificate being surrendered is held of record in joint tenancy, both joint tenants must sign. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other acting in a fiduciary or representative capacity, please set forth full title.

                          Shareholders should complete:

Dated: _________________________________________________________________________

Name(s): _______________________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (Please Print)

Capacity: ______________________________________________________________________

Address: _______________________________________________________________________
                              (Including Zip Code)
--------------------------------------------------------------------------------

Area Code and Telephone Number (______) ________________________________________

CHECKS WILL BE MAILED TO THE ADDRESS
ABOVE UNLESS OTHERWISE INDICATED.
================================================================================

                                                                     EXHIBIT E-1



                            NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (this "Agreement") is made as of the ___ day of May, 1998 between Monitor Aerospace Corporation (the "Company"), a New York corporation, whose address is at 1000 New Horizons Boulevard, Amityville, New York 11701 and Douglas Monitto ("Monitto").

     WHEREAS, concurrently with the execution of this Agreement, Stellex Aerospace Holdings, Inc. ("Buyer"), Soze Corp. ("MergerSub") and the Company will enter into an Agreement and Plan of Merger, dated as of April __, 1998 (the "Merger Agreement"), pursuant to which MergerSub will be merged into and with the Company (the "Merger");

     WHEREAS, concurrently with the execution of this Agreement, the Company and Monitor Asia Corporation ("Monitor Asia"), an Affiliate of Monitto, will enter into a Sales Representative Agreement, dated as of May __, 1998 (the "Monitor Asia Sales Representative Agreement"), pursuant to which Monitor Asia will serve as a non-exclusive representative of the Company for the promotion and sale of certain products and services of the Company in certain territories as more specifically provided for therein;

     WHEREAS, concurrently with the execution of this Agreement, the Company, Monitor Asia and Monitor Aerospace International Corporation ("MAIC"), a subsidiary of the Company, will enter into an Asset Purchase Agreement, dated as of May __, 1998 (the "Asset Purchase Agreement"), pursuant to which the Company will sell and Monitor Asia will acquire certain assets and properties of MAIC as set forth more specifically on Exhibit A thereto;

     WHEREAS, pursuant to Section 6.1(n) of the Merger Agreement, a condition precedent to the obligations of Buyer and MergerSub to consummate the Merger is that Monitto shall have entered into a non-competition agreement with the Company; and

     WHEREAS, Monitto desires to induce Buyer and MergerSub to enter into the Merger Agreement, the Asset Purchase Agreement and the Monitor Asia Sales Representative Agreement and to consummate the Merger, from which transactions Monitto will gain substantial economic benefits.

     NOW THEREFORE, in consideration of the execution of the Merger Agreement, the Asset Purchase Agreement and the Monitor Asia Sales Representative Agreement and the consummation of the Merger, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally sound hereby, Monitto and the Company hereby agree as follows:

1.   Acknowledgments. The Company and Monitto acknowledge that:

     a.   The Company's business is highly competitive;

     b. The essence of that portion of the Company's business in which Monitto was involved consisted of trade secrets, business and product information, financial information, and other confidential and proprietary customer relationships (collectively, the "Trade Secrets"), all of which are necessary to the conduct of the Company's business and are protected and kept secret by the Company; and

     c. Monitto acknowledges that the Company's rights in its Trade Secrets and customers would be misappropriated should Monitto, personally, or any company or business entity with which he is or becomes affiliated at any time, disclose the Trade Secrets to others or engage in solicitation of the Company's customers in a manner inconsistent with this agreement, and that the Company would suffer substantial damage as a result of such disclosure or solicitation.

2.   Trade Secrets and Customer Lists.

     Based upon what is set forth above:

     a. Monitto agrees that neither he, personally, nor any company or business entity with which he is or becomes affiliated, shall, for a period of two (2) years after the date of execution of this Agreement, solicit any customers of the Company for the account of any competing business with which he is or shall in any way become employed or affiliated.

     b. Monitto agrees that neither he, personally, nor any company or business entity with which he is or becomes affiliated, shall, for a period of two (2) years after the execution of this Agreement, induce or attempt to induce any employee or independent contractor of the Company to terminate his employment or contractual agreement, whether written or oral, with the Company.

     c. Monitto agrees that following the date of execution of this Agreement neither he, personally, nor any company or business entity with which he is or becomes affiliated shall obtain, directly or indirectly, from him and thereafter use, disseminate, or disclose, in whole or in part, any of the Company's Trade Secrets to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. As used in this Agreement, the term "Trade Secrets" shall not include any proprietary information and intellectual property set forth on Exhibit A hereto, which the Company acknowledges to be proprietary information and intellectual property belonging to Monitto as of the date of execution of this Agreement. Except as set forth on Exhibit A hereto, the presumption will be that all other proprietary information and intellectual property of the Company represents Company Trade Secrets.

3. Non-competition. Neither Monitto personally, nor any company or business entity with which he is or becomes affiliated at any time, shall, for a period of two (2) years after the date of execution of this Agreement, directly or indirectly, own, manage, operate, or control, or be employed by or participate in or be connected in any manner with the ownership, management, operation, or control of any business or type of business competitive with the Company's business. For the purposes of this Agreement, the Company's business consists of the manufacture and assembly of precision machined structural aircraft components and assemblies, the sale and licensing of technology to aerospace manufacturers and the providing of applied management consulting to aerospace manufacturers. In addition, during such period, neither Monitto, personally, nor any company or business entity with which he is or becomes affiliated at any time, shall, directly or indirectly, hire, attempt to hire, solicit, or otherwise attempt to employ in any capacity, whether as employee, independent contractor, consultant, or otherwise, and whether temporary or permanent, part-time or full time, any employee or agent of the Company or any Affiliate of the Company.

4.   Legal and Equitable Relief.

     a. Monitto agrees that, upon the breach of any of the provisions of this Agreement, the Company, in addition to all other remedies, shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction, and may, in addition, pursue any other available remedy, at law or in equity, including the recovery of damages.

     b. If the scope, period of time, or area of restriction herein specified is or would be adjudged unreasonable in any court proceeding, then the period of time, scope, or area of restriction shall be reduced or limited in the court's discretion so as to make said time period, scope or area of restriction reasonable, such that it or they may be enforced in such areas and during such periods of time and in such manner as is adjudged to be reasonable by the court by the elimination of any unreasonable aspects thereof.

     c. Monitto stipulates that in any proceeding in which Monitto, personally, or any company or business entity with which he is or becomes affiliated at any time, is shown to be soliciting or receiving business from the Company's customers in a manner contrary to the provisions of this Agreement, such information shall be considered prima facie evidence that the names and addresses of such customers became known to Monitto as a result of the confidential relationship between Company and Monitto. The burden shall be on Monitto to prove otherwise.

5. Limitation on Restrictions. Notwithstanding the restrictions contained herein, none of the following actions shall constitute a violation of the terms of this Agreement: (a) the assumption by Monitor Asia of the Sales Representative Agreement, dated as of November 15, 1996, between the Company and Cincinnati-Milacron Marketing Company, (b) Monitor Asia's acting as a non-exclusive representative of the Company and others for the promotion and sale of certain products and services of the Company and others in certain territories pursuant to or as permitted by the Monitor Asia Sales Representative Agreement nor (C) the assumption by Monitor Asia of (I) the Expatriate Employment Agreement, dated June 30, 1997, between the Company and Kan Hong Seng, (ii) the letter agreement, dated September 30, 1997, between the Company and John Lowry and
     (iii) the ___________ agreement, dated _____________, between the Company and Chuck Lu Da.

6. Successors and Assigns. The Company may assign its rights under this Agreement and this Agreement shall inure to the benefit of the successors and assigns of Company and, subject to the restrictions on transfer herein set forth, be binding upon Monitto and his heirs, executors, administrators, guardians, and successors whether individuals, companies, Affiliates or other business entities. Monitto may not assign his rights or obligations under this Agreement.

7. Waiver. The failure of the Company to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive the Company of the right to subsequently insist upon strict adherence to that term or to insist at any time upon strict adherence to any other term of this Agreement.

8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9. Choice of law; Consent to Jurisdiction. Each of the parties hereto agrees that this Agreement shall be governed by, construed, interpreted, and the rights of the parties enforced in accordance with the internal laws of the State of New York. Each of the parties hereto (a) consents to submit himself or herself to the personal jurisdiction of any State or Federal court located in the State of New York in the event any dispute arises under this Agreement, (b) agrees that he or she will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from such court, and(C)agrees that he or she will not bring any action relating to this Agreement in any court other than a state or Federal court Sitting in the State of New York.

10. Headings. The headings in this Agreement are solely for convenience of references and shall not affect its interpretation.

11. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Monitto and supersedes and cancels all prior oral or written agreements between them, if any, with respect to the subject matter hereof.

12. Amendments. This Agreement may not be amended, altered or changed, except by a writing signed by the Company and Monitto.

13. Defined Terms. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by a proper and duly authorized representative thereof, and Monitto has signed this Agreement in duplicate, as of the day and year first above written.



                                          --------------------------------------
                                          DOUGLAS MONITTO

Sworn before me this _________ day of
_________________, 1998.



-----------------------------------
         Notary Public


                                          MONITOR AEROSPACE CORPORATION



                                          By:___________________________________
                                          Name:
                                          Title:


Sworn before me this ___________ day of

________________, 1998.



-----------------------------------
         Notary Public

                                                                     Exhibit E-2

                        ASSET PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT (the "Agreement") is entered into as of the _____ day of ________, 1998, by Monitor Aerospace Corporation, a corporation duly organized and existing under the laws of the State of New York and Monitor Aerospace International Corporation, a corporation duly organized and existing under the laws of the State of New York (collectively, the "Company") and Monitor Asia Corporation ("Monitor Asia")(the "Purchaser"), a corporation duly organized and existing under the laws of the State of Delaware.

     WHEREAS, the Company desires to sell, and the Purchaser desires to purchase, the assets and properties of the Company described on Exhibit A, and to employ the persons listed on Exhibit A, in order to conduct a business selling products, engineering and services to the aircraft and aerospace industry throughout Asia; and

     WHEREAS, it is the express intent of the parties that all assets transferred hereunder are to be transferred for $1 plus assumption of certain liabilities; and

     WHEREAS, it is the express intent of the parties that all of the risks and liabilities of the assets and businesses of the Company which are transferred hereunder for events occurring after the date hereof shall be borne solely by Purchaser; and

     WHEREAS, it is the express intent of the parties that all of the risks and liabilities of the assets and businesses of the Company which are not transferred hereunder shall remain solely with the Company; and

     WHEREAS, the Purchaser and its employees are knowledgeable about the business and the assets which it is acquiring hereunder and the Purchaser is willing to acquire such assets and business "as is" without any warranties or representations by the Company as to their operating condition or otherwise;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                SALE AND PURCHASE

         Section 1.1. Sale of Assets by the Company. Subject to and upon the terms, provisions and conditions contained in this Agreement as of the date hereof, the Company hereby sells, assigns, and delivers to the Purchaser, and the Purchaser purchases, accepts and receives from the Company, all of the Company's right, title and interest in and to all of the assets other than deposits related thereto listed on Exhibit A (the "Assets"). Such deposits, which are referred to in Items 1A, 1B and 1G and 2A of Exhibit A, shall be paid over to the Company on the date of this Agreement.

     Section 1.2. Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, there shall be excluded from the sale and purchase contemplated by this Agreement all assets of the Company not specifically listed in Exhibit A (the "Retained Assets").

     Section 1.3. Liabilities Assumed by Purchaser. Purchaser hereby assumes and agrees to pay all of the obligations and liabilities of the Company related to the Assets, whether such obligations and liabilities arise out of events occurring before or after the date hereof, including without limitation, all risks of loss in connection with contracts scheduled on Exhibit A. All risks of loss in connection with the Retained Assets shall remain with the Company. Purchaser has delivered to the Company agreements (such agreements, together with releases referred to in Section 4.2, the "Releases") of the third parties to the contracts listed on Exhibit A, in form and substance satisfactory to the Company, releasing the Company from all liability under such contracts.

     Section 1.4. Purchase Price. In consideration of the sale, assignment and delivery of the Assets to the Purchaser by the Company in accordance with the provisions of this Agreement, the Purchaser shall pay to the Company the purchase price (the "Purchase Price") in an amount equal to $1.00 by check in good, available funds, receipt of which is acknowledged by the Company and the assumption by the Purchaser of the obligations and liabilities of the Company with respect to the Assets.

     Section 1.5. Use of Name. Purchaser agrees to use the word "Monitor" only in the countries of Indonesia, Malaysia, Thailand, Singapore, South Korea, People's Republic of China and the Republic of China and only for so long as the Sales Representative Agreement dated the date hereof between the Company and Monitor Asia remains in effect. Purchaser agrees, within two months after receipt of notice to do so, to cease using the word "Monitor" in its name if requested to do so by the Company because such continued use would be determintal or adverse to the business operations of the Company.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents, warrants and covenants to the Purchaser that:

     Section 2.1. Due Authorization, Execution and Delivery. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such execution and delivery by the Company has been duly authorized and this Agreement has been duly executed and delivered and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency or other laws now or hereafter in effect relating to creditors' rights.

     Section 2.2. No Other Representations or Warranties. Other than as expressly provided herein, the Company makes no other warranties or representations regarding the Assets.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 3.1 Organization, Due Authorization, Execution and Delivery. The Purchaser is a duly organized, validly existing corporation and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such execution and delivery by the Purchaser has been duly authorized and this Agreement has been duly executed and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency or other laws now or hereafter in effect relating to creditors' rights.

     Section 3.2 Purchaser's Knowledge and Experience. Purchaser expressly represents that it is highly knowledgeable and sophisticated in the businesses to which the contracts being acquired as assets hereunder pertain and acknowledges that the Company is transferring all assets, including the contracts, "as is" and without any warranties or representations, except as expressly stated herein, and Purchaser expressly waives all right to any warranties or representations from the Company in connection with the purchase and transfer of the Assets, except as expressly set forth herein.

     Section 3.3 Valid and Binding Agreement. This Agreement and any further instruments executed and delivered by the Purchaser hereunder, constitute and will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms. To the knowledge of the Purchaser, the Releases constitute the legal, valid and binding obligations of the parties providing such releases, enforceable against such parties in accordance with the respective terms.

     Section 3.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Purchaser, nor compliance with the terms and provisions of this Agreement on the part of the Purchaser, will (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Purchaser; (b) require the issuance of any authorization, license, consent or approval of any federal, state or foreign governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Purchaser is a party, or by which the Purchaser is bound, or constitute a default thereunder.

                                   ARTICLE IV.

                             COVENANTS OF PURCHASER

     Section 4.1. Performance of Obligations. The Purchaser will perform in a timely manner all of the Company's obligations required under or in connection with the Assets.

     Section 4.2. Employees. Exhibit A lists those employees of the Company whose employment with the Company will be terminated on the date of this Agreement. It shall be a condition to the effectiveness of this Agreement that the Purchaser shall deliver to the Company (a) a consent executed by each employee of the Company listed on Exhibit A hereto to his termination of employment by the Company and (b) a release executed by each employee listed on Exhibit A hereto of all claims each such employee may have against the Company under any employment agreement, consulting agreement, statute or otherwise, in each case in form and substance satisfactory to the Company. The Purchaser shall be responsible for any liability of the Company arising after the date hereof to the former employees of the Company listed on Exhibit A.

                                   ARTICLE V.

                                 INDEMNIFICATION

     Section 5.1 Indemnification. The Purchaser shall indemnify and hold the Company and its affiliates harmless from and against any and all losses, costs, obligations, liabilities, settlement payments, awards, judgements, liens, penalties, damages, expenses and charges (including, without limitation, reasonable fees and disbursements of counsel and other professionals) incurred by the Company or its affiliates in connection with or arising from:

     a. Any indebtedness and obligation of or claim, contingent or otherwise, relating to the Assets, whether incurred or arising prior to or after the date hereof;

     b. Any breach by Purchaser of any of its covenants or agreements contained in this Agreement;

     c. Any failure by Purchaser to perform any of its obligations under this Agreement;

     d.   Any claim asserted by any party to a contract listed on Exhibit A; and

     e. All actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including reasonable legal fees) incident to the foregoing.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.1 Confidentiality. Each party acknowledges the confidential nature of the information covered by and relating to this Agreement and to the Assets. Each party and each party's representatives will hold in strict confidence all confidential data and information obtained with respect to this Agreement, the Assets or the other party hereto, except to the extent disclosure is required by applicable law.

     Section 6.2 Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles.

     Section 6.3. Entire Agreement. This Agreement, together with schedules and exhibits attached hereto, contains the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements or understanding, oral or written, as to such subject matter.

     Section 6.4. Further Assurances. Each of the parties agrees hereafter to execute and deliver to the other any and all further agreements, instruments, artifacts and other documents as may reasonably be requested by the other party hereto in order more fully to consummate the transactions contemplated hereby and to effect an orderly transition of the Assets being acquired by the Purchaser hereunder.

     Section 6.5. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by telecopier, on the date received if sent by courtier, or otherwise addressed as follows:

     (i)  if to Purchaser, to:

          Monitor Asia Corporation
          Beijing Silver Tower
          Room 915
          Beijing
          Peoples Republic of China

          with a copy to:

          Daniel V. Duff, Jr., Esq.
          Windels, Marx, Davies & Ives
          156 West 56th Street
          New York, New York 10019

     (2)  if to the Company, to:

          Monitor Aerospace Corporation
          1000 New Horizons Boulevard
          Amityville, New York  11701
          Attention:  President
          Fax No.: (516)957-1114

          with a copy to:

          Mentmore Holdings Corporation
          1430 Broadway, 13th Floor
          New York, NY  10018-3308
          Attention:  Michael D. Schenker, Esq.
          Fax No.: (212)391-1392

     Section 6.6 Bulk Transfer Laws. Purchaser hereby waives compliance with the provisions of applicable bulk transfer laws, if any, in connection with the sale of the Assets to Purchaser.

     Section 6.7 Survival. All representations and warranties (and indemnities with respect thereto) contained in this Agreement shall survive the execution and delivery of this Agreement. All covenants and agreements (and indemnities with respect thereto) under this Agreement shall survive the execution and delivery of this Agreement.

     Section 6.8 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superceded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties hereto. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supercede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except as expressly provided herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise of any other such right, power or privilege

     Section 6.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     Section 6.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

     Section 6.11 Severability. Should any provision of this Agreement be determined to be invalid or at variance with any present or future requirements of applicable laws then such provision alone shall become inoperative to the extent necessary, and this Agreement may remain in full force and should be construed so as to give effect to the intent and purpose of the parties to the maximum extent possible.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year first above written.


                                                MONITOR AEROSPACE CORPORATION

                                                By:
                                                   -----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------


                                                MONITOR AEROSPACE INTERNATIONAL
                                                     CORPORATION

                                                By:
                                                   -----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------


                                                MONITOR ASIA CORPORATION


                                                By:
                                                   -----------------------------
                                                Name: Douglas Monitto
                                                      --------------------------
                                                Title: President
                                                       -------------------------

                                    EXHIBIT A

I. ASSETS (INCLUDING CONTRACTS AND LEASES) OF MONITOR AEROSPACE CORPORATION AND MONITOR AEROSPACE INTERNATIONAL CORPORATION BEING SOLD HEREUNDER:

     A. Lease of Premises at Room #915, Beijing Silver Tower, Beijing, Peoples Republic of China,(other than prepaid rent in the amount of $18,000, which will be paid by the Purchaser to the Company on the date of this Agreement).

     B. Telephone number,(less deposit of $4,000, which will be paid by the Purchaser to the Company on the date of this Agreement ).

     C. Office equipment and computer hardware and software located on leased premises (having a total book value of less than $100,000).

     D.   Car.

     E.   Promotional materials on leased premises.

     F. Cincinnati Milacron Sales Representative Agreement dated ____, between _____________ and _____________ (including pro rata portion of advance paid to Monitor for period subsequent to the date of this Agreement).

     G. Beijing Cash Account to cover expenses incurred prior to Closing (balance of account to be paid by the Purchaser to the Company on the date of this Agreement).

II.  PERSONS TO BE EMPLOYED BY PURCHASER:

     A. John Lowry (Purchaser to reimburse the Company for $4,000 rent prepayment on employee's apartment on the date of this Agreement).

     B.   Charles Song (Kan Hong Seng).

     C.   Chuck Lu Da.

                                                                     EXHIBIT E-2

                         SALES REPRESENTATIVE AGREEMENT


     This is an Agreement effective as of the _____ day of May, 1998 between Monitor Aerospace Corporation, a corporation organized under the laws of New York, U.S.A. ("Monitor"), whose address is 1000 New Horizons Boulevard, Amityville, New York 11701 and Monitor Asia Corporation ("Monitor Asia"), a corporation organized under the laws of Delaware (the "Representative"), whose address is Room 915, Beijing Silver Tower, #2 North Dong San Huan Road, Chao Yang District, Beijing, 100027, Peoples Republic of China.

     1. Appointment. Monitor appoints Representative and Representative accepts such appointment as a non-exclusive representative of Monitor for the Products or Services listed in the attached Exhibit A ("Products and Services") in the Territory defined in Article 2 below.

     2. Territory. The term "TERRITORY" shall mean the following geographical area:

     A.   Entire world except North America with respect to sale of end mills;
          and

     B. The countries of Indonesia, Malaysia, Thailand, Singapore, South Korea, Peoples Republic of China and the Republic of China, with respect to other Monitor Products and Services.

     3. Term. The term of this Agreement shall be for one (1) year, commencing on the ___ day of May, 1998. This Agreement shall automatically be extended for successive one-year periods unless either party gives notice of termination to the other party more than ninety (90) days prior to the beginning of an extension period.

     4.   Representative's Obligations.

     (a) Sales Promotion. Representative shall promote the sale of Products and Services in the Territory. These efforts include advertising and canvassing campaigns, and efforts to assist in obtaining necessary import licenses. In general, Representative will be responsible for exhibition expenses.

     (b) Orders and Inquiries. Representative shall transmit or cause to be transmitted to Monitor without delay any order for or inquiry concerning Products and Services from any prospective customer in the Territory.

     (c) Assistance and Advice. Upon request, Representative shall provide assistance and advice to customers in the Territory concerning the maintenance, handling, application and use of Products and Services for a fee to be agreed upon.

     (d) Reports and Visits. Representative shall submit to Monitor upon request detailed and complete written reports on its sales promotion activities. The reports shall also include other relevant market information including, but not limited to, customer demand, customer reaction and activities of competitors. Representative shall as Monitor deems reasonably necessary, receive visits throughout the Territory by employees or representatives of Monitor for the purpose of consulting and cooperating with Representative in the promotion, sale and service of Products and Services.

     (e) Industrial Property Rights. Representative shall recognize and respect the rights of Monitor and its affiliated companies in their trademarks, trade names, copyright, patents and other intellectual property, and Representative shall not use any other trademarks in conjunction with the Products and Services without the prior written consent of Monitor. Representative shall communicate to Monitor all inventions or improvements made by Representative relating to the Products and Services, and Representative shall grant to Monitor and its affiliated companies a non-exclusive royalty-free license to all rights associated therewith, including the right to sublicense such inventions or improvements to Monitor's customers. Representative shall assist Monitor and its affiliated companies, when requested, in obtaining and maintaining patent, trademark and other intellectual property protection in Monitor's and its affiliated companies' names which are used in conjunction with the Products and Services. Representative shall supply to Monitor samples of any labels or advertising material prepared by Representative and bearing the name "Monitor" and any other trademarks or trade names of Monitor and its affiliated companies.

     (f) Confidential Information. Except with the prior written consent of Monitor, Representative shall not use or disclose to any person, business, public body or other entity any confidential information concerning the business or Products and Services of Monitor or its affiliates which it has acquired or hereafter acquires in the course of or as an incident to its activities under this Agreement or otherwise, and shall take precautions to prevent any such use or disclosure by any of its employees, agents and representatives. This obligation shall continue indefinitely, both prior to and after the termination or expiration of this Agreement.

     (g) Government Regulations. Representative shall not do any act or thing, or cooperate in the doing of any act or thing, which will cause in any manner a violation of United States export control laws or regulations, the export or import control laws or regulations of any other applicable country as then in force or amended or any other applicable law.

     (h) Sub-Representatives. Representative shall not appoint any sub-representative or agents for the sale of Products and Services without the prior written consent of Monitor.

     (i) Representations. Representative shall not make any representations as to Products and Services other than that contained in the written Product and Services information and data provided by Monitor. Representative shall be totally responsible for any of its representations as to Products and Services which are not authorized by Monitor and shall hold Monitor harmless for any claims and expenses, including reasonable attorney's fees, resulting from such unauthorized representations.

     (j) Translation. Representative shall translate into local language all commercial communications to the customer or prospective customer from Monitor, such as proposals, conditions, etc. Representative shall translate into English for Monitor all commercial communications to Monitor from the customer or the Representative.

     (k) Expenses. Representative shall bear and pay when due all expenses incurred by it or its employees in the performance of obligations imposed by this Agreement.

     (l) Re-exportation. In the event Representative has knowledge that prospective customers for Products and Services intend to re-export same to another country, such sales shall be promoted by Representative only with the full prior knowledge and written consent of Monitor and only in accordance with applicable law.

     (m) Exclusive Representation. Representative will not represent, sell, offer to sell, or act on behalf of any competitor Products and Services sold by Monitor (whether under an official agreement, or in an unofficial capacity, by request of customer) except that Representative may sell end mills manufactured by others; provided that in connection with such sales, Representative does not infringe any trademark, trade name or other intellectual property rights, including the use of the name "Monitor", owned by Monitor or its affiliated companies. In the event Representative offers a specific Product or Service opportunity to Monitor, which Monitor does not wish to pursue, Representative shall be free, subject to the other terms of this Agreement, to represent another party with respect to such Product or Service, provided the overall terms made available for such other party are no less favorable than the overall terms made available by Monitor.

     (n) Forecast. Representative shall develop a forecast for anticipated new business on an annual basis. This forecast will be reviewed and concurred with by management.

     5.   Monitor's Obligations. Monitor agrees as follows:

     (a) Sales Opportunities. To identify for Representative prospective customers known to it in the Territory.

     (b) Promotional Assistance. To supply Representative with literature, samples and such other information or materials as it believes will assist Representative in promoting the sale and acceptance of Products and Services in the Territory.

     (c) Orders and Invoices. To transmit or cause to be transmitted to Representative copies of proposed and executed contracts with customers for Products and Services in the Territory and copies of invoices covering deliveries pursuant to such contracts.

     (d) Expenses. To bear and pay when due all expenses incurred by it or its employees in the performance of its obligations under this Agreement.

     6.   Acceptance of Orders.

     (a) Any quotation submitted by Monitor shall be valid only for the customer to whom it is directed and the prices, terms and conditions of the quotation shall not be altered, varied or changed except by Monitor in writing.

     (b) Monitor may in its sole discretion either accept or reject any request for quotation or any order for Products and Services from any prospective customer in the Territory. Monitor shall have no obligation to supply Products and Services until and unless an order has been accepted by Monitor in writing. Monitor shall not incur any liability to Representative by reason of Monitor's refusal to quote or accept any order.

     (c) Monitor shall not be obligated to make any shipment of Products and Services if such shipment would, at the time thereof, constitute a violation of any provision of its country's law, regulations, or policy relating to trade with the Territory, including, but not by way of limitation, the United States Export Control Act of 1949 as amended or any regulation issued pursuant thereto.

     7.   Commissions.

     (a) As compensation for services rendered pursuant to this Agreement for sales of Products and Services directly due to Representative's efforts, Monitor shall pay Representative a sales commission as agreed to by Monitor and Representative for each contract on a specific basis.

     (b) All commissions payable under this Article 7 shall be payable following the month in which total payment from the customer is received by Monitor and shall be paid or credited to Representative in the currency used by the customer for such payment. All payments by Monitor to Representative shall be made by check or bank transfer payable to Representative. No check or bank transfer shall be sent to other than Representative's principal place of business unless Representative makes a specific written request to the contrary, in which case a record of such payment will be sent by Monitor to Representative's principal place of business.

     (c) In the event this agreement expires or is terminated by either party unless otherwise expressly agreed to the contrary in the sales commission agreement entered into with respect to a particular transaction, commissions shall be paid to the extent payable prior to the effective date of such expiration or termination.

     8. Ethical Conduct. Representative is not entitled to any commission, fee or discount if facts are known to Monitor which support a belief that Representative is prepared to make or has made any unlawful or improper payment in connection with the transaction on which a commission or fee is to be paid or discount allowed, or that Representative is in violation of any law applicable to Representative in its role as Representative hereunder.

     9. Limitation of Liability. Each party agrees that under no circumstances shall the other party or its affiliates be liable for any consequential, indirect or incidental loss or damage, including lost profits, howsoever caused or arising.

     10. Products and Services List and Alterations. Monitor may from time to time amend the list of Products and Services specified in the exhibit attached by addition or deletion and may alter the specifications or design of any Products and Services or parts. Representative shall not change or alter Products and Services in any manner without Monitor's prior written consent.

     11. Service Obligation. If the parties agree that Representative is to perform service on the Products, they shall sign an addendum and attach it to this Agreement along with an exhibit setting forth the fee for same.

     12. Termination - Obligations Upon Termination.

     (a) If either party hereto shall become insolvent or is in default of any obligation under this Agreement (which default is not corrected within thirty
(30) days from written notice of such default) the other party may, at its option, immediately terminate this Agreement. In the event that Douglas Monitto ceases to hold a controlling ownership interest in Representative during the term of this Agreement, Monitor shall have the right upon five (5) days written notice to Representative to terminate this Agreement. Representative will notify Monitor in writing upon the occurrence of any event resulting in Douglas Monitto ceasing to hold a controlling ownership interest in Representative.

     (b) Either party may also terminate this Agreement for any reason (with or without cause) by giving the other party at least ninety (90) days prior written notice.

     (c) In no event shall any termination of this Agreement affect any rights or obligations accrued or existing at the time of such termination or arising out of such termination.

     (d) Upon a termination of this Agreement for any reason, Representative shall return to Monitor any unused promotional information or material supplied by Monitor to Representative.

     13. Force Majeure. Neither party shall be liable for any loss or damage of any nature incurred as a result of any failures or delays in performance caused by any strikes, lockouts, labor disputes, fires, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with the laws, order or policies of any governmental authority, delays in transit or delivery on the part of transportation companies or communication facilities or sources of raw materials.

     14. Relationship of Parties/Authority of Representative.

     (a) The authority of Representative shall be to promote the sale and acceptance of Products and Services in the Territory and to notify Monitor whenever a customer desires a quotation for Products and Services

     (b) Representative is and shall remain an independent contractor and in no circumstances shall be deemed an employee of Monitor. Representative is not authorized to and shall not accept any order on behalf of Monitor. It is expressly agreed that this Agreement does not constitute a partnership agreement.

     (c) Representative is not authorized to and shall not undertake or assume any obligation of any kind, express or implied, on behalf of Monitor.

     15. Assignability. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that it may be assigned without such consent to an affiliate or successor of Monitor or to a person, firm, or corporation acquiring all or substantially all of the business and assets of Monitor.

     16. Authentic Text. The authentic text of this Agreement is in the English language and shall be controlling in the event a question of interpretation or construction should arise. The English language will also provide the text of all day to day commercial communication between Monitor and Representative and, when necessary, Representative will translate local language into English.

     17. Notices. Any notice required or authorized to be given hereunder, except for routine and typical shipment documentation, shall be served by courier or certified letter return receipt requested or by telefax addressed to Monitor or Representative (as the case may be) at the applicable address set forth in the first paragraph of this Agreement. Any notice so given by telefax shall be deemed to have been served on the day of sending the message, otherwise, notice shall be deemed to have been given when received. Proof that such notice was sent to the correct telefax numbers, shall be conclusive evidence of service. Notices required by this Agreement shall be addressed to any other address as may be specified by either party by written notice to the other.

     18. Licenses - Joint Ventures. This Agreement does not include or prohibit any sales by Monitor in the Territory or any cooperation agreement, including but not limited to license agreements and joint ventures, between Monitor and other parties in the Territory, and purchase and/or shipments in connection with such sales or agreements. Unless otherwise agreed, Representative shall not be entitled to any compensation or commission hereunder in connection with such sales or agreements.

     19. Entire Agreement - Modifications - Waivers. This Agreement, including the attached exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and terminates all prior agreements between the parties relating to the same subject matter. Any change, addition to, or waiver of the terms and conditions of this Agreement shall be binding upon the parties only if approved in writing by authorized representatives of the parties. The failure of either party to require the performance of any term or condition of this Agreement or the waiver by either party of any breach of this Agreement shall not prevent a later enforcement of such term or condition or be deemed a waiver of any later breach. If any provision or paragraph of this Agreement shall be deemed legally invalid, the other provisions and paragraphs shall remain in force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement.


                                                MONITOR AEROSPACE CORPORATION


                                                By:
                                                   -----------------------------

                                                Name:
                                                     ---------------------------

                                                Title:
                                                      --------------------------


                                                MONITOR ASIA CORPORATION


                                                By:
                                                   -----------------------------
                                                Name: Douglas Monitto
                                                Title: President

                                   EXHIBIT "A"

     Schedule of Products and Services, Commissions and Support Assistance


I    Monitor Products and Services

The following Products and Services currently offered by Monitor:

     -    Monitor Designed Cutting Tools

     -    Technologies, MRP Software and Know How

     -    Turn key projects

     -    Sub-contract manufacturing


Note: This agreement does not cover any other Products and Services of Monitor.


II   Schedule of Sales Commissions

     Commission will be subject to negotiation for each transaction.

     Payment Terms. Payment of commissions are as stated in Sales Representative Agreement, Article 7, Item (b). However, in the event the end user agrees to make progress payments for the contracted amount, Monitor will make progress payments on the commission to be paid. The amount of the commission paid upon receipt of a progress payment will be based upon the percentage of the entire order the progress payment represents.

     Out of Territory Sales. Monitor recognizes that as Representative pursues its Asian opportunities, it may identify a potential sale of Monitor Products and Services outside of the Territory that Monitor is currently unaware of. In such event, Monitor is willing to discuss a finder's fee in specific instances.

III  Support Assistance

     Monitor will pay Representative a monthly amount of $24,200 per month for six months from the date of this Agreement to cover some of the expenses incurred by Representative to support Monitor Products and Services in Asia.

     Monitor will terminate the employment of Charles Seng (Kan Hong Seng) and pay him severance in the amount of $12,000 per month for six months, pursuant to the terms of his employment contract.

                                                                       EXHIBIT F
                                                    OPINION OF COMPANY'S COUNSEL



                                               May __, 1998



Stellex Aerospace Holdings, Inc.
c/o Mentmore Holdings Corporation
1430 Broadway, 13th Floor
New York, New York 10018-3308

Ladies and Gentlemen:

     We have acted as counsel to Monitor Aerospace Corporation, a New York corporation (the "Company"), and its subsidiaries, Monitor Aerospace International Corp. and Monitor Marine Products, Inc., both New York corporations (together, the "Subsidiaries"), in connection with the Agreement and Plan of Merger dated as of April 28, 1998 among Stellex Aerospace Holdings, Inc., a Delaware Corporation (the "Buyer"), Soze Corp., a New York corporation, and the Company (the "Merger Agreement"). In such capacity, we have been asked to render the following opinion to you pursuant to Section 6.1(d) of the Merger Agreement. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

     We have examined the Merger Agreement, the Escrow Agreement, the Certificate of Incorporation and By-Laws of the Company and the Subsidiaries and the Certificate of Merger. We have also examined and are familiar with the Minutes of Meetings of the Board of Directors of the Company and other corporate proceedings of the Company relating to the authorization of and the execution and delivery by the Company of the Merger Agreement and the Escrow Agreement.

     In addition to the foregoing, we have examined and relied upon such other matters of law, documents, certificates of public officials and representations of officers of the Company or the Subsidiaries as we have deemed relevant to the rendering of our opinion including the representations and warranties of the Company set forth in the Merger Agreement. In all of these examinations, we have assumed: the accuracy of all factual information furnished to us; the genuineness of all signatures on original and certified documents; the conformity to original and certified documents of all copies submitted to us as conformed or photostatic copies; the due authorization, execution and delivery of the Merger Agreement by Buyer and MergerSub; and that the Merger Agreement is the legal, valid and binding obligation of Buyer and MergerSub.

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

Stellex Aerospace Holdings, Inc.
May __, 1998
Page 2

     1. Each of the Company and its Subsidiaries (a) has been duly organized, and is validly existing and in good standing under the laws of the State of New York, (b) has all requisite corporate power and authority to own, operate and lease its respective properties and to carry on its respective businesses as it is now being conducted and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except we do not give any opinion as to the need for or qualification of Monitor Aerospace International Corporation in the Peoples Republic of China, or where the failure to be so qualified and in good standing would not have a Material Adverse Effect and would not adversely affect the ability of the Company to perform its obligations under the Merger Agreement and the Escrow Agreement.

     2. The Company has full legal and corporate power and authority to execute and deliver the Merger Agreement and the Escrow Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby to be consummated by it. The execution and delivery by the Company of the Merger Agreement and the Escrow Agreement, the performance by the Company of its obligations under each of the Merger Agreement and the Escrow Agreement and the consummation by it of the transactions contemplated by the Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Merger Agreement and the Escrow Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     3. The authorized capital stock of the Company consists of 5,700 shares of capital stock, of which (i) 2,200 shares are Common Stock, without par value,
(ii) 2,000 shares are Class A Preferred Stock, par value $100 per share, and
(iii) 1,500 shares are Class B Preferred Stock, par value $100 per share. 1,038.0014 shares of Common Stock are outstanding and are validly issued, fully paid and nonassessable and are held of record by the Shareholders as set forth on Schedule 3.3 of the Merger Agreement. As a result of the transactions contemplated by the Merger Agreement, an additional 63.1977 shares of Common Stock will be issued under the Andrews Employment Agreement on or prior to the Closing Date, which shares, upon issuance, will be validly issued, fully paid and nonassessable. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Andrews Employment Agreement will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights. No shares of Preferred Stock are issued or outstanding.

Stellex Aerospace Holdings, Inc.
May __, 1998
Page 3

     4. All of the outstanding shares of capital stock of each of the Subsidiaries have been validly issued and are fully paid and nonassessable and not subject to preemptive or similar rights. The Company owns all the capital stock of each of the Subsidiaries free and clear of all Liens, and there are no outstanding options, warrants or other rights in or with respect to the unissued or treasury shares of capital stock of the Subsidiaries.

     5. Except as set forth in paragraph 3 above, there are no shares of capital stock or other equity or voting securities of the Company issued, reserved for issuance or outstanding. To the best of our knowledge, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in paragraph 3, to the best of our knowledge, there are no outstanding, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any if them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. To the best of our knowledge, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make payment in respect of any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

     6. Except as disclosed in Schedule 3.2 of the Merger Agreement, neither the execution and the delivery by the Company of the Merger Agreement or the Escrow Agreement, the performance by it of its obligations under the Merger Agreement or the Escrow Agreement, nor the consummation by it of the transactions contemplated by the Merger Agreement to be consummated by it in accordance with the terms of the Merger Agreement will (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, (ii) violate or conflict with any law, rule, regulation or any court or administrative order, judgment, decree, injunction or other binding action or requirement of any Governmental Authority to or by which the Company or any of its Subsidiaries (or any of their material Property) is a party or is bound, (iii) require the approval of, or a filing or registration with, any Governmental Authority (other than the filing of the Certificate of Merger and any filing under the HSR Act), (iv) whether after notice or lapse of time or both, violate, breach or conflict with any provision of, result in the loss of a material benefit under,

Stellex Aerospace Holdings, Inc.
May __, 1998
Page 4

give the other parties thereto any rights or benefits not otherwise applicable under or permit the termination or acceleration of those Material Contracts or the Purchase and Sale Transactions listed on Annex 1 hereto, (v) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to those Material Contracts or Purchase and Sale Transactions listed on Annex 1 hereto, or (vi) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries.

     7. To the best of our knowledge, no legal or governmental proceedings are pending or threatened to which the Company or any of its Subsidiaries is a party, or to which any of their respective Properties or assets are subject, which (a) are required to be disclosed in Schedule 3.5 of the Merger Agreement and are not, (b) if decided against the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect or (c) could impair or otherwise threaten the consummation of the transactions contemplated by the Merger Agreement.

     8. Upon the filing of the Certificate of Merger with the Secretary of State of the State of New York, the Merger will be effective under the BCL in accordance with the terms of the Merger Agreement and the Certificate of Merger.

     This opinion is being furnished to you solely in connection with the consummation by the Company of the transactions contemplated by the Merger Agreement. Without our specific prior written consent, this opinion may not be utilized, quoted or relied upon by anyone other than you or your counsel for any other purpose.

                                                Very truly yours,

                                                                    EXHIBIT G-1

                                R. Bruce Andrews
                                ----------------

                             Employment Term Sheet

1.       Title, role: no change

2.       Base salary:  $450,000

3.       Duration of contract: December 31, 2002

4. Deferred compensation: no change - $60,000/yr (Subject to Mentmore review of documents)

5.       Benefits/prerequisites:

         a.       Golf club: no change

         b.       Car: no change

         c.       Medical, life insurance, LTD, 401(k): no change

         d. Confidentiality, intellectual property, non-compete - may need minor changes, subject to legal review

6.       Vacation: no change

7. Termination: six months salary as severance for termination without cause, may need changes, subject to legal review

8.       Board seat at Monitor level

9.       Bonus for calendar year 1998 and thereafter,

                               % Mgmt Plan
                                 EBITDA        Bonus Amount
                              ------------     ------------

                                    110%               $150,000
                                    125%                500,000    maximum

               Prorated in between percentages, prorate for 1998

R. Bruce Andrews
Page 2

               Mgmt Plan EBITDA
               ----------------

                  Calendar Year
                  -------------

                     1998-7 mo.             -$11,314,000
                      1999                  -Number to be agreed upon
                      2000 and thereafter   -Annual management plan approved by

10.      Discretionary bonus for all years

11. $750,000 investment: $500,000 in cash (assuming a minimum of $5.5 million in proceeds paid to R. Bruce Andrews) and $250,000 personal full recourse note due at the time $5 million hold back note is settled and cash distributed. A portion of the cash distributed will pay off this note -- 8% interest rate -- interest paid annually. Payments of interest on $5 million hold back note received by Bruce Andrews to be paid towards interest on the $250,000 note. This note is due in full in any case in two years or termination of employment. The investment is in the same equity securities as purchased by the shareholders of the acquiring corporation - $750,000 buys 2.83%.

12. If Bruce Andrews voluntarily terminates employment (including death or disability) or is terminated without cause through December 31, 1999, he can put shares to Company at the lesser of (i) cost plus interest computed at 8% or (ii) equity percentage fully diluted x ((trailing 12 month EBITDA x 5) less funded debt)). Andrews must give not less than six months notice of voluntary termination.

13. Company has call right on stock on Triggering Event at price determined under 12 above through December 31, 1999, and thereafter by appraisal (FMV of Company multiplied by percent equity interest, fully diluted).

14.      Triggering events:  death, disability, any termination

15. Pull-along/Tag-along: management must sell common equity if majority equity holder sells to non-affiliate; management may require its common equity to be sold with a sale of all of a majority equity holders stock to non-affiliate

R. Bruce Andrews
Page 3

16. Participation of 2.2% (55.5% x 4%) of the common equity based on the achievement of annual SAR EBITDA Targets (as defined)

                                       Vesting Schedule Based on Plan
                      Plan Year        110%                      115%
                      ---------        ----                      ----
             December 31, 1998           -0-                       -0-
             December 31, 1999           20%                       40%
             December 31, 2000           10%                       20%
             December 31, 2001           10%                       20%
             December 31, 2002           10%                       20%

         Vesting on January 1, 2000 is based on meeting plan goals on an annual basis (i.e. 110% of Plan 1998, 115% of Plan 1999, 30% vesting at January 1,
2000).

17.      SAR EBITDA Targets

                                       7 months                  $11,314,000
                                       1999                      May 31, plans
                                       2000                      extrapolated -
                                       2001                      numbers to be
                                       2002                      agreed on

18. "EBITDA" definition: sum of (a) GAAP net income, (b) depreciation and amortization, (c) interest expense, (d) federal, state, local and foreign taxes, and (e) Mentmore fees in excess of $1 million annually less extraordinary items or non-recurring gains. EBITDA shall be after full accrual for all incentive and bonus program amounts. The Board may in its sole discretion consider other appropriate adjustments.

19.      Company SAR call rights: right to call and redeem SARs on Triggering
         Event.

20. Company SAR call price: independent appraisal process -- FMV of Company multiplied by fully diluted percentage SAR common stock equivalent.

21.      Triggering events: death, disability, any termination

22. Accelerated vesting: IPO, sale of Company or substantially all of its assets, change of control.

23. SAR owner put rights: right to put SAR to Company based on same computation as call price above upon death or disability.

                                                                    EXHIBIT G-2

                              CONSULTING AGREEMENT
                              --------------------

         THIS AGREEMENT is made on June 1, 1998 among MONITOR AEROSPACE CORPORATION, a corporation with offices at 1000 New Horizons Boulevard, Amityville, New York (the "Corporation") and LAWRENCE G. GOLDBERG, residing at 29 Argyle Place, Smithtown, New York ("Goldberg") and LGG ASSOCIATES, LTD., a New York Corporation with offices at 29 Argyle Place, Smithtown, New York ("LGG"). In consideration of the mutual promises and agreements contained herein, the parties agree as follows:

         1. Consulting. The Corporation agrees to retain the consulting services of LGG and LGG agrees to provide such services to the Corporation on the terms and conditions of this Agreement.

         2. Term of Agreement, Nature of Consulting Services and Responsibilities. LGG will provide the services of Goldberg to the Corporation and Goldberg shall serve the Corporation as a consultant for the period commencing June 1, 1998 and ending on May 31, 2000. During that period, Goldberg shall be available to provide such financial and other consulting services (including assistance and advice in the negotiation of the Corporation's annual financing package with its primary lender) as may be reasonably requested by the corporation to assist its executive officers and management personnel in the fiscal management and the operations of the Corporation. Goldberg shall perform such services at such times and in such manner as he may determine, in order to satisfactorily fulfill his obligations under this agreement. Such services shall be performed during normal business hours and such additional times as are necessary for travel and to respond to the competitive needs of the business. In no event shall Goldberg be required to devote more than an average of ten days per month to the performance of such services. Of these ten days per month, Goldberg agrees to devote up to an average of 5 days per month to providing services to the Corporation's affiliates consistent with the services described herein.

         3. Compensation.  During the term of this Agreement,

         (a) The Corporation shall pay LGG monthly consulting payments of Fifteen Thousand ($15,000) Dollars, such payments to be made on or about the 15th day of each month commencing June 1, 1998 and ending May 15, 2000, when the final payment shall be made. Goldberg shall also be reimbursed for all reasonable, documented out-of-pocket expenses incurred in his consulting work for the Corporation.

         (b) Beginning with Fiscal Year 1999, within ninety (90) days of the close of each full fiscal year while this Agreement is in effect, the Corporation shall pay LGG a lump sum payment of $50,000. For Fiscal Year 1998, the Corporation shall pay LGG a lump sum payment of $29,162, representing a pro-rata portion of the $50,000 lump sum payment provided for in the preceding sentence (i.e., 7/12 of $50,000). In the event this Agreement is terminated pursuant to Section 5 hereof, the Corporation shall pay LGG, within fifteen
(15) days of the effective date of termination, a pro rata portion of the lump sum payments provided for in this Section based on the number of days this Agreement was in effect during the fiscal year in which this Agreement was terminated.

         (c) As additional compensation, the Corporation will pay to Goldberg one-half of the premiums (up to a maximum of $15,000 per year) necessary to keep in force, during the term of this Agreement, life insurance policy number 31581184 on the life of Goldberg, issued by The Manufacturers Life Insurance Company (Manulife), ownership of which has previously been assigned to Goldberg. The Corporation's obligations hereunder will be limited to payment of the pro rata portion of the policy premiums which is attributable to the period from June 1, 1998 to May 31, 2000. The Corporation, Goldberg and LGG understand that an amount will be taxable to Goldberg or to LGG as a result of these premium payments. Goldberg and LGG acknowledge their respective obligations to pay any Federal, State or local income taxes assessed against either of them as a result of the inclusion of this amount in gross income for income tax purposes. The Corporation shall have no obligation with respect to the payment of such income taxes or with respect to the payment of interest on policy loans.

         (d) Goldberg is presently included in the Corporation's group health insurance plan (including the MERPS feature), group life and disability insurance plans. To the extent that the Corporation continues its participation under such plans, Goldberg shall continue to be covered thereby, (but not in any cafeteria plan within the meaning of the Internal Revenue Code Section 125) and the Corporation will make all premium payments and other contributions which are required under such plans in order to continue Goldberg's coverage.

         4. Office Space. The Corporation shall make the two room office suite adjacent to its reception area available to Goldberg for his exclusive use during the term of this Agreement, rent-free. Goldberg shall also be entitled to use such suite for other personal, business and professional activities, so long as such activities do not violate the provisions of this paragraph 7 of this Agreement.

         5. Termination of Agreement. This Agreement shall terminate on May 31, 2000, unless sooner terminated by Goldberg's death, by LGG or the Corporation upon at least ninety (90) days' written notice of its intention to terminate, or if Goldberg shall become physically or mentally disabled while this Agreement is in effect so that he is unable to perform fully the duties described herein for a period of six consecutive months; provided, however that in no event shall the termination of this Agreement by the Corporation be effective prior to June 1, 1999. All monthly consulting payments not yet payable to LGG shall immediately cease following either Goldberg's resignation as a consultant or the termination of this Agreement by LGG or the Corporation; provided, however, that in the event this Agreement is terminated prior to June 1, 1999 as a result of the death or disability of Goldberg, LGG shall continue to be entitled to consulting payments of Fifteen Thousand ($15,000) Dollars per month for the twelve month period following Goldberg's death or the commencement of his disability.

         6. Confidentiality. Both LGG and Goldberg shall maintain in strictest confidence and shall neither use for its or his own benefit nor disclose to third parties except as necessary and for the exclusive benefit of the business of the Corporation any confidential propriety information of the Corporation of either a business or technical nature. The obligation of this Section shall survive the termination of this Agreement regardless of the reason for such termination. It shall not, however, be deemed to prevent either LGG or Goldberg from using its or his general experience and skills and information in the public domain during or after termination of the consulting services required under this Agreement.

         7. Non-Competition. For as long as LGG is receiving consulting payments pursuant to this Agreement, neither it nor Goldberg shall directly or indirectly engage in, become employed by, invest in, or consult with any business which competes or plans to compete with the Corporation in any aspect of its business. Notwithstanding the foregoing, either LGG or Goldberg may perform consulting services for any such business with the prior written consent of the Corporation, which consent shall not be unreasonably withheld. In addition, neither LGG nor Goldberg shall, during such period, hire any person employed by the Corporation, solicit or advise any person employed by the Corporation to seek or accept employment with any other employer, or advise any other person about offering employment to any employee of the Corporation.

         8. Binding Effect and Assignment. This Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and LGG, Goldberg and their respective successors, assigns, heirs and personal representatives. The rights and obligations of LGG and Goldberg hereunder shall not be subject to voluntary or involuntary alienation, assignment or transfer. In the event of any consolidation or merger of the Corporation into or with another firm or corporation or the sale or other transfer of all or substantially all of the assets of the Corporation to any person, firm or corporation, or to more than one or a combination of such entities, the acquiring person, firm or corporation shall assume, jointly and severally if there is more than one acquiring entity, this Agreement and perform the obligations of the Corporation, and the obligations of LGG and Goldberg hereunder shall continue in favor of such acquiring person, firm or corporation.

         9. Independent Contractor - Taxes. Nothing herein shall be construed as creating any partnership, joint venture, agency or employer-employee relationship between the parties hereto. LGG, Goldberg and the Corporation shall each be, and remain at all times, independent contractors. The Corporation shall not be responsible for income tax withholding, social security taxes, unemployment insurance and LGG and Goldberg shall be responsible for determining the amounts of and making all such payments.

         10. Entire Agreement. This Agreement contains the entire understanding between and among the parties with respect to the subject matter hereof and supersedes any prior understanding and agreements. Any prior understandings or agreements between the parties with respect to the subject matter hereof are hereby terminated as of the date hereof.

         11. Severability. Any provision of this Agreement which may be determined to be unenforceable under the laws of the State of New York, or any other applicable laws, shall be construed as severable from the other provisions of this Agreement without in any way affecting the enforceability of the remaining provisions.

         12. Amendments. This Agreement may not be amended except by a writing executed by the parties hereto.

         13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date above written.

ATTEST:                              MONITOR AEROSPACE CORPORATION

---------------------------------    -------------------------------------


                                     LGG ASSOCIATES LTD.

                                     By:
                                        -----------------------------------


                                     --------------------------------------
                                              LAWRENCE G. GOLDBERG

                                                                       EXHIBIT H
                                                      OPINION OF BUYER'S COUNSEL

                     [Subject to Revision Prior to Closing]

                                     , 1998


Monitor Aerospace Corporation
1000 New Horizons Boulevard
Amityville, New York 11701

Ladies and Gentlemen:

     We have acted as counsel to Stellex Aerospace Holdings, Inc. ("Buyer") and Soze Corp.("MergerSub")in connection with the Agreement and Plan of Merger dated as of April 28, 1998 between Buyer, MergerSub and Monitor Aerospace Corporation (the "Merger Agreement"). In such capacity, we have been asked to render the following opinion to you pursuant to Section 6.2(d) of the Merger Agreement. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

     We have examined signed counterparts of the Merger Agreement and the Certificate of Incorporation and By-Laws of the Buyer and MergerSub. We have also examined and are familiar with the Minutes of Meetings of the Board of Directors of Buyer and MergerSub or other corporate proceedings of Buyer and MergerSub relating to the authorization of and the execution and delivery by Buyer and MergerSub of the Merger Agreement.

     In addition to the foregoing, we have examined and relied upon such other matters of law, documents, certificates of public officials and representations of officers of the Buyer or MergerSub as we have deemed relevant to the rendering of our opinion including the representations and warranties of Buyer and MergerSub set forth in the Merger Agreement. In all of these examinations, we have assumed: the accuracy of all factual information furnished to us; the genuineness of all signatures on original and certified documents; the conformity

Monitor Aerospace Corporation
               , 1998
Page

to original and certified documents of all copies submitted to us as conformed or photostatic copies; the due authorization, execution and delivery of the Merger Agreement by the Company; and that the Merger Agreement is the legal, valid and binding obligation of the Company.

     The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Buyer and MergerSub are each corporations duly organized, validly existing and in good standing under the laws of the their respective states of incorporation and each has all requisite corporate power and authority to own, operate and lease its respective properties and to carry on its respective businesses as it is now being conducted.

     2. Buyer and MergerSub each has full legal power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and MergerSub. The Merger Agreement has been duly and validly executed and delivered by Buyer and MergerSub and constitutes a legal, valid and binding agreement of Buyer and MergerSub enforceable in accordance with its terms. The enforceability of Buyer's and MergerSub's obligations under the Merger Agreement may be limited by an implied covenant of good faith and fair dealing; by general equitable principles (whether considered in a proceeding in equity or at law); by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or affecting creditors' rights or remedies generally; and by general principles of interpretation and rules of construction of contracts.

     3. The execution of the Merger Agreement does not require any Governmental Approval except (i) the filing of the Certificate of Merger contemplated by
Section 1.2 of the Merger Agreement, and (ii) the filing made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Monitor Aerospace Corporation
               , 1998
Page


     4. Neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby will: (i) violate the Certificate of Incorporation or By-Laws of Buyer or MergerSub; (ii) to the best of our knowledge, except as set forth in Section 4.2 to the Merger Agreement, require any consent, approval or notice under or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any indenture, agreement for borrowed money, bond, note or other similar instrument of Buyer or MergerSub listed on Exhibit I; or (iii) to the best of our knowledge, violate or conflict with any law, rule or regulation of the State of New York or any court or administrative order, judgment, decree or injunction or other binding action or requirement of any New York Governmental Authority to or which the Company or any of its Subsidiaries is bound; provided that we express no opinion in the foregoing clauses (ii) and
(iii) with respect to matters that could not reasonably be expected to result in a Material Adverse Effect.

     5. Upon the filing of the Certificate of Merger with the Secretary of State of the State of New York, the Merger will be effective under the BCL in accordance with the terms of the Merger Agreement and the Certificate of Merger.

     This opinion is being furnished to you solely in connection with the consummation by Buyer and MergerSub of the transactions contemplated by the Merger Agreement. Without our specific prior written consent, this opinion may not be utilized, quoted or relied upon by anyone other than you or your counsel for any other purpose.

                                                Very truly yours,

                                    EXHIBIT I

                                     RELEASE


     Stellex Aerospace Holdings, Inc. ("Buyer"), Soze Corp. ("MergerSub"), and Monitor Aerospace Corporation (the "Company"), pursuant to the Agreement and Plan of Merger, dated April ____, 1998, among the Company, MergerSub and Buyer (the "Merger Agreement"), hereby (i) release and forever discharge, each of the Shareholders (as defined in the Merger Agreement), and the heirs, administrators, successors and assigns thereof, of any liability of, or to, the Company or the Buyer arising prior to the date hereof other than liabilities which may arise under a shareholder's Letter of Transmittal dated the date hereof or the Side Shareholder Agreement executed by the Shareholder dated April __, 1998, and (ii) release each person who currently serves as a director or officer of the Company and each of its Subsidiaries of any liability of, or to, the Company or the Buyer arising under the Merger Agreement, or any other liability (other than any such liabilities for gross negligence or willful misconduct and for acts for which indemnity would not be available under the Company's Certificate of Incorporation or By-Laws) arising prior to the Closing. After the Closing, the Buyer hereby agrees to hold harmless and indemnify the former officers and directors of the Company from any claim asserted by any third party with respect to acts or omissions arising out of such individual's services as officers or directors of the Company or any Subsidiary occurring prior to the date hereof, to the fullest extent currently permitted by the Certificate of Incorporation and By-laws of the Company. Notwithstanding the foregoing, Buyer shall not be obligated to release any current or former director or officer of the Company or any Subsidiary from any liability, or indemnify any current or former officer or director of the Company or any Subsidiary from any claims or Losses of or to any Shareholder or any Person acting on behalf of or as a successor in interest to any Shareholder, or relating to any action brought by any Shareholder.

Dated: ___________________
                                                Stellex Aerospace Holdings, Inc.


                                                By: ____________________________
                                                Name:
                                                Title:


                                                Soze Corp.


                                                By: ____________________________
                                                Name:
                                                Title:

                                                Monitor Aerospace Corporation


                                                By: ____________________________
                                                Name:
                                                Title:

                              DISCLOSURE SCHEDULES

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                   Stellex Aerospace Holdings, Inc., as Buyer

                             Soze Corp. as MergerSub

                                       and

                  MONITOR AEROSPACE CORPORATION, as the Company

                           Dated as of April 28, 1998


THE DISCLOSURE SCHEDULES ATTACHED HERETO ARE SUBJECT TO THE
FOLLOWING TERMS AND CONDITIONS:

1. THE INTRODUCTORY LANGUAGE AND HEADINGS TO EACH OF THE PARTS TO THESE DISCLOSURE SCHEDULES ARE INSERTED FOR CONVENIENCE ONLY AND SHALL NOT CREATE A DIFFERENT STANDARD FOR DISCLOSURE THAN THE LANGUAGE SET FORTH IN THE AGREEMENT AND PLAN OF MERGER.

2. THE INCLUSION OF ANY ITEM ON A SCHEDULE, WHICH SCHEDULE REQUIRES A LISTING OF A "MATERIAL" ITEM OR AN ACTION "NOT IN THE ORDINARY COURSE OF BUSINESS" IS NOT DEEMED TO BE AN ADMISSION OR REPRESENTATION THAT THE INCLUDED ITEM IS "MATERIAL" OR IS "NOT IN THE ORDINARY COURSE OF BUSINESS."

3. ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING GIVEN TO SUCH TERMS IN THE AGREEMENT AND PLAN OF MERGER.

                                                                      SCHEDULE A


                         Monitor Aerospace Corporation
                          Closing Liability Schedule
                  Estimate/Final Numbers Inserted at Closing

                                                                                            Penalties/Cost Related to
                                                                                               Payment at Closing
                                                                                                (including LIBOR
                                                                             Amount              breakage costs)
                                                                    -----------------------  -----------------------
A.1      All outstanding short- and long-term
         debt, mortgages, capital leases
         and obligations secured by a Lien on
         any assets of the Company or the
         Subsidiaries (unless listed in A2)

         Fleet Bank Mortgage Loan
         GE Capital Loan                                                          3,227,000                  30,000
         NYJDA Loan                                                               2,243,617                  67,309
         Stock Redemption Notes (G. Lepore)                                       4,891,667                       -
         Revolving Credit Agreement                                               1,247,963                       -
                                                                                 13,000,000                       -
                                                                    -----------------------  ----------------------
Sub-total                                                           $            24,610,247  $               97,309
                                                                    =======================  ======================

A.2      Equipment Purchase Leases (penalties
         paid only if paid off at Closing)

         Colonial Pacific Lease                                                       8,290                       *
         Tektronics Lease                                                             2,446
         Paramist Funding Corporation (2/12/97)                                     171,758                     n/a
         Paramist Funding Corporation (3/3/97)                                      136,220                     n/a
         Paramist Funding Corporation (7/15/97)                                     241,372                     n/a
         Jacom Computer Services (Schedule 1)                                        14,441                       *
         Jacom Computer Services (Schedule 2)                                        33,546                       *
         Jacom Computer Services (Schedule 3)                                        40,104                       *
         Jacom Computer Services (Schedule 4)                                        24,930                       *
         Jacom Computer Services (Schedule 5)                                       246,867                  16,608
         Jacom Computer Services (Schedule 6)                                       673,306                  21,175
         Jacom Computer Services (Schedule 7)                                       118,901                   4,664
         IBM Credit Corporation                                                      97,126                       *
         GE Capital Fleet Services                                                   29,444                       *
         General Electric Capital Corp.
                  (Contour Lease)                                                   853,279                  34,131
         Yale Financial Services                                                     15,405                       -
         Orix Credit Alliance Inc.                                                        -                       -
         Estimated Penalties on smaller leases (*)                                        -                   7,000
                                                                    -----------------------  ----------------------
Sub-total                                                           $             2,707,435  $               83,578
                                                                    =======================  ======================


         Total A1 and A2                                                         27,317,682                 180,887

         Credit for Equipment Purchased                                           (199,500)
                                                                    -----------------------  ----------------------
Total A1 and A2                                                     $            27,118,182                 180,887
                                                                    -----------------------  ----------------------

                                                                      SCHEDULE A


                         Monitor Aerospace Corporation
                          Closing Liability Schedule
                  Estimate/Final Numbers Inserted at Closing

                                                                                          Penalties/Cost Related to
                                                                                             Payment at Closing
                                                                                             (including LIBOR
                                                                        Amount                breakage costs)
                                                                  ---------------------- ----------------  ------
B.       Other Stock redemption obligations
         (accrued, paid, payable)                                                      0                0
                                                                  ---------------------- ----------------  ------
C.       Any payments to current or former
         shareholder, directors, officers or
         employees pursuant to the following
         (unless included as part of long
         term debt):

         Non-Qualified pension plans                                                     $      3,000,000
         Deferred Compensation                                                                          0
         Post-termination benefits                                                                      0
         Death Benefits                                                                                 0
         Medical Reimbursement Benefits                                                            10,000      *2
                  to former employees
         Salary continuation Benefits                                                                   0
         Termination or change of control                                                               0

D.       Bonuses in excess of $1.0 million                                                        145,000      *2

E.       Medicare Tax or Premiums for Removal of                                                  400,000      *2
         Stock Restrictions under Restricted Stock
         Bonus Plan and in connection with stock
         issuance under Andrews Employment
         Agreement
                                                                  ---------------------- ----------------  ------

F.       All expenses incurred by the Company or
         the Shareholders in conjunction with the sale of the Company, including those incurred in connection with the Merger
         Agreement and the Merger, whenever paid

         BT Alex Brown fee
         Attorney's fee
         Accountant's fee
         Consultant's fee
         Consent and Waiver fees (if any) Transfer,
         stamp, document taxes Pre-Closing Actuarial
         fees Shareholder meeting
                                                                  ---------------------  ----------------  ------
         Sub-total                                                $           2,500,000
                                                                             (estimated)

G.       Expenses for 6 months for Monitor Asia                                          $        217,200
         transaction

Total B through G                                                 $           2,500,000  $      1,072,200
                                                                  ====================== ================  ======

                                                                                       Penalties/Cost Related to
                                                                                         Payment at Closing
                                                                                      (including LIBOR
                                                                          Amount       breakage costs)
                                                                  ----------------- ------------------
H.       Freight and licensing costs                              $         200,000
         associated with final CATIC
         arrangement (if applicable)*1
Total H                                                           $         200,000     $               -
         TOTAL REDUCTIONS (A through H)                           $       29,818,18 $       1,253,087
                                                                  ================= =================



Company Value                                                    $       95,000,000
Total Reductions *2                                                     (31,071,269)
                                                                 $       63,928,731
Pension Escrow Fund                                                      (4,000,000)
Merger Consideration *2                                          $       59,928,731


*1 - If by closing, a resolution with CATIC is reached which does not require the exporting of a gantry machine system to China, no deduction will be made.

*2   - Estimate. Final numbers to be disclosed at closing.

Schedule 1.4               Officers of Surviving Corporation and Subsidiary

TO BE PROVIDED BY BUYER AT OR PRIOR TO CLOSING

Schedule 2.3               Shareholders

                                                                                Amount Payable1/
Name                                                Shares Issued and              to each
                                                       Outstanding                Shareholder
                                                                                on Closing Date
                                                 Shares           Percent
                                                 ------           -------
Douglas Monitto                                  592.2165         53.7793%

Douglas Monitto, as                               49.3534          4.4818%
Trustee for the benefit of
Pamela Petri

Pamela Petri                                     156.2093         14.1855%

Ruth C. Monitto and                              107.3000          9.7439%
   Frances Monitto, as
   Trustees under the Will
   of Vito R. Monitto

Lawrence G. Goldberg                              70.0000          6.3567%

Michael Petri, as Custodian                        4.0000           .3632%
   for Joseph Petri

Michael Petri, as  Custodian                       4.0000           .3632%
   for Douglas Petri

Michael Petri, as Custodian                        4.0000           .3632%
   for Kathryn Petri


Michael Petri, as Custodian                        4.0000           .3632%
   for Andrea Petri

R. Bruce Andrews                                 110.1199         10.0000%            $
                                                               ----------            ----------

Total                                          1,101.1991         100.000%            $
                                                               ==========            ==========

--------

     (1) To Be Completed at Closing in accordance with the Agreement dated April 28, 1998.

Schedule 2.3      Continued

$5,180,000 Note

                                        Percentage Ownership
Note Holders                            of $5,180,000 Note

Douglas Monitto                             76.6786   (Majority Noteholder)

R. Bruce Andrews                            14.2580

Lawrence G. Goldberg                        9.0634

Schedule 3.1          Directors and Officers of the Company and Subsidiaries
------------          ------------------------------------------------------


Monitor Aerospace Corporation

Douglas Monitto            Chairman & Treasurer & Director
R. Bruce Andrews           President & Director
Terence Walley             Vice President Marketing & Sales
Gary Kahrau                Vice President of Technology & Assistant Secretary
Edwin R. Markowitz         Secretary & Director
Carol Aguilar              Assistant Secretary
Lawrence G. Goldberg       Director
Guy Lepore                 Director


Monitor Aerospace International Corp.

Douglas Monitto            Chairman & President & Director
R. Bruce Andrews           Executive Vice President & Director
Joseph Andress             Vice President
Shaun Huang                Vice President
Charles Seng               Vice President
Edwin R. Markowitz         Treasurer & Secretary & Director
Carol Aguilar              Assistant Secretary


Monitor Marine Products Inc.

Douglas Monitto            Director & President
Edwin R. Markowitz         Director
R. Bruce Andrews           Director & Secretary

Schedule 3.2               Consents upon Change of Control
------------               -------------------------------

          The Loan Agreements listed on Schedule 3.19(a), which are incorporated herein by reference, may require consent or notification prior to a change of control of the Company, and the change of control may result in a breach of such Loan Agreements.

          The Buyer must comply with novation requirements under federal acquisition regulations after the Closing in connection with the Government Contracts (where the Company is the primary contractor) listed on Schedule 3.19B.

          Many of the Company's purchase orders with ShinMaywa (America) Ltd. require consent prior to an assignment by operation of law. These purchase orders are listed below:

              P.O. # 1100-0082 dated 02/18/97
              P.O. dated 03/05/96
              P.O. # 1100-0075 dated 02/18/97
              P.O. # 1100-0076 dated 02/18/97
              P.O. # 1100-0074 dated 02/18/97
              P.O. # 7205-0003 dated 12/15/95
              P.O. # 7205-0004 dated 12/15/95
              P.O. # 1100-0086 dated 02/18/97
              P.O. # 1100-0087 dated 02/18/97
              P.O. # 1100-0088 dated 02/18/97
              P.O. # 1100-0094 dated 03/05/97
              P.O. # 1100-0095 dated 02/18/97
              P.O. # 1100-0069 dated 02/18/97
              P.O. # 1100-0070 dated 02/18/97
              P.O. # 1100-0071 dated 02/18/97
              P.O. # 1100-0077 dated 02/18/97
              P.O. # 1100-0078 dated 02/18/97
              P.O. # 1100-0079 dated 02/18/97
              P.O. # 1100-0081 dated 02/18/97
              P.O. # 1100-0083 dated 02/18/97
              P.O. # 1100-0073 dated 02/18/97

          Sales Representative Agreement dated January 15, 1998 between the Company and Cincinnati Milacron Marketing Company (prohibits assignments other than assignments by Milacron to a successor of Milacron).

          The General Terms Agreements, dated as of March 29, 1996 and March 20, 1998, between the Company and The Boeing Company states that upon a sale of the Company, certain intellectual property rights of the Company shall be transferred to Boeing.

          The Software License Agreement with CGTech listed on Schedule 3.10,
          Item 4, does not permit transfers by operation of law. Written consent is needed to transfer the license.

          Written consent is needed to transfer by operation of law the Purchase/License Agreement with Electronic Data Systems Corporation listed on Schedule 3.10, Item 6.

          Computer Service Lease Agreements, dated as of March 29, 1996 , between the Company and Jacom Computer Services Inc., Lease Number 9609, and related schedules as follows: Schedule 1 dated April 15, 1996, Schedule 2 dated April 25, 1996, Schedule 3 dated June 14, 1996,
          Schedule 4 dated October 17, 1996, Schedule 5 dated November 14, 1997,
          Schedule 6 dated December 3, 1997 and Schedule 7 dated December 1, 1997 require that notice be given to Jacom prior to any assignment of lease to a corporation acquiring all or substantially all of the property of the Company.

          The Employment Agreement dated December 8, 1997 between the Company and Neil Seiden, listed on Schedule 3.14, Item (i), provides that Mr. Seiden shall have the right to receive severance equal to one years salary plus prorated portion of incentive compensation in the event of a change of control, a reduction in his position and his voluntary termination of employment with the Company. Prior to Closing, this Agreement will be amended to provide that the rights set forth in the preceding sentence shall, in respect of the change of control resulting from the Merger, only survive for six months following the Closing.

Schedule 3.3                                        Shareholders
                                                 Shares Issued and                 Shares Issued and Outstanding
Name                                         Outstanding prior to Closing              at the Effective Time
----                                         ----------------------------              ---------------------
Douglas Monitto                                       592.2165                               592.2165

Douglas Monitto, as                                    49.3534                                49.3534
 Trustee for the benefit
 of Pamela Petri

Pamela Petri                                          156.2093                               156.2093

Ruth C. Monitto and                                   107.3000                               107.3000
  Frances Monitto as
  Trustees under the Will
  Of Vito R. Monitto

Lawrence G. Goldberg                                   70.0000                                70.0000

Michael Petri, as Custodian                             4.0000                                 4.0000
  For Joseph Petri

Michael Petri, as Custodian                             4.0000                                 4.0000
  For Douglas Petri

Michael Petri, as Custodian                             4.0000                                 4.0000
  For Kathryn Petri

Michael Petri, as Custodian                             4.0000                                 4.0000
  For Andrea Petri

R. Bruce Andrews                                       46.9222                               110.1199
                                                     ---------                              ---------

Total                                                1038.0014                              1101.1991
                                                     =========                              =========


Agreements with Shareholders

The Shareholders have entered into an agreement with respect to the allocation of the Merger Consideration among themselves.

Agreements with respect to Common Stock

Douglas Monitto, Lawrence Goldberg and R. Bruce Andrews have entered into a written agreement dated October 29, 1997 to sell their shares of Common Stock collectively.

Agreements for Outstanding Debt: The contracts listed under Paragraph (a) of
Schedule 3.19A are incorporated herein by reference.

Schedule 3.4               Projections


     Certified copy provided under separate cover.

Schedule 3.5                        Litigation

None.

For informational purposes only: Management is aware of a U.S. Government investigation concerning the possible unauthorized diversion by the People's Republic of China of machine tools sold to a Chinese leasing company by a U.S. aircraft OEM (a customer of the Company) in 1994 and of the Company's purported connection to these matters. The Company has been cooperating with the investigation, has done nothing unlawful and has been advised by the U.S. Government that it is neither a subject nor a target of the investigation.

Schedule 3.6                          Taxes


o The Company has been informed in writing that there is "No Change" regarding tax payments for a New York State tax audit for the years ending May 31, 1992 through May 31, 1994.

o The Company made the following accounting change for the fiscal year ended May 31, 1993 and thereafter: Inventory valuation method was changed from last-in-first- out to first-in-first-out.

Schedule 3.8                        Real Property Owned and Leased


Real Estate Owned

1000 New Horizons Boulevard, Amityville, New York (legal description attached as Exhibit A).

Real Estate Leases

     1. Warehouse and parking area at 80 E. Gates Avenue, Lindenhurst, New York pursuant to: Standard Form of Store Lease dated as of September 6, 1994 between Lawrence Goldrich Agency Realty and the Company with the following principal terms:
               -25,000 square feet
               -$137,467.92 annual rent (5% annual increases)
               -Term ends 11/30/99
               -May terminate at end of lease year with six months notice

     2. Garage at 42 Kean Street, West Babylon, New York pursuant to: Lease dated November, 1993 between Chemlabs Pharmaceutical Co., Inc. and the Company with the following principal terms:
               -$26,250 annual rent, plus annual 5% or cost of
                living increases, whichever is higher
               -Term ends 11/14/99

     3. Beijing Office Lease pursuant to: Lease between Richarm International Limited and the Company with the following principal terms:
               -Monthly rent $6,000
               -To be transferred to Monitor Asia pursuant to the Asset Purchase and Sale Agreement, which will be entered into by the Company and Monitor Asia in connection with the Merger.

     4. Residential property at 69 Lakebridge Drive, Kings Park, New York leased from Diana Montanez through April, 1998 with the following principal terms:
               -Monthly rent $2,000

     5. Residential property at 29 Lakebridge Drive, Kings Park, New York leased from Ray Carrano through August, 1998 with the following principal terms:
               -Monthly rent $2,000

     Storage Lease

     6.   Storage Space Lease at Premise 006, Building 001, 2431 Chico Avenue,
          S. El Monte, California, month to month verbal arrangement.
               -Monthly rent $1,305

Permitted Liens

Easements and other minor encumbrances of record which do not materially affect the value, use or marketability of any real property.

                                LEGAL DESCRIPTION


                                                       Exhibit A to Schedule 3.8


ALL THAT CERTAIN PLOT, PIECE, OR PARCEL OF LAND, SITUATE, LYING, AND BEING AT NORTH AMITYVILLE, TOWN OF BABYLON, COUNTY OF SUFFOLK AND STATE OF NEW YORK MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY SIDE OF NEW HORIZONS BOULEVARD DISTANT 1781.22 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY END OF A CONNECTING LINE WHICH CONNECTS THE NORTHWESTERLY SIDE OF NEW HORIZONS BOULEVARD WITH THE SOUTHERLY SIDE OF WELLWOOD AVENUE, AS WIDENED;

RUNNING THENCE SOUTHERLY ALONG THE WESTERLY SIDE OF NEW HORIZONS BOULEVARD THE FOLLOWING TWO COURSES AND DISTANCES:

1) ALONG THE ARC OF A CURVE BEARING TO THE LEFT HAVING A RADIUS OF 331.00 FEET A DISTANCE OF 261.84 FEET;

2) SOUTH 11 DEGREES, 34 MINUTES, 49 SECONDS EAST 528.94 FEET;

RUNNING THENCE SOUTH 84 DEGREES, 57 MINUTES, 18 SECONDS WEST 833.88 FEET TO THE EASTERLY LINE OF LAND NOW OR FORMERLY OF S. C. M. CORP.

RUNNING THENCE NORTH 21 DEGREES, 27 MINUTES, 52 SECONDS WEST 46.11 FEET TO THE SOUTH EAST CORNER OF LAND NOW OR FORMERLY OF TOWN OF BABYLON;

RUNNING THENCE NORTHERLY ALONG SAID LAND THE FOLLOWING 2 COURSES AND DISTANCES:

1) NORTH 11 DEGREES, 34 MINUTES, 49 SECONDS WEST 722.85 FEET;
2) NORTH 00 DEGREES, 28 MINUTES, 12 SECONDS WEST 645.61 FEET TO THE SOUTHERLY LINE OF LAND NOW OR FORMERLY A. AND J. SAVACA;

RUNNING THENCE NORTH 84 DEGREES, 18 MINUTES, 18 SECONDS EAST ALONG SAID LAND AND LAND NOW OR FORMERLY OF T. FISCH AND LAND NOW OR FORMERLY OF JOSEPH BOKUS 278.74 FEET;

RUNNING THENCE SOUTH 07 DEGREES, 08 MINUTES, 28 SECONDS WEST 150.00 FEET;

RUNNING THENCE NORTH 84 DEGREES, 18 MINUTES, 18 SECONDS EAST 481.37 FEET;

RUNNING THENCE SOUTH 11 DEGREES, 34 MINUTES, 49 SECONDS EAST 408.95 FEET;

RUNNING THENCE SOUTH 56 DEGREES, 15 MINUTES, 24 SECONDS EAST 145.46 FEET TO THE WESTERLY SIDE OF NEW HORIZONS BOULEVARD, THE POINT OR PLACE OF BEGINNING.

FOR INFORMATION ONLY: DISTRICT 0100 SECTION 126.01 BLOCK 01.00 LOT 003.000.

                                     ( END )

Schedule 3.9               Government Approvals

      Permits

Issuer:       Suffolk County Department of Health Services
Type:         Hazardous Materials Storage Permit
ID No.:       1-0087


Issuer:       Suffolk County Department of Public Works
Type:         Sewer Discharge Permit
ID No.:       626-715-0010


Issuer:       New York Department of Environmental Conservation
Type:         Particulate Emission Certificate
ID No.:       4720004749

Issuer:       New York Department of Environmental Conservation
Type:         Discharge of non-contact cooling water
ID No.:

Issuer:
Type:         Occupancy Certificate
ID No.:       89121

Issuer:
Type:         Fire Prevention Form 1
ID No.:       2937/12

Schedule 3.10                 Intellectual Property


License Agreements (the Company or a Subsidiary is Licensee)

1. End User Product License Agreement with Progress Software Corporation (this is an undated, unsigned license agreement applicable to anyone who opens the software package)

2. Software License Agreement with Cimlinc Advanced Manufacturing technology (this is an undated, unsigned license agreement applicable to anyone who opens the software package)

3. Applications Support and Software Maintenance Contract dated February 1, 1997 with Numerical Control Computer Sciences (customer is not specified)

4. Software License Agreement with CGTech (this is an undated, unsigned license agreement applicable to anyone who opens the software package)

5. Binary Code License and Software License Agreement with Sun Microsystems Computer Company (this is an undated, unsigned license agreement applicable to anyone who opens the software package)

6. Purchase/License Agreement with Electronic Data Systems Corporation signed by the Company on December 19, 1996

7. End-User License Agreement for Microsoft Software (this is an undated, unsigned license agreement applicable to anyone who opens the software package)

8. WinDD End User License Agreement with Tektronix (this is an undated, unsigned license agreement applicable to anyone who opens the software package)

Transfer of Intellectual Property

     The General Terms Agreements, dated as of March 29, 1996 and March 20, 1998, between the Company and The Boeing Company grants Boeing a license to, and states that upon a transfer of the Company to any third party, all intellectual property of the Company related to the development, production, maintenance or repair of products covered by the Agreements, is transferred to Boeing.

     The Rohr Long Term Agreements listed on Schedule 3.19B (LTA 47708-9301, 47708-9202 and 47708-9201) contain provisions that state that Rohr has a worldwide, royalty free, nonexclusive and irrevocable license to the Company's proprietary information if (a) the Agreement or any purchase order is terminated for default, or (b) the Company's refusal to provide Rohr or Rohr's customers any product under any agreement during or after the life of the agreement.

     The Textron Aerostructures purchase orders listed in the attachment to
     Schedule 3.19B contain language granting Textron a non-exclusive, noncancellable, royalty-free license under certain intellectual property controlled by the Company which relate to or are required by Textron to make complete use of the material being purchased.

Schedule 3.11          Environmental Compliance; Permits


     Environmental Reports

Phase I Environmental Audit dated November 1991 prepared by EEA, Inc.

Phase I Environmental Audit dated October 1990 prepared by EEA, Inc.

Until April 27, 1998, Monitor had not filed reports with State and Local officials pursuant to Sections 311 and 312 of the Emergency Planning and Community Right-to-Know Act with respect to the storage at its manufacturing facility of number 2 fuel oil and cutting oil. Monitor is currently filing Tier Two reports with State and Local officials with respect to its storage of fuel oil and cutting oil.

Monitor has three concrete lined drainage structures which have served as dry well receptacles for surface water runoff from various sources including its manufacturing operations. Sediments accumulated in these structures have been tested and found to contain low levels of metal, solvent and petroleum hydrocarbon contaminants. Monitor arranged for removal of the sediments by Safety Kleen on April 24 and 25, 1998 and their disposal in accordance with applicable regulations and is closing the structures in cooperation with the Suffolk County Department of Health Services.

     Above Ground Liquid Storage Tanks

     See Attachment 3.11

Schedule 3.12     ERISA; Benefit Plans

3.10A     Monitor Aerospace Corporation Savings and Profit Sharing Plan

3.12B Monitor Aerospace Corporation Employees' Pension Plan and Trust. This plan was "frozen" in 1997 and will be terminated in accordance with the Merger Agreement.

3.12C Salary Continuation Agreements - Four senior executives may participate in plan providing for deferral of between $20,000 and $60,000 of such executive's compensation and the purchase by the Company of variable universal life insurance with such amount of deferred compensation. Approved at September 1997 meeting, and currently being set up. Annual cost is $100,000.

3.12D Executive Incentive Compensation Program - The senior executives listed below can earn annual bonuses of up to 30% of base salary. Two-thirds of the bonus is paid if the Company meets or exceeds profit goals of its business plan and one-third is paid if executive meets agreed upon individual goals.

          Douglas Whitlock
          Neil Seiden
          Gary Kahrau
          Terence Walley
          Dave Sylvain
          Paul Kowack
          Hazel Beuttenmuller
          Tom Kiely (partial for 30% of last fiscal year) Jeffery Moore (partial for 3/4 of last fiscal year)

3.12E Senior Officer Death Benefit - If Chairman, President or Executive Vice President (currently vacant) should die while in office, widow or surviving children (if under age 25) to receive two years salary payable over a period of four to ten years. Adopted by the Board in 1975 and amended December 22, 1994.

3.12F     Medical/Vacation and other Benefits
          --Vytra POS (Point of Service) - Majority of employees enrolled. (See Attachment 3.12F(i)).

          --Vytra "Brooklyn" POS (Point of Service) - Plan covers employees living in areas not served by Vytra network. (See Attachment 3.12F(ii)).

          --Vytra "Executive" POS (Point of Service) - Plan covers six executives. Monitor reimburses for medical expenses not covered by VYTRA and pays copayments and deductibles. (See Attachment 3.12F(iii)).

          --Medical/Dental Facility - Employees and dependents must use the services of the on-site facility. (See Attachment 3.12F(iv)).

          --Sick/Vacation Policy - Employees are paid for unused and accrued vacation time at termination if employed at least one year. Neither unused or accrued sick time is paid at termination of employment. (See Attachment 3.12F(v)).

          --Short/Long Term Disability (See Attachment 3.12F(vi)).

          --Life Insurance (See Attachment 3.12F(vii)).

          --Other Benefits (See Attachment 3.12F(viii)).

3.12G Monitor Aerospace Corporation Restricted Stock Bonus Plan Adopted December 15, 1983, as modified and amended by Board resolution dated January 6, 1997 and amended March 25, 1998.

3.12H     [intentionally deleted]

3.12I Six former long term employees are receiving unfunded supplemental payments totaling $17,000 per year from the Company. The payments terminate at various times through the year 2004. The Company shall terminate these obligations by the Closing, and the cost of terminating these obligations will be included on the Closing Liability Schedule. The Company has no obligation to make such payments to other employees currently retired or retiring in the future.

3.12J N. Goldberg has a contractual right to receive a payment of $23,400 per year for life and, upon such former employee's death, the employee's spouse is entitled to receive $11,700 until her death, pursuant to the Compensation and Settlement Agreement dated September 1990 between the Company and Norman B. Goldberg, as amended October 1, 1994 and October 1, 1997. The Company shall terminate this obligation by the Closing, and the cost of terminating this obligation will be included on the Closing Liability Schedule.

3.12K On December 26, 1973, the Company, by Board resolution, adopted a medical reimbursement plan for officers, spouses and children effective January 1, 1974 covering all expenses for medical care as defined in Section 213(e) of the Internal Revenue Code. The medical reimbursement plan was amended by Board resolution dated December 22, 1994 to include three former employees of the Company who were consultants for the Company. The plan was further amended by Board resolution dated October 3, 1996 to include directors of the Company, their spouses and dependent children and corporate executives designated by the Chairman or President and their spouses and dependent children. The plan terminates for participants when the participant or the participant's spouse turns 65 or the termination of employment or any substantive consulting arrangement with the Company. Costs relating to the medical reimbursement plan for former employees will be included on the Closing Liability Schedule.

The benefits described in 3.12C, 3.12E, 3.12F, 3.12I, 3.12J and 3.12K may be considered employee welfare benefit plans within the meaning of Section 3(1) of ERISA.

Schedule 3.13              Insurance

          See "Summary of Insurance" from A.L. Carr Agency, Inc. attached hereto. The policies listed have been renewed and are in full force and effect.

          There may be ongoing workman's compensation claims which are unsettled and not yet paid.

Schedule 3.14     Employment Contracts

The following employees have employment contracts:

     (a) Employment Agreement between the Company and R. Bruce Andrews effective December 1, 1995, as amended August 9, 1997 and March 25, 1998.

          Salary Continuation Agreement, dated November 17, 1997, between the Company and R. Bruce Andrews

     (b) Letter Agreement between the Company and Anthony Barone executed on May 15, 1997

     (c) Letter Agreement between the Company and Hazel Beuttenmuller executed on March 24, 1995

     (d) Letter Agreement between the Company and Bernard Cody executed on January 15, 1997

     (e) Letter Agreement between the Company and Gary Kahrau executed on December 5, 1997

          Salary Continuation Agreement, dated November 17, 1997, between the Company and Gary Kahrau.

     (f) Letter Agreement between the Company and Tom Kiely executed on December 9, 1997

     (g) Letter Agreement between the Company and Paul Kowack executed on April 21, 1997

          Letter Agreement between the Company and Paul Kowack executed on December 8, 1997 stating that the Company will provide a housing allowance of $10,000 per year for three years beginning December 1, 1997

          Salary Continuation Agreement, dated November 17, 1997, between the Company and Paul Kowack.

     (h) Letter Agreement between the Company and Kevin Lynch executed on August 6, 1997

     (i) Letter Agreement between the Company and Neil Seiden executed on December 8, 1997

     (j) Expatriate Employment Agreement executed on June 30, 1997 between the Company and Kan Hong Seng (Charles Seng). This Agreement to be assumed by Monitor Asia.

     (k) Letter Agreement between the Company and Dave Sylvain executed on August 22, 1996

          Salary Continuation Agreement, dated November 17, 1997, between the Company and Dave Sylvain.

     (l) Letter Agreement between the Company and Terence Walley executed on February 22, 1996

     (m) Letter Agreement between the Company and Douglas Whitlock executed on December 5, 1997


     In addition, (i) Lawrence Goldberg, a director of the Company, has a consulting contract with the Company described in Schedule 3.19A(b), which is incorporated herein by reference and which will be terminated at Closing, and
(ii) Edwin Markowitz, director, has a verbal consulting arrangement with the Company described in Schedule 3.19A(b), which is incorporated herein by reference.

     In addition, almost all new employees receive letters offering employment and setting forth certain terms of employment, which do not constitute employment agreements.

Schedule 3.17                 Inventory Locations

On-Site Inventory Locations

         Monitor Aerospace Corporation
         1000 New Horizons Boulevard
         Amityville, New York 11701

         Monitor Aerospace Corporation
         c/o Lawrence Goldrich Agency Realty
         80 East Gates Avenue
         Lindenhurst, New York 11757

         Monitor Aerospace Corporation
         c/o Chemlabs Pharmaceutical Co., Inc.
         42 Kean Street
         West Babylon, New York 11704

         Monitor Aerospace Corporation*
         Room 915, Beijing Silver Tower
         #2 North Dong San Huan Road
         Chao Yang District
         Beijing 100027, PRC

         Monitor Aerospace Corporation
         c/o Coast Machinery Movers Inc.
         Premise 006, Building 001
         2431 Chico Avenue
         South El Monte, California 91733-1685

         See Attachment 3.17A for list of off-site inventory locations.

         See Attachment 3.17B for description of consigned goods held by the Company. All inventory of the Company and its Subsidiaries reflected on the Company Financial Statements is owned by the Company or one of its Subsidiaries and does not consist of consigned goods.

         * On the Closing Date, there will be no inventory at this location.

Schedule 3.19A                      Contracts

(a)  1.   Revolving Credit Agreement dated as of March 31, 1997 among Monitor
          Aerospace Corporation, as Borrower, and European American Bank ("EAB"), as Agent, and EAB and Fleet Bank, N.A., as Banks, and any notes or security agreements executed in connection therewith.

     2. $3,675,000 Mortgage Modification among Fleet Bank, N.A., as Mortgagee, and Monitor Aerospace Corporation, as Mortgagor, dated March 31, 1997, and any notes or security agreements executed in connection therewith.

     3. Promissory Note dated May 9, 1997 from Monitor Aerospace Corporation to General Electric Capital Corporation. ($1.1 million loan financing of two Cincinnati Milacron Gantry Machines), and any security agreements executed in connection therewith. This Note and the Note described in Item 4 below are partially secured by a $250,000 Letter of Credit.

     4. Promissory Note dated December 22, 1995 from Monitor Aerospace Corporation to General Electric Capital Corporation ($3,728,479.31 million equipment refinancing), and any security agreements executed in connection therewith.

     5. $5,600,000 Third Mortgage Loan made by New York Job Development Authority (JDA), as lender, to Monitor Aerospace Corporation, as Borrower, dated December 30, 1992, and any notes or security agreements executed in connection therewith.

     6. Equipment Purchase Lease between Monitor Aerospace Corporation and Colonial Pacific Leasing dated January 6, 1995 and any security agreements executed in connection therewith.

     7. Equipment Purchase Lease between Monitor Aerospace Corporation and ORIX Credit Alliance, Inc. dated March 19, 1993 and any security agreements executed in connection therewith.

     8. Equipment Purchase Lease between Monitor Aerospace Corporation and Yale Financial Services dated March 19, 1996 and any security agreements executed in connection therewith.

     9. "Master" Equipment Purchase Lease No. 9609 dated March 29, 1996 between Jacom Computer Services, Inc. and Monitor Aerospace Corporation (Equipment Schedules #1 to #7) and any security agreements executed in connection therewith.

     10. Equipment Purchase Lease between Monitor Aerospace Corporation and Paramist Funding Corp. dated February 12, 1997 and any security agreements executed in connection therewith.

     11. Equipment Purchase Lease between Monitor Aerospace Corporation and Paramist Funding Corp. dated March 3, 1997 and any security agreements executed in connection therewith.

     12. Equipment Purchase Lease between Monitor Aerospace Corporation and Paramist Funding Corp. dated July 15, 1997 and any security agreements executed in connection therewith.

     13. Equipment Purchase Lease between Monitor Aerospace Corporation and IBM Credit Corporation dated May 6, 1997 and any security agreements executed in connection therewith.

     14. Equipment Purchase Lease between Monitor Aerospace Corporation and Yale Financial Services dated May 15, 1997 and any security agreements executed in connection therewith.

     15. Equipment Purchase Lease between Monitor Aerospace Corporation and GE Capital Fleet Services dated May 13, 1996 and any security agreements executed in connection therewith.

     16. Guaranty by Monitor Aerospace Corporation to Key Bank for $535,000 loan to Douglas Monitto for motor yacht "Monitor".

(b)  Consulting Contracts:

          (i) Consulting Agreement dated November 1, 1994 between the Company and Lawrence G. Goldberg, as modified by Board resolution dated September 28, 1995 and January 6, 1997.

          (ii) Letter Agreement dated April 14 between the Company and Shaun Huang.

         (iii) Letter Agreement dated September 30, 1997 between the Company and John Lowry

          (iv) Letter Agreement dated December 8, 1997 between the Company and Dr. Lisa Markowitz

          (v) Consultancy Agreement between the Company and Nor-Tec Asia, Inc. dated April 23, 1993

          (vi) Compensation and Settlement Agreement between the Company and N. Goldberg dated September 1990 (no date on contract)

               Amendment No. 1 to Compensation and Settlement Agreement dated October 1, 1994

               Amendment No. 2 to Compensation and Settlement Agreement dated October 1, 1997

               Consulting arrangements* without contracts between the Company and:

              (a) Edwin Markowitz
              (b) Hans Wisiak
              (c) Carlo Tolve

              (d) Joseph Cangialosi
              (e) Joseph Andress

               *The consulting arrangements are with former management employees pursuant to verbal agreements. The number of consultants varies from time to time. Total payments for the services of such consultants are not expected to exceed $100,000 per individual consultant in 1998, but the aggregate payments are expected to exceed $100,000. The chart attached hereto as Attachment 3.19(i) sets forth all material terms of the consulting arrangements between the Company and each of the referenced individuals. Each of the consulting arrangements is at will and terminable without notice or penalty.

          See software license agreements listed on Schedule 3.10 which are incorporated herein by reference.

          Sales Representative Agreement dated January 15, 1998 between the Company and Cincinnati Milacron Marketing Company will be transferred to Monitor Asia at closing.

          Sales Representative Agreement between the Company and Ryan Sales Inc. dated November 27, 1996.

          Representative Agreements between the Company and Western Engineering Company dated March 21, 1996.

(c)  The following benefits arise upon a change in control:

          R. Bruce Andrews-     Common Stock issuable pursuant to Andrews
                                Employment Agreement is issued giving Mr.
                                Andrews the share ownership reflected on
                                Schedule 3.3

          BT Alex Brown-        Investment Banking Fee pursuant to Letter
                                Agreement dated October 27, 1997 between BT
                                Alex. Brown Incorporated and the Company, as modified by Letter Agreement dated October 27,
                                1997 from the Company to BT Alex. Brown
                                Incorporated

          Douglas Monitto-      Restrictions on Common Stock granted pursuant to
                                Restricted Stock Bonus Plan, described on
                                Schedule 3.12G are released

          Lawrence G. Goldberg- Restrictions on Common Stock granted pursuant to
                                Restricted Stock Bonus Plan described on
                                Schedule 3.12G are released

        See Schedule 3.2 which lists agreements requiring consent or which grant third parties certain rights upon a change of control, which Schedule
        3.2 is incorporated herein by reference.

(d) Nonrecourse Promissory Note dated May 1, 1996 in the amount of $250,000 payable by Paul J. Patin, Gerald St. George and Jeffrey A. Weinstock, and Guaranty dated May 1, 1996 from DynaLantic Corp.

        Purchase and Sale Agreement forming part of Monitor Asia Agreements and attached to the Merger Agreement as Exhibit E-2.

        Bill of Sale dated March 30, 1998 from the Company to Green Tree Vendor Services for the transfer of Trane Coil Enclosure of Lease: 17159096, pursuant to Lease Agreement executed in 1994 between TriCon Capital, a unit of Greyhound Financial Corporation and the Company.


(e) New York Power Authority Application, dated May 4, 1992 with respect to direct purchase of electric power by the Company.


(e) and (f) Contract between the Company and Cincinnati Milacron for lease with option to buy "Sidewinder" machine (undated).

        Computer Service Lease Agreement No. 9609, dated March 29, 1996 between the Company and Jacom.

(g) & (h) See Schedule 3.14 for list of employment agreements which are incorporated herein by reference. See Schedule 3.12 for list of employee benefits, contracts and arrangements which are incorporated herein by reference. See Schedule 3.19(c) for list of consulting agreements, which are incorporated herein by reference.

(i) See Schedule 3.8 for list of real estate leases which is incorporated herein by reference.

        See Schedule 3.19A(a), Items 6 to 13, which are incorporated herein by reference.

(j) Agreement between the Company and Cincinnati Milacron dated January 15, 1998 regarding marketing and related costs in Asia will be transferred at Closing to Monitor Asia Corporation.

(k) The Loan Agreements listed on Schedule 3.19A(a) between the Company and its lenders may limit the Company's business activities to the aerospace business and may restrict Liens.

(l) A Power of Attorney granted by the Company to Alan E. Weiner, CPA in connection with New York State Tax audit.

        A Power of Attorney granted pursuant to Revolving Credit Agreement with EAB.

Schedule 3.19B

        1. General Terms Agreement between The Boeing Company and the Company dated March 20, 1998 (Number BCA-65336-0326).

        2. Special Business Provisions between Boeing Commercial Airplane Group, a division of The Boeing Company and the Company dated March 20, 1998 (Number POP-65336-0360), and Amendment No. 1 dated March 20, 1998.

        3. General Terms Agreement between The Boeing Company, acting by and through its division The Boeing Commercial Airplane Group, and the Company, No. BCA-65336-0056 dated as of March 29, 1996.

        4. Special Business Provisions between The Boeing Company and the Company dated March 29, 1996 (Number POP-65336-0059), and Amendment No. 1 for interim pricing between January 1, 1997 and June 30, 1998.

        5. Long Term Agreement # LTA 47708-9301 dated May 15, 1993 between the Company and Rohr, Inc. for MD-11 Tail Pylon Components, and Amendment No. 1 dated May 30, 1995.

        6. Long Term Agreement # LTA 47708-9202 dated July 15, 1992 between the Company and Rohr, Inc. for RB211-535 (E-4) and V2500 Thrust Reverser Tracks, and Amendment No. 1 dated May 30, 1995.

        7. Long Term Agreement # LTA 47708-9201 dated March 15, 1992 between the Company and Rohr, Inc. for Boeing Model 757 Aircraft Engine Struts, and Amendment No. 1 dated May 30, 1995, and Amendment No. 1 dated February 1995.

        8. Negotiation Agreement dated December 22, 1995 between Northrop Corporation, acting through its Military Aircraft Division and the Company.

        9. Purchase Agreement 0020229347 between the Company and Cincinnati Milacron Marketing Co. dated December 23, 1996 for turnkey manufacturing requirements, and Addendum dated February 17, 1997.

        10. Memorandum of Understanding dated July 9, 1997 between the Company and Mecachrome.

        11.     Contract Nos. 96-FE-0530, 96-FE-0531, 96-FE-0532, and
                96-FE-0540, each dated October 2, 1996 between Monitor Aerospace International Corporation and Jui Li Enterprise Co., Ltd.

        12. Contract Number ATE/USA/95Z0016 dated August 15, 1995 between the Company, China National Aero-Technology Import & Export Corporation, and Xian Aircraft Industrial Company.

        13. Contract Number ATE/USA/95Z0018 dated August 15, 1995 between the Company, China National Aero-Technology Import & Export Corporation, and Chengdu Aircraft Industrial Corp.

        14. Contract Number ATE/USA/95Z0014 dated August 15, 1995 between the Company, China National Aero-Technology Import & Export Corporation, and Shanghai Aviation Industrial (Group) Corporation, and Amendment No. 1 dated September 20, 1996.

        A certified list of all other Purchase and Sale Transactions has been provided under separate cover to Buyer.






Schedule 3.19C

        Contract Compliance

        The Company does not always meet the "on-time" requirements of Purchase and Sale Transactions with customers, but this is common in the industry, and the Company's on-time performance is considered above average in the industry.

        Contract Claim

        The Company has certain claims for payment of additional costs with the prime contractor for the U.S. Government's development of the F22 airplane. The Government had originally planned on making many F22 airplanes, but has had only one prototype built. The Company is presently in the process of recouping these additional costs through unit price adjustment to follow on production orders.

        Stop Work Notice

        The Company received by letter dated March 23, 1998 from Northrop Grumman, a Stop Work Notice for F/A-18C/D FY'98 Purchase Orders (F18) with indications that work may resume in September, 1998. The Company was told verbally that the Stop Work Notice was issued to allow Boeing St. Louis time to close a foreign military sale. Northrop Grumman, by letter dated March 24, directed the Company to stop work on specific portions of Purchase Orders, a copy of which is attached hereto as Attachment 3.19.

                               Schedule 3.19(1)
                              Monitor Aerospace
                Summary - Consultants Without Formal Agreements
                             As of March 16, 1998


                                                   Daily     Monthly           Other
           Name          Function                  Comp.      Comp.           Compensation              Notes
Joseph Andress      International              $    400               Living Allowance, Travel,
                                                                      Auto, Bonus

Joseph Cangialosi   Manufacturing                         $  7,350    Vacation, Holidays, Auto     Comp. based on
                                                                                                   (3) days/week

Carlo Tolve         Quality                    $    400                                            Not currently
                                                                                                   active

Johann Wislak       Manufacturing              $    254                                            Currently @
   (5) days/week

Edwin Markowitz     Pension/Profit Sharing                $  4,600    MERP Major Medical for       Comp. based on (3)
                    Special Payroll                                   spouse to age 65 (3/12/00),  days/week
                    Corp. Secretary                                   Minimum deposit life
                                                                      insurance ($100k), Auto

Nor-Tec Inc.        International - Asia                  $  5,000    Expenses


                                                                 Attachment 3.19


                          [NORTHROP GRUMMAN letterhead]


23 March 1998

To: Our Supplier Team

Subject: F/A-18 C/D Program

Accompanying this letter you will find a letter and Stop Work Order covering Northrop Grumman Corporation F/A-18C/D FY '98 Purchase Orders. This has been made necessary for delays in FY '98 aircraft procurement for which we are competing. We anticipate that we will be in a position to resume work in September, 1998.

We and Boeing, our customer, remain convinced that the future for the F/A-18C/D is very promising. We, along with our Boeing customer, identify a future market of several hundred aircraft. We intend to continue to aggressively pursue this market. In order to keep the air vehicle price competitive, we solicit your energetic support in helping us to avoid price increases arising from this temporary interruption in program continuity. We are also asking for your help in preserving the lead-time that we have achieved through the work performed to date.

The F/A-18 program is a vital element of the defense of the United States and its allies. The Northrop Grumman Corporation is proud of its long association with the program and with you as a valued supplier.

I look forward to continuing our work together on the F/A-18C/D program.

Sincerely,

/s/ Brian L. Hunt
B.L. Hunt
Program Manager
F/A-18A/B/C/D

Schedule 3.20                       Bank Accounts

Schedule Attached

Safe Deposit Box


Location: Bank of New York, Wellwood Avenue, Amityville, New York

Box #: 417

Signatories: Edwin Markowitz, R. Bruce Andrews, Douglas Monitto

Schedule 3.21                       Suppliers

        No exceptions.

Schedule 3.22                       10 Largest Customers

        See Attachment 3.22

              Sales of Manufactured Product to Monitor Aerospace
       Corporation's Largest Customers FY '96 Through FY '98 3rd Quarter
                     ($ Rounded to Hundreds of Thousands)


                       FY '96                                          FY '97                 FY '98 YTD Through Feb. 1998
                       ------                                          ------                 ----------------------------
           Customer            Sales(M)                Customer        Sales(M)               Customer            Sales(M)
           --------            --------                --------        --------               --------            --------
Boeing Seattle                  12.5        Boeing Seattle              23.2           Boeing Seattle               21.7
Rohr (BF Goodrich)               7.9        Rohr (BF Goodrich)           8.9           Rohr (BF Goodrich)           12.8
Boeing Wichita                   5.8        Boeing Wichita               7.3           Boeing Wichita                6.3
Boeing Canada (1)                3.1        Boeing St. Louis             5.2           Boeing St. Louis              4.1
Northrop Grumman                 2.7        Northrop Grumman             2.7           Northrop Grumman              3.6
(Military)                                  (Military)                                 (Military)
Boeing St. Louis                 2.7        Shinmaywa (3)                2.0           IAE (4)                       2.2
Mitsui (2)                       2.3        Hawker De Havilland          1.8           Hawker De Havilland (7)       1.5
Hawker De Havilland              1.9        Boeing Canada (1)            1.5           Pratt & Whitney               1.2
Northrop Grumman                 1.3        IAE (4)                      1.0           Saab (3)                      0.7
(Melbourne)
Shinmaywa (3)                    1.2        Wyman Gordon (5)             0.7           Shinmaywa (3)                 0.7
Saab                             1.0        Lockheed Martin (6)          0.7           Northrop Grumman              0.5
                                                                                       (Commercial)

NOTES:

(1)  One-time turnkey project to support MD11 at Boeing Canada

(2) Mitsui was Shinmaywa's trading agent in Japan and now Shinmaywa buys directly

(3)  Major sales is for a crash MD11 retrofit program which slows down in FY
     98

(4) IAE was novated work previously done for Rohr, work may again novate but back to Rohr

(5)  Wyman Gordon fluctuates with the F-22 program

(6)  Lockheed Martin fluctuates with the space shuttle program

(7) Hawker sales will decrease in future as Monitor opted not to continue contract at 30% decrease to current 747 work

(8)  Saab work will decrease in future as Saab exits commercial business


                                                                 Attachment 3.22

Schedule 3.24                 Government Contracts

See Schedule 3.19C under heading "Contract Claim" which is incorporated herein by reference.

Schedule 3.25      Product Liability/Warranty Claims Contracts

        NONE

Schedule 3.27                  Undisclosed Changes

        Reference is made to Schedule 5.2 which is incorporated herein by reference.

Schedule 3.28                Affiliate Transactions

        Reference is made to the Monitor Asia Agreements attached as Exhibit E-2 to the Agreement and Plan of Merger, which are incorporated herein by reference.

        See Employment Agreements listed on Schedule 3.14 which are incorporated herein by reference.

        See Consulting Agreement with Lawrence Goldberg listed on Schedule 3.19(b), and Consulting Arrangement with Edwin Markowitz listed on
        Schedule 3.19(b) which are incorporated herein by reference.

        The Company has made a loan to Douglas Monitto in the principal amount of $51,212.32, which will be repaid at Closing.

        Guaranty by Monitor Aerospace Corporation to Key Bank for $535,000 loan to Douglas Monitto for motor yacht "Monitor". This Guaranty will be released at Closing.

        Certain shareholders are employees of the Company or a Subsidiary, and receive benefits as such. Such benefits are described on Schedule 3.12 and are incorporated herein by reference.

        Other arrangements with members of the Monitto family as previously disclosed to Buyer will be terminated at or prior to Closing.

        Stock Redemption Agreement dated February 1, 1996 between the Company and Guy Lepore, and Promissory Notes in the amounts of $1,461,997.53 and $332,562.08 executed in connection therewith. Such Amounts are included on the Closing Liability Schedule.

Schedule 4.2             Requirements Relating to Buyer

Filings under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. Government Contracts may require novations or consents.

Schedule 5.2               Activities Prior to Closing


        (c) Compensation/Payments to Employees

        The Company will continue to accrue on its monthly Financial Statements one-twelfth of the expected bonuses to be paid to employees at year end.

        The Company will terminate the arrangements listed on Schedule 3.12I and 3.12J, and all costs associated with such termination will be on the Closing Liability Schedule, and will reduce the Company Value in calculating the Merger Consideration.

        At Closing, bonuses in the amounts listed on Schedule 6.2(h) will be paid to the persons listed thereon and any amounts in excess of $1,000,000 will be reflected on the Closing Liability Schedule.

        The Company will continue making payments under, or accruing amounts on its financial statements, to the extent required under the Plans listed on Schedule 3.12 and the employment agreements listed on Schedule 3.14


        (e), (f) and (m) Capital Expenditure

        The Company has purchased a used machine tool for $199,500 which is currently being used in the normal course of business.

        (h) Stop Work Notice

        The Company received by letter dated March 23, 1998 from Northrop Grumman, a Stop Work Notice for F/A-18C/D FY'98 Purchase Orders (F18) with indications that work may resume in September, 1998. The Company was told verbally that the Stop Work Notice was issued to allow Boeing St. Louis time to close a foreign military sale. Northrop Grumman, by letter dated March 24, directed the Company to stop work on specific portions of Purchase Orders, a copy of which is attached hereto as Attachment 3.19.

        (c), (h) and (n) Restricted Stock Bonus Plan/Andrews Employment
        Agreement

        Amendment No. 1 to the Restricted Stock Bonus Plan was approved by the Board at a meeting held March 25, 1998 and will be proposed at the special meeting of shareholders to be held in connection with the Merger.

        Amendment No. 2 to the Andrews Employment Agreement was approved by the Board at a meeting held March 25, 1998 and will be proposed at the special meeting of shareholders to be held in connection with the Merger.

        (i) Payment of Obligations

        The Company will terminate the arrangements listed on Schedule 3.12I and 3.12J and all costs associated with such termination will be on the Closing Liability Schedule and will reduce the Company Value in calculating the Merger Consideration.

        At Closing, bonuses in the amounts listed on Schedule 6.2(h) will be paid to the persons listed thereon and any amounts in excess of one million dollars will be reflected on the Closing Liability Schedule.

        Certain items listed on the Closing Liability Schedule will result in the Company incurring liabilities not currently reflected on the Financial Statements of the Company, but such liabilities will be a deduction from the Company Value in the calculation of the Merger Consideration.

        Termination of the restrictions on shares issued to Mr. Monitto and Mr. Goldberg pursuant to the Restricted Stock Bonus Plan and the Andrews Employment Agreement will result in the Company recognizing compensation expense, the effect of which has not been reflected on the Company's Financial Statements.

        (m) Sale/Transfer of Assets.

        The Company will enter into the Monitor Asia Agreements at Closing in the form attached as Exhibit E-2 to the Merger Agreement, which are incorporated herein by reference .

        Bill of Sale dated March 30, 1998 from the Company to Green Tree Vendor Services for the transfer of Trane Coil Enclosure of Lease: 17159096, pursuant to Lease Agreement executed in 1994 between TriCon Capital, a unit of Greyhound Financial Corporation and the Company.

                                 Schedule 6.2(h)

                           Company Bonuses Due Through

                               May 31, 1998 to be

                               Paid at the Closing


R. Bruce Andrews                                                      $  550,000

Lawrence Goldberg                                                     $  150,000

Senior Management                                                     $  337,000

Special Recognition Awards                                            $  185,000
   (Small awards to approximately
   22 individuals contributors
   consistent with prior years)

Total to be paid                                                      $1,222,000